UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.    )

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Mannatech, Incorporated
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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COPPELL, TEXAS

April 21, 2017

Dear Shareholder:

This letter extends to you a personal invitation to join us at our 2017 Annual Shareholders’ Meeting on Thursday, June 8, 2017, at 9:00 a.m., Central Daylight Time, at the Grapevine Convention Center located at 1209 South Main Street, Grapevine, Texas.

The purpose of this year’s meeting is to (i) elect two Class III directors, (ii) ratify the appointment of our independent registered public accounting firm, (iii) hold an advisory vote on executive compensation (“Say-on-Pay”) and (iv) approve our 2017 Stock Incentive Plan.

We have enclosed with this letter an official notice of our 2017 Annual Shareholders’ Meeting and proxy statement, which contains further information about the items to be voted on and information about the meeting itself, including a description of the matters to be considered and acted on at our 2017 Annual Shareholders’ Meeting.

REMEMBER, regardless of the number of shares that you hold, your vote is very important to our business and to us. Whether or not you plan to attend our 2017 Annual Shareholders’ Meeting, we urge you to cast your vote by telephone or through the Internet by following the instructions included on the Notice of Internet Availability of Proxy Materials that you received, or if you received a paper copy of the proxy card, to mark, date, sign and return the proxy card in the envelope provided. You may still vote in person if you attend the meeting, even if you have previously given your proxy.

We want to thank you for your ongoing support and we hope to see you at our 2017 Annual Shareholders’ Meeting.

Sincerely,

J. Stanley Fredrick Chairman of the Board of Directors

MANNATECH, INCORPORATED
NOTICE OF OUR 2017 ANNUAL SHAREHOLDERS’ MEETING
TO BE HELD ON JUNE 8, 2017

TO THE SHAREHOLDERS OF MANNATECH, INCORPORATED,

The 2017 Annual Shareholders’ Meeting of Mannatech, Incorporated will be held at the Grapevine Convention Center, located at 1209 South Main Street, Grapevine, Texas, on Thursday, June 8, 2017, at 9:00 a.m., Central Daylight Time, for the following purposes:

•	Proposal 1 - To elect Mr. Robert A. Toth and Dr. Linda K. Ferrell, Ph.D. as Class III directors.

•	Proposal 2 - To ratify the appointment of BDO USA, LLP as our independent registered public accounting firm, for the year ending December 31, 2017.

•	Proposal 3 – To hold an advisory vote on executive compensation (“Say-on-Pay”).

•	Proposal 4 - To approve our 2017 Stock Incentive Plan.
and

•	To act upon such other matters as may properly come before our annual meeting.

Our Board of Directors has set the close of business on April 13, 2017 as the record date for the determination of shareholders entitled to receive notice of and to vote at our 2017 Annual Shareholders’ Meeting or any adjournment(s) thereof.

By order of our Board of Directors,

J. Stanley Fredrick
Chairman of the Board of Directors

Coppell, Texas
April 21, 2017

IMPORTANT

Whether or not you expect to attend the 2017 Annual Shareholders’ Meeting, we strongly urge you to cast your vote by telephone or through the Internet by following the instructions included on the Notice of Internet Availability of Proxy Materials that you received, or if you received a paper copy of the proxy card, to mark, date, sign and return the proxy card in the envelope provided, prior to the meeting on June 8, 2017, to help ensure the presence of a quorum for the meeting and to save the expense and extra work of additional solicitation. Voting by proxy by any method prior to the meeting will not prevent you from attending the 2017 Annual Shareholders’ Meeting or revoking your prior vote and voting at the 2017 Annual Shareholders’ Meeting.

In accordance with rules promulgated by the SEC, we are providing access to our proxy materials, including this proxy statement and our annual report on Form 10-K, for the year ended December 31, 2016, over the Internet. As a result, we are mailing to many of our shareholders a Notice of Internet Availability of Proxy Materials instead of a paper copy of our proxy materials. The notice contains instructions on how to access those proxy materials over the Internet, as well as instructions on how to request a paper copy of our proxy materials. All shareholders who do not receive a notice will receive a paper copy of our proxy materials by mail. We believe that this process reduces the environmental impact and lowers the costs of printing and distributing our proxy materials.

MANNATECH, INCORPORATED
600 South Royal Lane, Suite 200
Coppell, Texas 75019

PROXY STATEMENT FOR OUR 2017 ANNUAL SHAREHOLDERS’ MEETING
TO BE HELD ON JUNE 8, 2017

GENERAL INFORMATION ABOUT OUR 2017 ANNUAL SHAREHOLDERS’ MEETING

General Information

Our Board of Directors (the “Board”) is soliciting the enclosed proxy for use at our 2017 Annual Shareholders’ Meeting to be held on June 8, 2017 at 9:00 a.m., Central Daylight Time, at the Grapevine Convention Center located at 1209 South Main Street, Grapevine, Texas. The Notice of Internet Availability of Proxy Materials is being mailed or delivered on or about April 21, 2017, to shareholders of record owning our common stock on the close of business on April 13, 2017. Paper copies of our proxy materials are being mailed or delivered on or about April 21, 2017, to shareholders of record who have previously requested to receive paper copies of proxy materials. The list of frequently asked questions is attached to this proxy statement as Appendix A. Unless otherwise stated, all references in this proxy statement to “Mannatech,” the “Company,” “us,” “our,” or “we” are to Mannatech, Incorporated, a Texas corporation.

Shareholders Entitled to Vote

Shareholders who owned our common stock as of the close of business on April 13, 2017, the record date, are called “shareholders of record” and are entitled to vote at the 2017 Annual Shareholders’ Meeting. As of April 13, 2017, we had 2,710,858 outstanding shares of our common stock, $0.0001 par value per share, which is our only class of outstanding voting securities. As of April 13, 2017, we had 1,492 shareholders of record. Each share of our common stock entitles a shareholder to one vote. A complete list of direct shareholders entitled to vote at the 2017 Annual Shareholders’ Meeting will be available for examination by shareholders for purposes pertaining to the 2017 Annual Shareholders’ Meeting at our corporate headquarters in Coppell, Texas during normal business hours from, May 29, 2017 until June 7, 2017. The shareholder list will also be available for review prior to and during the 2017 Annual Shareholders’ Meeting to be held on June 8, 2017. A shareholder who wants to examine the list prior to our Annual Shareholders’ Meeting should arrange an appointment by contacting our Investor Relations department at (972) 471-6512.

Voting in Person

If you are a shareholder of record and plan to attend the 2017 Annual Shareholders’ Meeting, you may deliver your completed and signed proxy card in person. If a broker or bank holds your Mannatech shares in street name, and you wish to vote in person at the 2017 Annual Shareholders’ Meeting, you will need to obtain a legal proxy form from your broker or bank that holds your shares of record and you must bring that document to the 2017 Annual Shareholders’ Meeting.

Voting by Proxy

The proxy process is the means by which shareholders can exercise their rights to vote for the election of directors and other strategic corporate proposals. The notice of meeting and this proxy statement provide notice of a scheduled shareholder meeting, describe the proposals to be voted on by shareholders at the meeting and include other information required to be disclosed to shareholders. Shareholders may vote by telephone, through the Internet, or by returning a proxy card, without having to attend the shareholder meeting in person.

By executing a proxy, you authorize Gerald E. Gilbert, to act as your proxy to vote your shares in the manner that you specify. The proxy voting mechanism is vitally important to us. In order for us to obtain the necessary shareholder approval of proposals, a “quorum” of shareholders (a majority of the issued and outstanding shares of common stock as of the record date entitled to vote) must be represented at the meeting in person or by proxy. Since few shareholders can spend the time or money to attend shareholder meetings in person, voting by proxy is necessary to obtain a quorum and complete the shareholder vote. It is important that you attend the meeting in person or grant a proxy to vote your shares to assure a quorum is present so corporate business may be transacted. If a quorum is not present, we must postpone the meeting and solicit additional proxies; this is an expensive and time-consuming process that is not in the best interest of the Company or our shareholders.

Properly executed votes by proxy received prior to or at the 2017 Annual Shareholders’ Meeting on June 8, 2017 or at any adjournment(s) or postponement(s) thereof will be counted by Broadridge Financial Solutions, Inc., our Inspector of Elections. If a shareholder specifies how such shareholder’s proxy-vote is to be cast on any business to come before the meeting, such proxy-vote will be voted in accordance with such specifications. If no specification is made on a properly executed proxy card, the shareholder’s vote by proxy will be voted “FOR” each of our 4 proposals consistent with the recommendations made by the Board and as the proxy holder may determine in his discretion with respect to any other matters properly presented for a vote at the 2017 Annual Shareholders’ Meeting. Other than the proposals described in this proxy statement, we are not aware of any other matters to be presented at the 2017 Annual Shareholders’ Meeting.

Revoking or Changing a Proxy

A shareholder may revoke a vote by proxy at any time prior to the 2017 Annual Shareholders’ Meeting. If you are a shareholder of record with direct ownership over your Mannatech common stock, your proxy can be revoked by (i) timely delivery of a written revocation delivered to Erin K. Barta, General Counsel and Corporate Secretary, Mannatech, Incorporated, 600 South Royal Lane, Suite 200, Coppell Texas 75019; (ii) submission of another valid proxy bearing a later date; or (iii) attendance at the 2017 Annual Shareholders’ Meeting in person and notice to the Inspector of Elections that you intend to vote your shares in person. If your Mannatech shares are held in street name by a broker or bank (“broker”), you must contact your broker in order to revoke your proxy, but generally, you may change your vote by submitting new voting instructions to your broker, trustee or nominee, or, if you have obtained a legal proxy from your broker or nominee giving you the right to vote your shares, by attending the 2017 Annual Shareholders’ Meeting and voting in person.

Effects of Not Voting

The effect of not voting depends on how you own your shares. If you own shares directly, as a holder of record, rather than indirectly through a broker of record, your unvoted shares will not be represented at our meeting and will not count toward the quorum requirement. Assuming a quorum is obtained, your unvoted shares will not affect whether a proposal is approved or rejected. If you own shares through a broker and do not vote, your broker may represent your shares at the meeting for purposes of obtaining a quorum. As described below, if you own your shares through a broker and you do not vote, your broker may or may not vote your shares, depending upon the proposal.

If you own your shares through a broker and you do not vote, your broker may vote your shares at its discretion on “routine matters.” However, with respect to other proposals, a broker may not vote a non-voting shareholder’s shares. With respect to proposals on which a broker may not vote a non-voting shareholder’s shares, the aggregate number of non-voted shares is reported as “broker non-votes” (shares held by brokers or nominees for which they have no discretionary power to vote on a particular matter and have received no instructions from the beneficial owners or persons entitled to vote) and counted only for purposes of determining a quorum.

If you do not vote your shares on Proposal 1 (Election of Directors), Proposal 3 (“Say-on-Pay” Advisory Vote), and Proposal 4 (2017 Stock Incentive Plan), your brokerage firm cannot vote them for you and they will remain unvoted. Therefore, it is very important that you vote your shares for all proposals. Proposal 2 (Ratification of Auditors) set forth in this proxy statement is a routine matter on which brokers will be permitted to vote your shares at the broker’s discretion if you do not provide your broker with instructions on how to vote on this matter.

Direct Ownership

For the purpose of determining how to vote your shares at the 2017 Annual Shareholders’ Meeting, registered holders of record are deemed to have “direct ownership” over their Mannatech shares if they hold their shares directly in their name. This is typically evidenced by the receipt of our mailings directly from us or from our transfer agent, Computershare.

Beneficial Ownership

For the purposes of determining how to vote your shares at the 2017 Annual Shareholders’ Meeting, you are deemed to have “beneficial ownership” over your Mannatech shares if you: (i) previously deposited your stock certificates with a broker; (ii) purchased your shares directly through a broker; or (iii) sent your stock certificates to a broker to be deposited into your brokerage account. Beneficial ownership is typically evidenced by a shareholder’s receipt of our mailings from either a broker or through a solicitor, which is usually Broadridge Financial Solutions, Inc.

As a beneficial owner, a shareholder still holds Mannatech shares, but neither we nor our transfer agent has access to any list of individual shareholders’ names from the various brokers of record. The only information our transfer agent has concerning shareholders who own stock through a broker is the broker’s name, the aggregate total number of shares held by each broker on behalf of their clients, and the aggregate number of votes cast for any of our proposals.

WE CAUTION OUR SHAREHOLDERS THAT each brokerage firm has a unique set of voting instructions. As a result, a shareholder should always read all the information provided in each of the proxy information packets received and follow the specific voting instructions enclosed in each packet with respect to applicable telephone numbers, Internet addresses, mailing addresses, and attending or voting at the 2017 Annual Shareholders’ Meeting.

If a shareholder receives more than one proxy information packet, such shareholder’s shares are registered in more than one account. Again, remember that each proxy information packet may have different voting instructions, account or control numbers, mailing addresses, Internet addresses, and telephone numbers. As a result, each shareholder should be cautioned to use only the set of voting instructions, account and control numbers, addresses, and telephone numbers provided in such shareholder’s proxy information packet to ensure such shareholder’s vote for all of its owned shares is properly included in the tabulation of votes for our meeting.

Beneficial shareholders are also instructed to read their proxy-voting card instructions given to them by their brokers or their brokers’ solicitors prior to the meeting in order to obtain instructions on how to vote at the meeting. If a beneficial shareholder does not follow the brokers’ specific instructions, our Inspector of Elections is not allowed to count such beneficial shareholder’s vote by ballot at the 2017 Annual Shareholders’ Meeting.

Tabulating the Votes

A representative from Broadridge Financial Solutions, Inc., which will act as our Inspector of Elections, is responsible for tabulating the votes for the 2017 Annual Shareholders’ Meeting. The presence, in person or by proxy, of the holders of at least a majority of the shares of our common stock outstanding as of April 13, 2017, our record date, is necessary to establish a quorum for the 2017 Annual Shareholders’ Meeting. Abstentions and “broker non-votes,” if any, will be counted as shares present and entitled to vote for purposes of determining a quorum for the 2017 Annual Shareholders’ Meeting. A “broker non-vote” occurs when brokers holding shares in “street name” have not received voting instructions from the beneficial owner and either chooses not to vote those shares on a routine matter at the 2017 Annual Shareholders’ Meeting or is not permitted to vote those shares on a non-routine matter. If a proxy-voting card is signed by the shareholder but submitted without specific voting instructions, the shareholder’s vote will automatically be counted as a vote “FOR ALL” on Proposal 1 (Election of Directors), and “FOR” on Proposal 2 (Ratification of Auditors), “FOR” on Proposal 3 (“Say-on-Pay” Advisory Vote) and "FOR" on Proposal 4 (2017 Stock Incentive Plan). If your shares are held in “street name” and you do not provide specific voting instructions to your broker, then your shares will not be included in the vote for Proposal 1 (Election of Directors), Proposal 3 (“Say-on-Pay” Advisory Vote) or Proposal 4 (2017 Stock Incentive Plan), but will be voted at the discretion of your broker with respect to Proposal 2 (Ratification of Auditors).

For Proposal 1 (Election of Directors) — Assuming a quorum is obtained, our Class III directors will be elected by a plurality of the shares represented, in person or by proxy, at the 2017 Annual Shareholders’ Meeting and entitled to vote. This means that the two nominees receiving the highest number of affirmative votes at the meeting will be elected as our two Class III directors. Votes marked “FOR ALL” will be counted in favor of both nominees. Votes marked “WITHHOLD ALL” will be counted against both nominees. To specify differently, a shareholder must check the “FOR ALL EXCEPT” box and then write the names of the nominees for whom the shareholder wishes to vote against. Votes marked “WITHHOLD ALL” have no effect on the vote since a plurality of the votes is required for the election of each nominee. Shareholders may not abstain from voting with respect to the election of directors.

A shareholder cannot write-in the names of additional nominees when voting by proxy. However, at the meeting, shareholders of record will be allowed to write-in additional names of nominee(s) on the ballot. To write-in a nominee on the ballot, the shareholder will need to check the “FOR ALL EXCEPT” box and identify each of the nominees for which the shareholder does not wish to vote in the space provided. The shareholder will then be allowed to write-in only as many nominees as the shareholder has withheld votes from. For example, if there are a total of two nominees listed on the ballot and the shareholder wishes to withhold its vote for one of the two nominees, the shareholder should list the name of the one nominee for whom the vote is withheld and write-in one additional name for nominee to the Board.

(THE BOARD RECOMMENDS A VOTE “FOR ALL” PROPOSAL 1.)

For Proposal 2 (Ratification of Auditors) — If a quorum is obtained, and a majority of the shares represented, in person or by proxy, at the 2017 Annual Shareholders’ Meeting and entitled to vote, are in favor of Proposal 2, the ratification of the appointment of our independent registered public accounting firm for the year ended December 31, 2017, will be approved. Votes marked “FOR” Proposal 2 will be counted in favor of the ratification of the appointment of our independent registered public accounting firm for the year ending December 31, 2017. An abstention from voting on Proposal 2 will not be voted on that item, although it will be counted for purposes of determining the number of shares represented and entitled to vote. Accordingly, an “ABSTENTION” will have the same effect as a vote “AGAINST” Proposal 2.

(THE BOARD RECOMMENDS A VOTE “FOR” PROPOSAL 2.)

For Proposal 3 (“Say-on-Pay”Advisory Vote) — If a quorum is obtained, and a majority of shares represented, in person or by proxy, at the 2017 Annual Shareholders’ Meeting and entitled to vote, are in favor of Proposal 3 the current executive compensation program will be approved by shareholders on an advisory basis. Votes marked “FOR” Proposal 3 will be counted in favor of the current executive compensation program. An abstention from voting on Proposal 3 will not be voted on that item, although it will be counted for purposes of determining the number of shares represented and entitled to vote. Accordingly, an “ABSTENTION” will have the same effect as a vote “AGAINST” Proposal 3. “Broker non-votes” are not considered shares entitled to vote for purposes of Proposal 3 and thus will have no effect on the outcome of the approval, on an advisory basis, of our executive compensation program.

(THE BOARD RECOMMENDS A VOTE “FOR” PROPOSAL 3.)

For Proposal 4 (2017 Stock Incentive Plan) — If a quorum is obtained, and a majority of the shares represented, in person or by proxy, at the 2017 Annual Shareholders’ Meeting and entitled to vote, are in favor of Proposal 4 (2017 Stock Incentive Plan), our 2017 Stock Incentive Plan will be approved. Votes marked “FOR” Proposal 4 (2017 Stock Incentive Plan) will be counted in favor of the 2017 Stock Incentive Plan.  An abstention from voting on Proposal 4 will not be voted on that proposal, although it will be counted for purposes of determining the number of shares represented and entitled to vote. Accordingly, an “ABSTENTION” will have the same effect as a vote “AGAINST” Proposal 4. “Broker non-votes” are not considered shares entitled to vote for purposes of Proposal 4 and thus will have no effect on the outcome of the approval of the 2017 Stock Incentive Plan.
(THE BOARD RECOMMENDS A VOTE "FOR" PROPOSAL 4.)

Solicitation of Proxy-Votes

We may solicit proxy-votes through the mail, in person, and by telecommunications. We will bear all expenses in preparing, printing, and mailing the proxy materials to our shareholders.

Admission and Voting at Our 2017 Annual Shareholders’ Meeting

Voting at the 2017 Annual Shareholders’ Meeting is limited to shareholders of record having evidence of ownership as of the record date, April 13, 2017. If your shares are NOT held in your name, we may require you to show evidence of your ownership at our meeting. Evidence typically includes your proxy-voting card or your brokerage statement showing proof of stock ownership as of the close of business on April 13, 2017, such as your March 2017 brokerage statement or a printout of shares held at the close of April 13, 2017. At our 2017 Annual Shareholders’ Meeting, shareholders of record will receive a ballot upon verification of stock ownership.

We will not allow any cameras or recording equipment in the meeting room. As a courtesy and as time permits, we will provide a brief question and answer period for our shareholders of record.

Shareholders of record will be given ballots upon verification of stock ownership. REMEMBER that beneficial shareholders must obtain a power of attorney form or legal proxy from their brokers prior to the meeting in order for their votes by ballot to be counted since their brokers may have already reported their shares as “broker non-votes”. Prior to our June 8, 2017 meeting, beneficial shareholders are strongly urged to read their proxy-voting card instructions on how to vote at our 2017 Annual Shareholders’ Meeting. They should also contact their brokers by the Monday prior to our 2017 Annual Shareholders’ Meeting to ensure they obtain the proper paperwork in order to vote at our meeting. If a beneficial shareholder does not follow its broker’s instructions, our Inspector of Elections will not count such shareholder’s vote by ballot at the 2017 Annual Shareholders’ Meeting. The instructions are usually located on the back of each proxy-voting card.

Shareholder Procedures for Nominating Board Members or Introducing Proposals

Requirements for Shareholder Proposals to Be Considered for Inclusion in the Company’s Proxy Materials. Proposals that a shareholder intends to present at the 2018 Annual Shareholders’ Meeting and wishes to be considered for inclusion in the proxy statement and form of proxy relating to the 2018 Annual Shareholders’ Meeting must be received no later than December 22, 2017. All proposals must comply with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which lists the requirements for the inclusion of shareholder proposals in company-sponsored proxy materials. Shareholder proposals must be delivered to the Company’s Corporate Secretary by mail at 600 South Royal Lane, Suite 200, Coppell, Texas 75019.
Requirements for Other Shareholder Proposals to Be Brought Before the 2018 Annual Shareholders’ Meeting and Director Nominations. Notice of any proposal that a shareholder intends to present at the 2018 Annual Shareholders’ Meeting, but does not intend to have included in the proxy statement and form of proxy relating to the 2018 Annual Shareholders’ Meeting, as well as any director nominations, must be delivered to the Company’s Corporate Secretary by mail at 600 South Royal Lane, Suite 200, Coppell, Texas 75019, not earlier than the opening of business on December 22, 2017, and not later than the close of business January 21, 2018. The notice must be submitted by a shareholder of record and must set forth the information required by our Fifth Amended and Restated Bylaws, dated August 25, 2014 (our “Bylaws”), with respect to each director nomination or other proposal that the shareholder intends to present at the 2018 Annual Shareholders’ Meeting. If you are a beneficial owner of shares held in street name, you can contact the organization that holds your shares for information about how to register your shares directly in your name as a shareholder of record.

A copy of our Bylaws is published on our corporate website or may be obtained upon written request to our General Counsel at our United States headquarters located at 600 S. Royal Lane, Suite 200, Coppell, Texas 75019. In addition, our Bylaws were filed as Exhibit 3.1 to our Form 8-K filed with the SEC on August 27, 2014.

PROPOSAL 1 — ELECTION OF DIRECTORS

Our Bylaws provide for a classified Board, divided into three staggered classes – I, II, and III. The terms of office for each of these classes are scheduled to expire on the date of our annual shareholders’ meeting in 2018, 2019, and 2017, respectively. Class III is comprised of two directors with both Class III board seats being up for election at the 2017 Annual Shareholders’ Meeting.

Nominees. The Board has nominated Mr. Robert A . Toth and Dr. Linda K. Ferrell, Ph.D. as nominees for election as our Class III directors. Once elected, our Class III directors’ term will expire on the earlier of the date of our 2020 Annual Shareholders’ Meeting or the date of such director’s disqualification, resignation, death, or removal. Each nominee’s biographical information is as follows:

•
Robert A. Toth has served as a Class III director since March 2008 and he is the Chairman of the Compensation and Stock Option Plan Committee. He also serves on the Audit Committee, the Nominating/Governance and Compliance Committee, the Associate Compliance Sub-Committee and the Science and Marketing Committee. Mr. Toth was the Co-founder, and until May 2015, was the Chairman of Tatra Spring LLC, a supply chain services company based in Poland and founded in September 2008. He is a director of the Knowtions Company, a performance support systems software firm based in New Jersey. Since 2006, he has worked in venture capital as a private investor focused on new business startups in the technology sector. He has more recently served as a consultant to the direct selling industry. Mr. Toth has over 38 years of direct selling experience. As President of Avon International from 2004 to 2005, his operations included over 120 countries with annual revenues in excess of $5.5 billion. Mr. Toth began his Avon career in customer service in 1978, then moved to U.S. sales and operations and was promoted to U.S. Director of Sales in 1989. He transitioned to Avon International in 1991 as Director of New Business Development, where he played a lead role in Avon’s market entry plan for Russia. He was based in Warsaw from 1993 to 1997 as Avon’s President of Central and Eastern Europe, where he established and led Avon Poland. From 1997 to 2004, Mr. Toth was based in London where he held a number of senior management positions including Group Vice President, Eastern Europe, Middle East and Africa (1997-1999), Senior Vice President, Europe, Middle East and Africa (1999-2002) and Executive Vice President for Asia-Pacific, Europe, Middle East and Africa (2002-2003). Mr. Toth graduated from LaSalle University in 1974 with a B.A. in Business Administration and was an officer in the U.S. Marine Corps from 1975 to 1978.

•
Linda K. Ferrell, Ph.D. was appointed to the Board as a Class III director in April 2015.  Her current term as director expires in 2017. She also serves as Chairwoman of the Associate Compliance Subcommitee and serves on the Science and Marketing Committee. She is currently a Distinguished Professor of Leadership and Business Ethics at Belmont University. Prior to joining Belmont University, she served as a professor for nine years at the University of New Mexico. She will join the faculty at Auburn University June 1, 2017 as Professor and Chair of the Marketing Department of the Raymond J. Harbert College of Business.  She is Immediate Past President of the Academy of Marketing Science. She serves on the board of the National Association of State Boards of Accountancy (NASBA) Center for the Public Trust.  She also serves on the Board of Directors for the Direct Selling Education Foundation (DSEF), in an endowed board seat, and on the DSEF Executive Committee.  She has published refereed or peer reviewed articles concerning marketing/business ethics, ethics training methods and effectiveness, strategic philanthropy, and the legalization of business ethics.  She is a co-author of textbooks, including Business Ethics: Ethical Decision Making and Cases; 11th edition and Business: A Changing World, 10th edition; Management, 3rd edition; and Business and Society, 5th edition. She received her BS in Retailing-Fashion Merchandising and her MBA from Illinois State University. She received her Ph.D. in Business Administration, management concentration, from the University of Memphis in 1996.

(THE BOARD RECOMMENDS A VOTE “FOR ALL” TO ELECT BOTH OF THE NOMINEES.)

PROPOSAL 2 — RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Neither our Articles of Incorporation, Bylaws, nor any other applicable legal requirements require shareholder ratification of the selection of our independent registered public accounting firm. However, the Board, as a matter of good corporate governance, has always sought shareholder ratification of the appointment of our independent registered public accounting firm. The Board is seeking shareholder ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017. In the event our shareholders do not ratify our appointment of BDO USA, LLP, the Audit Committee and the Board will reconsider the appointment.

Our Audit Committee appoints our independent registered public accounting firm on an annual basis. The decision is based on a number of factors including the scope of the audit, the independence of the auditors, the estimated audit fees, and any non-auditing services that are performed by the independent registered public accounting firm.

Representatives from BDO USA, LLP will attend the 2017 Annual Shareholders’ Meeting and will have the opportunity to make a statement, if they so desire. They will also be available to respond to any appropriate questions from our shareholders.

Pre-Approval Policies and Procedures

Our Audit Committee must preapprove all services provided by our independent registered public accounting firm. The non-audit services, specified in Section 10A(g) of the Exchange Act may not be provided by our independent registered public accounting firm.

Each year, the approval of the estimated annual audit, audit-related services, and routine tax services takes place at an Audit Committee meeting. In addition, during the course of the year, requests for unforeseen or additional allowable services to be provided by our independent registered public accounting firm must be preapproved by our Audit Committee, except for those qualifying for the “de minimis exception.” The de minimis exception provides that the pre-approval requirements for certain non-audit services may be waived if:

•
the aggregate amount of such non-audit services provided constitutes not more than 5% of the total fees paid to our independent registered public accounting firm in the calendar year that such non-audit services are provided;

•	such services were recognized as non-audit services at the time they were provided; and

•	such services are promptly brought to the attention of our Audit Committee.

Our Audit Committee may delegate to its Chairman the authority to grant pre-approvals. In such event, the decisions of the Chairman of the Audit Committee regarding pre-approvals will then be presented to our full Audit Committee at the next scheduled meeting.

Our independent registered public accounting firm provides a revised estimate for the year, by project, for all planned and approved services to our Chief Financial Officer prior to each Audit Committee annual planning meeting. The revised estimate is then reviewed at our Audit Committee annual planning meeting.

Fees Paid to Our Independent Registered Public Accounting Firm

For the years ended December 31, 2016 and 2015, we were billed the following fees by our current independent registered public accounting firm, BDO USA, LLP as follows:

Type of Service	2016	2015
	(in thousands)
Audit Fees, including the audit of our consolidated financial statements and annual report on Form 10-K, review of our quarterly financial statements and quarterly reports filed on Form 10-Q, and international statutory audits	$675	$663
Audit-Related Fees, including fees related to the annual audit of employee 401(k) benefit plan	16	16
Tax Fees, including fees for tax services, tax advice, transfer pricing, state, and international tax consultation	23	20
All Other Fees, related to all other services including expatriation issues and miscellaneous consulting and advisory services	—	—
Total Fees	$714	$699

The “de minimis exception” described above was not used for any fees paid to BDO USA, LLP in 2016 and 2015. All fees were pre-approved by our Audit Committee. As of April 13, 2017, we were advised by BDO USA, LLP that neither the firm, nor any member of its firm, had any direct or indirect financial interest in any capacity in our Company. The members of our Audit Committee believe the payment of all fees set forth above did not prohibit BDO USA, LLP from maintaining its independence.

(THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED ACCOUNTING FIRM.)

PROPOSAL 3 — ADVISORY VOTE ON EXECUTIVE COMPENSATION (“SAY-ON-PAY”)

In accordance with Section 14A(a)(1) of the Exchange Act implementing Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we are submitting to our shareholders the opportunity to vote on a non-binding advisory resolution to approve the compensation program for our Named Executive Officers, which is described in the section titled “Executive Compensation” in this Proxy Statement. At our 2013 Annual Shareholders’ Meeting, shareholders recommended, on an advisory basis, an annual frequency of shareholder advisory votes on executive compensation. The Company intends to follow the shareholders’ recommendation and include a shareholder advisory vote on executive compensation on an annual basis until the next required “Say-on-Frequency” vote. Accordingly, the following resolution is submitted for a shareholder advisory vote at the 2017 Annual Shareholders’ Meeting:

“RESOLVED, that the shareholders of Mannatech, Incorporated approve, on an advisory basis, the overall compensation of the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K of the regulations promulgated by the SEC, including the section entitled “Executive Compensation,” and the accompanying compensation tables and the corresponding narrative discussion and footnotes set forth in the Proxy Statement for the 2017 Annual Shareholders’ Meeting.”

As described in the section titled “Executive Compensation” our executive compensation program is designed to provide a competitive level of compensation necessary to attract, motivate, and retain talented and experienced executives and to motivate them to achieve short-term and long-term objectives that enhance shareholder value.

This vote is merely advisory and will not be binding upon the Company and the Board. However, the Compensation and Stock Option Plan Committee, which is responsible for designing and administering the Company’s executive compensation program, values constructive dialogue on executive compensation and other important governance topics with the Company’s shareholders and encourages all shareholders to vote their shares on this matter.

(OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE ADVISORY RESOLUTION TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS “SAY-ON-PAY”.)

PROPOSAL 4 —APPROVAL OF THE 2017 STOCK INCENTIVE PLAN

We are submitting for shareholder approval the 2017 Stock Incentive Plan (the “2017 Plan”) which our Board adopted on April 17, 2017, subject to shareholder approval. We recommend approval of the 2017 Plan at this time because our 2008 Stock Incentive Plan (the “2008 Plan”) will terminate on February 20, 2018, after which no more grants may be made under the 2008 Plan. The purpose of the 2017 Plan is to promote the success and enhance the value of the Company by linking the personal interests of employees, directors and consultants of us and our affiliates to those of our shareholders and by providing such individuals with an incentive for outstanding performance. The 2017 Plan is intended to provide flexibility in our ability to motivate, attract and retain the services of the types of employees, directors and consultants who will contribute to our long-range success.

If the shareholders approve the 2017 Plan, no further awards will be granted thereafter under the 2008 Plan, but all outstanding awards will continue to be governed by the 2008 Plan.

The 2017 Plan, as proposed, provides for grants of stock options, nonqualified stock options, restricted stock and restricted stock units, performance stock and performance stock units, and stock appreciation rights to selected officers, employees, non-employee directors and consultants performing services for us and our affiliates. However, only employees of the Company and its corporate subsidiaries are eligible to receive incentive stock options. The 2017 Plan is an omnibus equity incentive plan that gives us flexibility to adjust to changing market forces.

For a discussion of the philosophy behind the various equity and cash incentive awards under the 2017 Plan, please see the discussion in the Compensation Discussion & Analysis section in this proxy statement.

Equity Compensation Plan Information

Information as of March 31, 2017, regarding equity compensation plans approved by our shareholders is summarized in the following table.

Stock Options Outstanding	242,441
Weighted Average Exercise Price	$17.11
Weighted Average Remaining Term (in years)	6.11
Stock Awards Outstanding
Stock Awards (to be settled only in shares)	7,500
Shares Available for Future Grants
2008 Stock Incentive Plan	68,326
Common Stock Outstanding	2,710,858

Summary of the 2017 Stock Incentive Plan

Following is a summary of our 2017 Plan, which is qualified in its entirety by reference to the full text of the 2017 Plan, attached as Appendix B to this proxy statement.

Eligibility. Any officers, employees, directors or consultants performing services for us or our affiliates who are selected by our Compensation and Stock Option Plan Committee may participate in the 2017 Plan, with only employees of us and our corporate subsidiaries being eligible to receive incentive stock options.

Administration. The 2017 Plan will be administered by our Compensation and Stock Option Plan Committee, which will have full and final authority to select persons to receive awards, establish the terms of awards, and administer and interpret the 2017 Plan in its sole discretion unless authority is specifically reserved to the board of directors under the 2017 Plan, our certificate of incorporation or bylaws, or applicable law. Any action of the Compensation and Stock Option Plan Committee with respect to the 2017 Plan will be final, conclusive and binding on all persons. The Compensation and Stock Option Plan Committee may delegate certain responsibilities to one or more of our officers to do one or both of the following: (1) designate the officers, employees and consultants who will be granted awards under the 2017 Plan, other than Section 16 officers; and (2) determine the number of shares subject to specific awards to be granted to such officers, employees and consultants.

Effective Date, Plan Term. The 2017 Plan will become effective as of April 17, 2017, subject to shareholder approval. Unless otherwise terminated earlier by the board of directors, the 2017 Plan will terminate on the day preceding the 10th anniversary of the effective date and no award may be granted under the 2017 Plan thereafter.

Share Reserve. The maximum aggregate number of shares of our common stock that may be issued under the 2017 Plan is 250,000 (subject to adjustments for stock splits, stock dividends or other changes in corporate capitalization). This amount consists of (1) 68,326 shares remaining available for issuance under the 2008 Plan and (2) 181,674 newly available shares. If the shareholders approve the 2017 Plan, no further awards may be granted under the 2008 Plan on or after the date of such approval. Unissued shares of common stock allocable to a forfeited, expired, canceled, or otherwise terminated portion of a stock option or stock appreciation right will revert to the 2017 Plan and again be available for awards. However, any shares withheld for payment of the exercise price or withholding of taxes will not be available again for grant under the 2017 Plan.

The market value of our common stock as reported on NASDAQ as of March 31, 2017, was $16.40 per share.

Maximum Employee Awards. Under the 2017 Plan, subject to adjustment for certain changes in corporate capitalization, no individual employee may be granted stock options, stock appreciation rights or performance awards during any fiscal year covering in the aggregate more than 50,000 shares of common stock.

Maximum Non-Employee Director Compensation. The 2017 Plan provides that the maximum aggregate dollar value of awards and cash compensation granted under the 2017 Plan or otherwise during any calendar year to any non-employee director will be $500,000 (subject to adjustment for certain changes in corporate capitalization), rounded up to the nearest full share of common stock.

Awards. The 2017 Plan provides for awards of incentive stock options and nonqualified stock options, stock appreciation rights, restricted stock and restricted stock units, and performance stock and performance stock units.

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Stock Options. The 2017 Plan permits us to grant stock options intended to qualify as incentive stock options under Section 422 of the Code and nonqualified options which are not intended to qualify as incentive stock options. Incentive stock options may be granted to any employee of the Company or a corporate subsidiary, and nonqualified stock options to any officer, employee, director or consultant performing services for the Company or an affiliate. The Compensation and Stock Option Plan Committee will determine the exercise price per share for all stock options, which will be no less than the market value of a share of common stock on the date of grant. Any incentive stock option granted to any employee owning more than 10% of our common stock will have an exercise price of no less than 110% of our common stock’s market value on the grant date. A participant may pay the exercise price for stock acquired by exercise of a stock option in cash or by certified or bank check, or if permitted by applicable law and the Compensation and Stock Option Plan Committee, by delivery of previously held shares, share withholding, “cashless exercise” or in any other legal form of consideration acceptable to the Compensation and Stock Option Plan Committee.

The award agreement for each stock option will specify when the stock option will vest and may be exercised. Stock options granted under the 2017 Plan generally will be granted with a term of 10 years, or five years in the case of an incentive option granted to an employee who owns more than 10% of our common stock. However, vested options granted to an employee or consultant generally will terminate no less than three months after the participant’s termination of employment or service other than for cause, as defined in the 2017 Plan, or one year after the date of the participant’s death or disability. If we terminate a participant’s employment or service due to cause, both the vested and unvested portions of any outstanding option held by the participant will immediately be forfeited and will no longer be exercisable.

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Restricted Stock. The 2017 Plan authorizes the grant of shares of restricted stock with restrictions that may lapse over time or upon the achievement of specified performance goals. Restrictions may lapse separately or in such installments as the Compensation and Stock Option Plan Committee deems appropriate. A participant granted restricted stock will have the shareholder rights set forth in the award agreement, including, for example, the right to vote the shares of restricted stock. However, dividends paid with respect to shares of restricted stock, if any, will be held in escrow and subject to the same terms and restrictions as the restricted stock award. Except as otherwise determined by the Compensation and Stock Option Plan Committee, restricted stock that is subject to restrictions at the time of termination of employment or service will be forfeited, along with any dividends held in escrow, and the shares will again be available for grant under the 2017 Plan.

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Restricted Stock Units. A restricted stock unit is a right to receive one share of common stock, or its cash value, subject to restrictions that may lapse over time or upon the achievement of specified performance goals. Until a restricted stock unit award has vested and all restrictions thereon have lapsed, the participant will not have any of the rights or privileges of a shareholder. However, the Compensation and Stock Option Plan Committee may provide for a restricted stock unit award to include dividend equivalents under which the participant will be credited with an amount equal to any cash dividends paid on our common stock during the restriction period. Any amounts credited to a participant as dividend equivalents will be subject to the same terms and restrictions as the restricted stock units. Restricted stock units awarded under the 2017 Plan may vest over time or on the achievement of specified performance goals as determined by the Compensation and Stock Option Plan Committee. Payment will be made in shares of common stock or their cash equivalent, based on the stock’s market value on the vesting date, as specified in the award agreement, as soon as practicable after each vesting date of restricted stock units, and no later than 2½ months after the end of the calendar year in which the vesting date occurs. Except as otherwise determined by the Compensation and Stock Option Plan Committee, unvested restricted stock units will be forfeited upon termination of employment or service, along with any dividend equivalents, and the underlying shares will again be available for grant under the 2017 Plan.

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Performance Awards. The 2017 Plan permits us to grant performance awards, which vest only on the attainment of specified performance goals and are intended to satisfy certain requirements for performance-based compensation under Code Section 162(m), discussed below under U.S. Federal Income Tax Consequences. Performance awards may be granted in the form of performance stock or performance stock units. The Compensation and Stock Option Plan Committee will determine the performance goals applicable to each performance award and the period during which performance is to be measured. Performance goals will be based on a pre-established objective formula or standard that specifies the manner of determining the number of shares of common stock or the amount of cash that will be issued or vest if the performance goal is attained.

The Compensation and Stock Option Plan Committee will establish the performance goals for performance awards under the 2017 Plan, in its sole discretion, before 25% of any performance period has elapsed (and not later than 90 days after the beginning of the performance period) based on one or more of the following business criteria:

•	Net or gross revenue

•	Revenue growth

•	Net or gross sales, including growth in sales measured by product line, territory, facility, customer or customers or other category

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Net or gross earnings, including earnings before all or any of interest expense, taxes, depreciation and amortization (“EBIT,” “EBITA,” or “EBITDA”), earnings per share or earnings from continuous operations

•
Profits, including profits before or after taxes or other expenses or adjustments, maintenance or improvement of profit margins, or profitability of an identifiable business unit, product line or facility

•	Operating income, including operating income per share, pre-tax or after-tax income, net cash provided by operating activities, funds from operations or funds from operations per share

•	Operating expenses

•	Cash flow, including cash available for distribution, cash available for distribution per share, improvement in cash-flow (before or after tax) or free cash flow

•	Working capital and components thereof, including improvement in capital structure

•	Credit rating, independent industry rating or assessments

•	Stock price or share price performance, return on shareholders’ equity or average shareholders’ equity or total shareholders’ return

•	Return on assets, return on capital, return on invested capital, changes in net assets, enterprise value or economic value added, net worth or return on investment before or after the cost of capital

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Costs, improvement in the attainment of expense levels, expense management, capital expenditures, and levels of expense, cost or liability by category, operating unit, facility or any other delineation

•	Implementation or completion of critical projects

•	Strategic plan development and implementation, closing of corporate transactions

Performance goals generally will be objective and may apply to a participant, a business unit or the Company or an affiliate. Performance goals may differ between performance awards. Any performance award granted to a participant who is or is anticipated to become covered by Code Section 162(m) will provide that if the participant’s employment terminates for any reason before the end of the performance period, the performance award will vest, if at all, only if the applicable performance goals are achieved and only to the extent determined by the Compensation and Stock Option Plan Committee. Performance goals are not required to be based on increases in a specific business criterion, but may be based on maintaining the status quo or limiting economic losses. The Compensation and Stock Option Plan Committee may establish additional objective or subjective performance goals for any participant who is not expected to be covered by Code Section 162(m) during the term of a performance award.

Performance goals may provide for adjustment to include or exclude the effect on reported financial results of certain events during a performance period, including asset write-downs, litigation or claim judgments or settlements, changes in tax laws, accounting principles or other laws or provisions, reorganization or restructuring programs, including share repurchasing programs, acquisitions or divestitures, foreign currency exchange translations gains and losses, revenue or earnings attributable to minority ownership in another entity, or gains and losses that are treated as extraordinary items under GAAP.

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Stock Appreciation Rights. A stock appreciation right is a contractual right to receive the appreciation in the market value of our common stock over time, which may be paid in either (or both) shares of common stock or cash. The Compensation and Stock Option Plan Committee will determine the strike price of a stock appreciation right award, which will not be less than the market value of a share of stock on the date of grant. Upon the exercise of a stock appreciation right, a participant will be entitled to receive an amount determined by multiplying (1) the difference between the market value per share of stock on the date of exercise and the strike price by (2) the number of shares for which the stock appreciation right is being exercised (reduced by any amount withheld for payment of taxes). The Compensation and Stock Option Plan Committee will specify when each stock appreciation right will vest and may be exercised.

Change in Control, Merger, Consolidation or Similar Transaction. If there is a change in control of the Company, as defined in the 2017 Plan, or other similar corporate transaction or series of transactions, the Compensation and Stock Option Plan Committee has discretion to provide for any of the following: (1) the continuation of outstanding awards, if the Company is the surviving entity; (2) the assumption of the 2017 Plan and outstanding awards by the surviving entity or its parent; (3) the substitution by the surviving entity or its parent of awards with substantially the same terms for outstanding awards, including an award to acquire the same consideration paid to the shareholders in the transaction (subject to the equitable adjustment as appropriate); (4) the cancellation of outstanding awards in consideration for a payment of securities or cash equal to the sale or transaction price per share of common stock under vested awards, or in the case of an option or stock appreciation right, the difference between the sale or transaction price per share and the exercise price for all shares of stock to the extent vested; or (5) the cancellation of outstanding awards without payment of any consideration. If vested stock options or stock appreciation rights are canceled without consideration, participants will be given a 10-day period before any merger or consolidation to exercise such awards.

Capitalization Adjustments. If the Compensation and Stock Option Plan Committee determines that a change in our corporate capitalization will result in dilution or enlargement of the rights of participants under the 2017 Plan, then the Compensation and Stock Option Plan Committee will adjust any or all of (1) the aggregate number or class of securities reserved and available for awards, (2) the number and class of securities covered by outstanding awards, (3) the number and class of securities that may be purchased under incentive stock options, (4) the number of shares of stock specified in the annual per-employee limitations, and (5) the exercise price or strike price relating to any stock option or stock appreciation right.

Tax Withholding. At such times as a participant recognizes taxable income in connection with an award granted under the 2017 Plan, the participant must pay to us an amount equal to the minimum federal, state and local income taxes and other amounts as may be required by law to be withheld by us in connection with the taxable event.

Amendments to the 2017 Plan and Awards. The Board may amend or terminate the 2017 Plan at any time, but no amendment will be effective without the approval of our shareholders if shareholder approval is required by any law or securities exchange listing requirements. The Compensation and Stock Option Plan Committee may amend any award granted under the 2017 Plan. However, no amendment or modification may reduce the exercise price or strike price of any stock option or stock appreciation right or otherwise result in a “repricing” of the stock option or stock appreciation right without shareholder approval. In addition, no amendment of the 2017 Plan or any award may impair the rights or increase the obligations of any participant with respect to any outstanding award without the consent of the participant.

Limited Acceleration of Vesting. The 2017 Plan permits the Compensation and Stock Option Plan Committee to accelerate the exercisability of a stock option or stock appreciation right or the vesting of any other award granted under the 2017 Plan only on a participant’s death or disability or in the event of a change in control under which the award will not be continued, assumed or substituted by the surviving entity or its parent.

Clawback or Recoupment. Awards granted under the 2017 Plan will be subject to any clawback policy adopted by the Company, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the Sarbanes-Oxley Act of 2002, each as amended, and any rules, regulations or binding guidance published thereunder. In addition, any incentive-based compensation payable to a participant under the 2017 Plan may be subject to clawback in the circumstances, to the extent, and in the manner, required by Section 10D(b)(2) of the Exchange Act, as interpreted by rules of the Securities and Exchange Commission.

Award Transferability. Participants will not be permitted to transfer any award granted under the 2017 Plan other than by will or by the laws of descent and distribution, and any stock option will be exercisable during the participant’s lifetime only by the participant or his or her guardian or legal representative. However, the Compensation and Stock Option Plan Committee may permit awards other than incentive stock options to be transferred to the participant’s immediate family members, to a trust solely for the benefit of such immediate family members or to a partnership in which such family members or trusts are the only partners.

U.S. Federal Income Tax Consequences of Awards under the 2017 Plan

The following is a general summary of the material U.S. federal income tax rules applicable to awards under the 2017 Plan and is intended to reflect the current provisions of the Internal Revenue Code (the “Code”) and the regulations thereunder. This summary is not intended to be a complete statement of applicable law, nor does it address foreign, state, local or payroll tax considerations. Moreover, the U.S. federal income tax consequences to any particular participant may differ from those described herein by reason of, among other things, the particular circumstances of such participant. This summary is for general information and is not tax advice.

Stock Options. Stock options granted under the 2017 Plan may be intended to qualify as incentive stock options under Code Section 422 or may be nonqualified stock options governed by Code Section 83. A participant generally will not recognize any taxable income and we will not be entitled to a tax deduction on the grant of a stock option. On exercise of a nonqualified stock option a participant generally will have ordinary taxable income equal to the difference between the market value of the acquired stock on the exercise date and the exercise price for those shares. Subject to satisfying applicable reporting requirements and any deduction limitation under Section 162(m) or 280G of the Code for certain individuals, as discussed below, we generally will be entitled to a corresponding federal income tax deduction. A participant generally will not have taxable income on exercise of an incentive stock option and we will not be entitled to a deduction. However, the difference between the market value of the acquired stock on the exercise date and the exercise price for those shares could result in alternative minimum tax liability for the participant. A participant’s disposition of shares acquired on exercise of any stock option will ordinarily result in capital gain or loss. However, a disposition of shares acquired on exercise of an incentive stock option less than two years after the grant date or one year after the exercise date generally will result in ordinary taxable income equal to the difference between the market value of the acquired stock on the exercise date and the exercise price for those shares, with any excess of the amount received by the participant over the market value of the stock on the exercise date being treated as capital gain. We may be entitled to a deduction corresponding to the participant’s ordinary taxable income in the case of such a disposition.

Restricted Awards and Performance Awards. Restricted awards and performance awards generally are not taxable on grant, but are taxable when they are no longer subject to a “substantial risk of forfeiture,” in the case of restricted stock or performance stock, or when shares are issued or cash is paid in connection with the vesting of restricted stock units or performance stock units. The amount to be included in a participant’s taxable income is the market value of the stock, or the amount of cash paid, at the appropriate time. However, within 30 days of receiving a restricted stock or performance stock grant, a participant may elect under Code Section 83(b) to recognize ordinary taxable income in the year of grant equal to the market value of the shares on the date of grant. If such election is timely made, the participant will not recognize any additional income when the restricted stock or performance stock is no longer subject to a substantial risk of forfeiture, if ever. Subject to satisfying applicable income reporting requirements and any deduction limitation under Code Section 162(m) or 280G, we generally should be entitled to an income tax deduction in the same amount and at the same time as the participant recognizes ordinary income. A participant’s disposition of shares received under a restricted award or performance award generally will result in a capital gain or loss.

Stock Appreciation Rights. A participant generally will not recognize income on grant of a stock appreciation right. When the participant exercises the stock appreciation right, he or she will have ordinary taxable income equal to the market value of the stock or cash received. Subject to satisfying applicable income reporting requirements and any deduction limitation under Code Section 162(m) or 280G, we generally should be entitled to an income tax deduction in the same amount and at the same time as the participant recognizes ordinary income.

Internal Revenue Code Section 162(m). In general, Code Section 162(m) denies a publicly held corporation a deduction for U.S. federal income tax purposes for compensation in excess of $1 million per year per person to its principal executive officer and the three other officers (other than the principal executive officer and principal financial officer) whose compensation is disclosed in its proxy statement as a result of their total compensation, subject to certain exceptions. The 2017 Plan is intended to satisfy an exception with respect to grants of stock options and stock appreciation rights with an exercise or strike price equal to or greater than the fair market value of our common stock on the date of grant. In addition, the 2017 Plan is designed to permit the grant of certain performance stock and performance stock unit awards intended to qualify under the “performance-based compensation” exception to Code Section 162(m). However, the Company reserves the authority to award non-deductible compensation as it deems appropriate. In addition, there may be ambiguities regarding how the conditions to qualify as “performance-based compensation” will be interpreted and administered under the income tax regulations, so that awards intended to qualify as deductible may not so qualify. Accordingly, there is no certainty that all awards granted under the 2017 Plan will in fact be deductible. We have not requested a ruling from the Internal Revenue Service or an opinion of counsel regarding this issue.

Internal Revenue Code Section 280G. Under certain circumstances, the granting or enhancement of awards, the accelerated vesting or exercise of stock options and stock appreciation rights or the accelerated lapse of restrictions with respect to other awards in connection with a change in control could be deemed an “excess parachute payment” under the golden parachute tax provisions of Code Section 280G. To the extent so considered, the participant could be subject to a 20% excise tax and we could be denied a federal income tax deduction.

New Plan Benefits

Because all grants and awards under the 2017 Plan are entirely within the discretion of the Compensation and Stock Option Plan Committee, the total benefits allocable under the 2017 Plan in the future are not determinable. Therefore, we have omitted the tabular disclosure of the benefits or amounts allocated under the 2017 Plan. No grants or awards have been made under the 2017 Plan to date and no grants or awards will be made under the 2017 Plan unless and until the 2017 Plan is approved by the shareholders.

(THE BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF THE 2017 STOCK INCENTIVE PLAN.)

CORPORATE GOVERNANCE

Overview

We are committed to maintaining the highest standards of business conduct and corporate governance, which we believe are essential to running our business efficiently and maintaining our integrity in the marketplace. We have adopted a code of business conduct and ethics for our directors, officers, and employees, which, in conjunction with our Articles of Incorporation, Bylaws, and Board of Directors committee charters, form the framework for our corporate governance. All of these documents are available on our corporate website at www.mannatech.com.

Summary of All Directors and Executive Officers

The following table sets forth certain information regarding our executive officers and directors, including their ages as of April 21, 2017:

Name	Age	Position
Alfredo (Al) Bala	56	CEO and President
Erin K. Barta	47	General Counsel and Corporate Secretary
Joel Bikman	44	Senior Vice President of Sales and Marketing
Landen Fredrick	44	Senior Vice President of Global Operations
David A. Johnson	46	Chief Financial Officer
Ronald D. Norman	58	Senior Vice President and Treasurer
Yong Jae (Patrick) Park	49	Regional President – Asia
Christopher J. Simons	55	Regional President – Europe, Middle East, Africa, Australia, & North America
J. Stanley Fredrick	78	Chairman of the Board of Directors
Linda K. Ferrell, Ph.D.	57	Independent Board Member
Gerald E. Gilbert	83	Independent Board Member
Larry A. Jobe	77	Independent Board Member
Kevin Robbins	49	Non-employee Board Member
Eric W. Schrier	65	Independent Board Member
Robert A. Toth	64	Vice Chairman of the Board of Directors and an Independent Board Member

The following biographical information about our directors and executive officers listed above is in alphabetical order:

Alfredo (Al) Bala joined Mannatech in October 2007 as Senior Vice President, Global Sales. He was then named Executive Vice President, Sales in June 2011. Due to his involvement in Mannatech’s global sales and marketing efforts, in January 2012, Mr. Bala was named Executive Vice President, Sales & Marketing. Mr. Bala was promoted in February 2014 to serve as President International, Executive Vice President, Chief Sales & Marketing Officer. Mr. Bala was named President of the Company in May 2014. In August 2015, he was promoted to CEO. Mr. Bala served as Chief Operating Officer of Britt Worldwide, LLC, one of the largest independent Amway network marketing organizations, from 1992 to 2006. While with Britt Worldwide, his main focus was providing motivation, training and tools for associates in the field in more than 65 countries across the globe. Mr. Bala was also heavily involved in the launch and re-launch of over 60 international markets, including BRICS markets (Brazil, Russia, India, China and South Africa), which propelled the Britt Worldwide international sales volume to more than $500 million. Mr. Bala served as manufacturing plant manager for Bose Corporation from 1983 to 1992. He is conversant and/or fluent in more than 13 languages. In addition to more than 20 years of domestic and international experience in network marketing, Al’s proven record includes growing a major direct sales organization to $750 million, reaching more than one million people in 60 countries. Mr. Bala received an Associate Degree in Electrical Engineering from the Community College of Rhode Island.

Erin K. Barta joined Mannatech in November 2006 as Senior Corporate Counsel. She was named Assistant General Counsel in March 2009 and was named General Counsel and Corporate Secretary in August 2013. Ms. Barta is responsible for overseeing the Legal and Business Ethics teams. Prior to joining Mannatech, Ms. Barta served as Corporate Counsel and later Senior Corporate Counsel for Metromedia Restaurant Group, a subsidiary of Metromedia Company. She has a B.S. from Texas Woman’s University and received her J.D. from Texas Wesleyan University, now the Texas A&M University School of Law.
Joel Bikman, Senior Vice President of Sales and Marketing, joined Mannatech in 2014 and provides the Company with significant experience within the direct selling, nutrition and personal care industries. He is responsible for overseeing and integrating the Company’s Research and Development and Sales and Marketing teams to provide a unique product and brand experience to each Associate and customer. Prior to joining Mannatech, Mr. Bikman held senior sales and marketing roles with nutrition-based direct selling companies Isagenix, FreeLife and TriVita, where he worked on strategic planning, product development, digital marketing, marketing communications, and more. Mr. Bikman previously worked in the advertising industry. He holds a BA in Communications and an MBA from Brigham Young University.
Linda K. Ferrell, Ph.D. was appointed to the Board as a Class III director in April 2015.  Her current term as director expires in 2017. She also serves as Chairwoman of the Associate Compliance Subcommitee and serves on the Science and Marketing Committee. She is currently a Distinguished Professor of Leadership and Business Ethics at Belmont University. Prior to joining Belmont University, she served as a professor for nine years at the University of New Mexico. She will join the faculty at Auburn University June 1, 2017 as Professor and Chair of the Marketing Department of the Raymond J. Harbert College of Business.  She is Immediate Past President of the Academy of Marketing Science. She serves on the board of the National Association of State Boards of Accountancy (NASBA) Center for the Public Trust.  She also serves on the Board of Directors for the Direct Selling Education Foundation (DSEF), in an endowed board seat, and on the DSEF Executive Committee.  She has published refereed or peer reviewed articles concerning marketing/business ethics, ethics training methods and effectiveness, strategic philanthropy, and the legalization of business ethics.  She is a co-author of textbooks, including Business Ethics: Ethical Decision Making and Cases; 11th edition and Business: A Changing World, 10th edition; Management, 3rd edition; and Business and Society, 5th edition. She received her BS in Retailing-Fashion Merchandising and her MBA from Illinois State University. She received her Ph.D. in Business Administration, management concentration, from the University of Memphis in 1996.
J. Stanley Fredrick has served as a Class II director since September 2001. His current term as director expires in 2019. From November 2003 through January 2009, Mr. Fredrick served as the Lead Director for the Board. In January 2009, Mr. Fredrick was elected to serve as the Chairman of the Board of Directors. In 2003, Mr. Fredrick was a founding board member of Professional Bank in Dallas, Texas, a boutique bank that provided certain financial resources to its customers. He co-founded Cameo Couture, Inc., which operated as Colesce Couture, a distributor of intimate apparel, and Colony House, Inc., a private label cookware company, both of which operated through direct selling channels. Mr. Fredrick also co-founded Irving National Bank Shares, a commercial bank holding company, and served as a consultant to the bank from 1994 until it was sold in 2000. He currently serves on the board of Wine Shop at Home, a party planning company in Napa, California. Mr. Fredrick has been actively involved for more than 40 years in the Direct Selling Association, a national trade association of leading firms that manufacture and distribute goods and services directly to consumers. He has served on the Direct Selling Association’s Board of Directors and various committees thereof. From 1987 to 1988, Mr. Fredrick served as Chairman of the Direct Selling Association and from 1988 to 1990, he served as Chairman of the Direct Selling Education Foundation. He has been inducted into the Direct Selling Association’s highest honor, the “Hall of Fame,” as well as into the Direct Selling Education Foundation “Circle of Honor.” Mr. Fredrick received a B.A. in English from Central State University, in Edmond, Oklahoma.
Landen Fredrick is the Senior Vice President of Global Operations. At Mannatech Mr. Fredrick oversees supply chain, global logistics, regulatory affairs and information technology. Having been a part of Mannatech since 2006, Mr. Fredrick has played a key role in developing and driving systems to create efficiencies and manage scale for a company on the Direct Selling News’ Global 100 list. Fredrick is also the chairman of the M5M Foundation, a non-profit organization benefitting children in need. Mr. Fredrick also is a member of the Board of Directors of the Direct Selling Association. Mr. Fredrick owned a web and advertising business, Killian Fredrick, from 2001 to 2006. Mr. Fredrick earned a BA from Abilene Christian University in 1995 and his MBA from Amber University in 1997.

Gerald E. Gilbert has served as a Class I director since June 2003 and he is the Chairman of the Nomination/Governance and Compliance Committee. He also serves on the Audit Committee, the Compensation and Stock Option Plan Committee and the Science and Marketing Committee. His current term as director expires in 2018. A former Assistant U.S. Attorney, from 1968 until his retirement in December 2002, Mr. Gilbert practiced law with the international law firm of Hogan and Hartson L.L.P., now known as Hogan Lovells L.L.P. His legal and business expertise includes international trade, national trade associations, and various areas of consumer products. From 1968 to 1999, Mr. Gilbert served as General Counsel to the Direct Selling Association. Mr. Gilbert was the recipient of the “Hall of Fame Award,” which is the Direct Selling Association’s highest honor. He also served as General Counsel to the World Federation of Direct Selling Associations and the Tropical Forest Foundation. Mr. Gilbert served in the U.S. Naval Reserve from 1956 to 1992 and was promoted to Rear Admiral (Two Stars), the top ranking officer in the Naval Reserve JAG Corps. During his distinguished military service, Mr. Gilbert received numerous awards, including the “Legion of Merit.” He is also a Past National President of the Federal Bar Association. He received a B.A. degree in English from Denison University, in Granville, Ohio and a Juris Doctor from the University of Virginia School of Law, in Charlottesville, Virginia. Mr. Gilbert is a member of the State Bars of Virginia and the District of Columbia and is admitted to practice before the United States Supreme Court.

Larry A. Jobe has served as a Class I director since January 4, 2006. His current term as director expires in 2018. In February 2007, Mr. Jobe began serving as Chairman of our Audit Committee. Mr. Jobe also serves on the Nominating/Governance and Compliance Committee, Compensation and Stock Option Plan Committee and Science and Marketing Committee. Mr. Jobe serves as Chairman of Legal Network, Ltd., a firm he founded in 1993 that provides staffing and litigation support to law firms and corporate legal departments. He also currently serves as President and founder of P 1 Resources, LLC, which has provided engineering and light industrial staffing services to the construction industry since 1994. From 1991 to 1994, Mr. Jobe was Chairman and founder of Mitchell Jobe & Company, a provider of professional staffing services for government and industry. He is also a founder and Board Member of Pelton College, a for-profit accredited career school, since October 2005. From 1973 to 1991, he served in various capacities, including as member of the Executive Committee and Chairman of the Strategic Planning Committee with the accounting firm Grant Thornton LLP. In 1969, he was appointed by President Richard Nixon to serve as the Assistant Secretary of Commerce for Administration at the United States Commerce Department. Mr. Jobe previously served as the Chairman of Independent Bank of Texas and Chairman of the Audit Committee for U.S. Home Systems, Inc. In addition, Mr. Jobe served as Chairman of the Audit Committee and a member of the Board of Directors of SWS Group, Inc., a Dallas-based New York Stock Exchange member from July 2005 through December 2014. He is a member of the Board of the Dallas Seminary Foundation. He received a B.B.A. degree in Accounting from the University of North Texas, in Denton, Texas. Mr. Jobe maintained an active Certified Public Accounting (CPA) license from 1962 to 2002 and currently maintains his license on an inactive or retired status.
David A. Johnson joined Mannatech in July 2013 as Controller.  He was named Chief Accounting Officer in July 2015 and Chief Financial Officer in May 2016. He brings to Mannatech more than 23 years of experience in reporting financial results to investors, creditors and management with a focus on improving the financial operations of the enterprise by financial planning and analysis, and working capital management. He leads the company’s accounting, finance and treasury teams. Prior to Mannatech, Johnson has held several financial management positions, including manager of accounting at Safety-Kleen and financial controller at Copart. He has four years of experience in public accounting. He is a Certified Public Accountant and holds a BA and MA in Economics from Florida State University and a MA in Accounting from The University of Texas at Dallas.
Ronald D. Norman joined Mannatech in May 1996 and was named Senior Vice President and Treasurer in February 2014. Prior to his current position, he was promoted to Senior Vice President International in June 2011 and previously served for several years as Vice President of International Operations. From 1996 to 2005, he held various positions within Mannatech’s finance department including Treasurer. Prior to joining Mannatech, Mr. Norman had 15 years of experience in public accounting, focusing on providing tax, accounting, finance and general business consulting services to entrepreneurial and growth stage companies with an emphasis on preparing these companies for entry into the public markets or preparing them for international expansion. Mr. Norman received both his B.S. and M.S. degrees from Baylor University. He is a Certified Public Accountant licensed in the State of Texas and is a member of the American Institute of Certified Public Accounts and Dallas Chapter of the Texas Society of Certified Public Accountants. He and his

family are volunteers for events sponsored by the Special Olympics and various other autism and special needs advocacy groups.
Patrick Park joined Mannatech in 2009 as General Manager, South Korea. Mr. Park was promoted to General Manager Taiwan and Korea in May 2012, promoted to Regional Vice President Northern Asia in September 2013 before promotion to his current position, Regional President Asia, in May 2014.  Mr. Park has management responsibilities for the South Korea, Japan, Taiwan, Hong Kong and China markets.  Prior to joining Mannatech, Mr. Park served 19 years in the direct sales industry, including working at Herbalife from March 1993 to November 2006 where he worked on distributor operations and played a key role in international expansion to Russia, Korea, Thailand, Chile, Indonesia, Turkey and India. Mr. Park is fluent in English and Korean.
Kevin Robbins, son of Mannatech co-founder Ray Robbins, was appointed to the Board in December 2016 as a Class I director. His current term as director expires in 2018. He also serves on the Science and Marketing Committee. He began his part time career as an independent associate for the Company in 1994. By 1996, Mr. Robbins was able to dedicate his career as an independent associate for the Company on a full-time basis. In 2003, he was awarded as the global recipient of the Ray Robbins Giving Spirit Award. In 2000, Mr. Robbins was elected to represent the Company’s North America field as part of the North American Advisory Council. He originally served five years on the advisory council, and was later re-elected for another three-year term. As part of the advisory council, Mr. Robbins served as Chairman for five years where he worked closely with the Company to develop new compensation plans, new incentive trips, and training programs with respect to Associates in North America. In 2012, he was recognized as one of the Top Global Business Builders of the Year by the Company. Prior to joining Mannatech, Mr. Robbins worked as a Realtor for Coldwell Banker. He earned Rookie of the Year and Top Listing agent for his branch. He was introduced to the direct sales industry when he was just 20 years old as a sales representative of Cutco and later as Area Sales Manager. Mr. Robbins earned a Bachelor of Business Administration in Marketing at The University of Texas at Arlington.
Christopher J. Simons Regional Vice President of EMEA and North America, joined Mannatech in 2008 as Director of Sales, South Africa. Since joining Mannatech, Simons has provided pivotal leadership in several markets and in supporting the implementation of the Company’s 3-Point Plan system, which helps sales Associates advance their business and personal development. Prior to his time at Mannatech, Simons spent 19 years in the direct sales industry as a field leader and business manager for one of the largest independent networks of direct sellers in the world.
Throughout his career, he has played an integral role in leading company launches in a variety of global markets. He has overseen the deployment of global systems incorporating events and business education platforms that have resulted in more than $1 billion in revenues in those specific markets. Simons is known for working very closely with his field leaders, and creating a market where those leaders have the freedom and support to thrive, while also building an operation that is set up for ongoing, sustainable business.
Eric W. Schrier was appointed to the Board as a Class II director in October 2014. He also serves on the Company’s Audit Committee, Compensation and Stock Option Plan Committee, Associate Compliance Subcommittee, and is Chairman of the Science and Marketing Committee. His term as director expires in 2019. Mr. Schrier served as President and CEO of The Reader’s Digest Association where he was responsible for $2.4 billion in revenue, 4,500 employees, and more than 100 million customers in 70 countries during his tenure from January 2006 to March 2007. He currently serves as Chairman of the Board of Directors for Edible Media, a multi-platform media company in the farm-to-table food space. He also is a member of the Board of Directors for TEN (The Enthusiast Network) (since January 2011), American Chemical Society (since June 2012), Reader’s Digest Association (since April 2014), and MeQuilibrium (since October 2011). He has previously served on the boards of Willow House (from July 2009 to December 2013), Demdex Corp (from July 2009 to January 2011), and Bonnier USA (from September 2007 to July 2009). Since January 2009, he has consulted with large media corporations to help them create and pursue their digital strategies and diversify their revenue streams. Mr. Schrier earned a Bachelor’s Degree in Human Biology from Brown University in 1973 and a Masters in Journalism from U.C. Berkeley in 1977.
Robert A. Toth has served as a Class III director since March 2008. His current term as director expires in 2017. Mr. Toth is Vice Chairman of the Board and he is the Chairman of the Compensation and Stock Option Plan Committee. He also serves on the Audit Committee, the Nominating/Governance and Compliance Committee, the Associate

Compliance Sub-committee, and the Science and Marketing Committee. Mr. Toth was the Co-founder, and until May 2015, was the Chairman of Tatra Spring LLC, a supply chain services company based in Poland and founded in September 2008. He is a director of the Knowtions Company, a performance support systems software firm based in New Jersey. Since 2006, he has worked in venture capital as a private investor focused on new business startups in the technology sector. He has more recently served as a consultant to the direct selling industry. Mr. Toth has over 38 years of direct selling experience. As President of Avon International from 2004 to 2005, his operations included over 120 countries with annual revenues in excess of $5.5 billion. Mr. Toth began his Avon career in customer service in 1978, then moved to U.S. sales and operations and was promoted to U.S. Director of Sales in 1989. He transitioned to Avon International in 1991 as Director of New Business Development, where he played a lead role in Avon’s market entry plan for Russia. He was based in Warsaw from 1993 to 1997 as Avon’s President of Central and Eastern Europe, where he established and led Avon Poland. From 1997 to 2004, Mr. Toth was based in London where he held a number of senior management positions including Group Vice President, Eastern Europe, Middle East and Africa (1997-1999), Senior Vice President, Europe, Middle East and Africa (1999-2002) and Executive Vice President for Asia-Pacific, Europe, Middle East and Africa (2002-2003). Mr. Toth graduated from LaSalle University in 1974 with a B.A. in Business Administration and was an officer in the U.S. Marine Corps from 1975 to 1978.

Director Qualifications
The Board respects its responsibility to provide oversight, counseling and direction to the management in the interest, and for the benefit of, our shareholders. Accordingly, it seeks to be comprised of directors with diverse skills, experience and qualifications. It is critical that our directors understand the direct selling industry. It is equally important that, collectively, our directors have successful experience in each of the primary aspects of our business, including network marketing, direct sales, finance and audit, product strategy and development, independent associate relations, supply chain management, and sales and marketing.

Linda K. Ferrell, Ph.D. brings to the Board extensive knowledge in marketing and business ethics. Dr. Ferrell's work with the Direct Selling Education Foundation provides her with unique knowledge and perspective as to how direct selling and network marketing are changing and evolving. Dr. Ferrell's knowledge of marketing, business ethics, and the direct selling industry make her a valued member of the Board.

J. Stanley Fredrick, our Chairman and largest shareholder, brings to the Board many years of direct selling experience as well as broad operational and marketing expertise as a co-founder of two direct selling companies. Mr. Fredrick also has significant experience serving on other company boards of directors, as well as the Direct Selling Association’s board and its various committees. Mr. Fredrick’s professional background provides him with a vast understanding of our Company, associate field leadership, and sales techniques.

Gerald E. Gilbert brings to the Board extensive legal and business experience in international trade and various areas of consumer products. Mr. Gilbert served as General Counsel to the Direct Selling Association and as General Counsel to the World Federation of Direct Selling Associations. Mr. Gilbert’s legal expertise in the direct selling industry makes him a valued member of the Board.

Larry A. Jobe brings to the Board extensive experience in management, finance and auditing. Mr. Jobe also has significant experience serving on other public company boards. Mr. Jobe’s considerable experience in public accounting and in evaluating financial statements makes him particularly well-suited to serve as chair of the Audit Committee. Mr. Jobe maintained an active CPA license from 1962 to 2002.

Kevin Robbins is a high-level independent associate in our global downline network marketing system. Mr. Robbins brings to the Board more than 20 years of experience as an independent associate of the Company. Mr. Robbins’ vast understanding of the Company’s independent associate field leadership and the critical issues contributing to the building of a successful business with the Company make him a valued member of the Board.

Eric W. Schrier brings to the Board experience in marketing and digital publishing. Mr. Schrier has significant experience in leading and advising companies on strategies including The Reader’s Digest Association. From July 2009 to December 2013, he served on the board of Willow House, a party plan company. Mr. Schrier’s knowledge of marketing, digital publishing, and leading a large multi-national company makes him a valuable addition to the Board.

Robert A. Toth brings to the Board extensive experience in senior management and as a venture capitalist. Mr. Toth has over 38 years of direct selling experience, principally with Avon Products, Inc. Mr. Toth’s considerable experience with international markets makes him a valuable member of the Board, as international expansion has been, and continues to be, an important part of our long-term strategic plan. Having served in various leadership positions of Avon International, Mr. Toth has an in-depth understanding of the direct selling industry.

Consideration of Director Nominees

Under our Bylaws, the Nominating/Governance and Compliance Committee of our Board of Directors recommends to the Board all candidates for election by our shareholders at each annual meeting of shareholders. Although the Board has not formally established criteria for Board membership, the Board does consider several factors before recommending a candidate for Board membership. These factors include the following:

•	the experience level, mix of skills and other business qualities a potential nominee may possess;

•	the general experience and skill levels of current Board members;

•	the potential nominee’s experience with accounting rules and practices;

•	the verification of background, work, and education of a potential nominee; and

•	other factors as the Nominating/Governance and Compliance Committee may deem in the best interests of our shareholders.

In addition, the Nominating/Governance and Compliance Committee will recommend director candidates in order to ensure that:

•	a majority of the Board of Directors are “independent” as defined by NASDAQ and SEC rules;

•	each of the Audit, Compensation and Stock Option Plan, and Nominating/Governance and Compliance Committees are comprised entirely of independent directors; and

•	at least one member of the Audit Committee has the experience, education and qualifications necessary to qualify as an “audit committee financial expert” as defined by the SEC.

The Nominating/Governance and Compliance Committee may solicit recommendations for director nominees from any or all of the following sources: non-management directors, executive officers, third-party search firms or any other source it deems appropriate. The Nominating/Governance and Compliance Committee will review and evaluate the qualifications of any proposed director candidate that it is considering or that has been properly recommended to it by a shareholder and conduct inquiries it deems appropriate into the background of these proposed director candidates. When nominating a director for re-election, the Nominating/Governance and Compliance Committee will also consider the director’s past performance on the Board. The Nominating/Governance and Compliance Committee will evaluate all proposed director candidates based on the same criteria, with no regard to the source of the initial recommendation of the proposed director candidate.

The Nominating/Governance and Compliance Committee does not have a formal policy with respect to diversity; however, the Board and the Nominating/Governance and Compliance Committee believe it is important that Board members represent diverse viewpoints. In considering candidates, the Nominating/Governance and Compliance Committee considers the entirety of each candidate’s credentials, including such candidate’s diverse skills, experience and qualifications.

If a shareholder would like our Nominating/Governance and Compliance Committee to consider specific candidates for nomination to the Board, a shareholder should deliver written notice to our Corporate Secretary at our corporate headquarters, located at 600 S. Royal Lane, Suite 200, Coppell, Texas 75019, or by fax at (972) 471-1571. As required by our Bylaws, written notice of such proposed candidates for director should be delivered no later than December 31, 2017 to allow the Board time to consider such persons for nomination at our 2018 Annual Shareholders’ Meeting. The written notice should include the candidates’ full name, age, biographical background, and qualifications. If a shareholder intends to present a director nomination at the 2018 Annual Shareholders’ Meeting, the shareholder should follow the procedures described on page 5 of this proxy statement.

Board Leadership Structure and Role in Risk Oversight

Meetings of the Board are presided over by the Chairman of the Board, currently Mr. J. Stanley Fredrick. Our Bylaws do not require that the Chairman be independent. However, the Board believes in the separation of the Chairman and CEO roles. Most important among the considerations to keep these roles separate was that the separation of the Chairman and CEO positions allows our CEO to focus on operational issues and the Chairman to focus on governance and other related issues.

In addition, we believe that the effectiveness of the Board is enhanced by having separate Chairman and CEO positions.

It is management’s responsibility to manage risk and bring to the Board’s attention any material risks facing the Company. The Board, as a whole and through its committees, regularly reviews various areas of significant risk, and advises and directs management on the scope and implementation of policies, strategic initiatives and other actions designed to mitigate various types of risks. Specific examples of risks primarily overseen by the full Board include competition risks, industry risks, economic risks, liquidity risks, business operations risks, cybersecurity and data privacy risks, regulatory risks, and risks posed by significant litigation matters. Our Audit Committee regularly discusses with management and the independent auditors significant financial risk exposures and the processes management has implemented to monitor, control and report such exposures. Specific examples of risks primarily overseen by the Audit Committee include risks related to the preparation of the Company’s financial statements, disclosure controls and procedures, internal controls and procedures required by the Sarbanes-Oxley Act of 2002, accounting, financial and auditing risks, matters reported to the Audit Committee through the internal audit department and through anonymous reporting procedures.

Classes of Our Board of Directors

Seven directors currently serve on the Board, which is divided into three classes serving staggered three-year terms, which expire on the day of our Annual Shareholders’ Meeting. The Board has determined that five of our directors are independent. The members of each of the classes and the expiration dates of their terms as of April 21, 2017, are as follows:

Class	Term Expiration	Directors
Class I	2018	Gerald E. Gilbert*, Larry A. Jobe* , and Kevin Robbins
Class II	2019	J. Stanley Fredrick(1) and Eric W. Schrier*
Class III	2017	Robert A. Toth*(2) and Linda K. Ferrell, Ph.D.*

*	Independent Board Member

(1)	Chairman of the Board of Directors

(2)	Vice Chairman of the Board of Directors

On December 7, 2016, Mr. Kevin Robbins was appointed to the Board as a Class I director to fill the seat vacated by Marlin Ray Robbins who retired from Mannatech's Board of Directors effective November 10, 2016.

The Board held four regular meetings and five special meetings during 2016. All of our directors attended all of the regular meetings of the Board and of various committees on which they served. Mr. Schrier was unable to attend two special meetings of the Board and one special meeting of the Audit Committee. Mr. Toth was unable to attend one special meeting of the Board. Although we do not have a formal policy regarding attendance by directors at our Annual Shareholders’ Meeting, we encourage and expect all of our directors to attend our Annual Shareholders’ Meeting. All of our directors attended our 2016 Annual Shareholders’ Meeting, which we held on June 2, 2016. We anticipate that all of our directors will attend our 2017 Annual Shareholders’ Meeting to be held on June 8, 2017.

Director Independence

The Board has determined that each of Messrs. Gilbert, Jobe, Schrier, and Toth and Dr. Ferrell qualify as “independent” as defined by applicable NASDAQ and SEC rules. In making this determination, the Board has concluded that none of these members has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Committees of Our Board of Directors

During 2016, the Board had four committees and one subcommitee with various functions. All committee members attended all of their regularly scheduled committee meetings. Mr. Schrier missed one special meeting of the Audit Committee. During 2016, the committees held the following number of meetings:

•	Audit Committee: 4 regular meetings and 5 special meetings;

•	Compensation and Stock Option Plan Committee: 4 regular meetings and 2 special meetings;

•	Nominating/Governance and Compliance Committee: 4 regular meetings and 2 special meetings;

•	Science and Marketing Committee: 4 regular meetings; and

•	Associate Compliance Subcommittee: 4 meetings.

As of April 21, 2017, the Board committee membership is as follows:

Director’s Name	Audit Committee	Compensation and Stock Option Plan Committee	Nominating/ Governance, and Compliance Committee	Associate Compliance Subcommittee	Science and Marketing Committee
Non-Employee Independent Directors:
Linda K. Ferrell, Ph.D.				C	X
Gerald E. Gilbert	X	X	C		X
Larry A. Jobe	C	X	X		X
Eric W. Schrier	X	X		X	C
Robert A. Toth(1)	X	C	X	X	X
Non-Employee Directors:
J. Stanley Fredrick(2)
Kevin Robbins					X

X    Member
C    Committee Chairman
(1)    Vice Chairman of the Board of Directors
(2)    Chairman of the Board of Directors

The committees and their functions are as follows:

1.
Audit Committee. Our Audit Committee consists of Messrs. Gilbert, Jobe, Schrier, and Toth and is chaired by Mr. Jobe. The Board has determined that each member of our Audit Committee meets the independence and financial literacy requirements for purposes of serving on such committee under applicable NASDAQ and SEC rules and that Mr. Jobe qualifies as an “audit committee financial expert” as defined by the SEC. Our Audit Committee is primarily responsible for approving all services provided by our independent registered public accounting firm, reviewing our annual audit results, and meeting with our independent registered public accounting firm to periodically review our internal controls, internal control over financial reporting, and financial management practices. Our Audit Committee’s responsibilities are stated more fully in its amended and restated charter, which is posted on our corporate website at ir.mannatech.com. Our Audit Committee’s report appears in this proxy statement on page 40.

2.
Compensation and Stock Option Plan Committee. Our Compensation and Stock Option Plan Committee consists of Messrs. Gilbert, Jobe, Schrier, and Toth and is chaired by Mr. Toth. The Board has determined that each member of our Compensation and Stock Option Plan Committee meets the independence requirements for purposes of serving on such committee under applicable NASDAQ and SEC rules. None of our executive officers serves as a member of any board of directors or as a member of any other compensation committee for any other entity that has or has had one or more of their executive officers serving as a member of the Board or on our Compensation and Stock Option Plan Committee. Our Compensation and Stock Option Plan Committee is primarily responsible for establishing all compensation for our executive officers and directors including salaries, bonuses, stock option grants, and stock option plan administration. Our Compensation and Stock Option Plan Committee may ask members of management or others whose advice and counsel are relevant to the issues then being considered by the Committee to attend any meetings and to provide such pertinent information as the Committee may request. Our Compensation and Stock Option Plan Committee’s responsibilities are stated more fully in its revised charter, which is posted on our corporate website at ir.mannatech.com.

3.
Nominating/Governance, and Compliance Committee. Our Nominating/Governance, and Compliance Committee consists of Messrs. Gilbert, Jobe, and Toth and is chaired by Mr. Gilbert. The Board has determined that each member of the Nominating/Governance, and Compliance Committee meets the independence requirements for purposes of serving on such committee under applicable NASDAQ and SEC rules. Our Nominating/Governance, and Compliance Committee is primarily responsible for reviewing and recommending nominees to the Board, developing plans regarding the size and composition of the Board, developing management succession planning, and establishing and maintaining policies and procedures to handle and investigate complaints, including whistleblower or other confidential complaints. Our Nominating/Governance, and Compliance Committee is also responsible for directing the investigation of complaints including advising the Board about the outcome of any complaints or any other legal matters. For information on criteria for director nominees, see “Consideration of Director Nominees”, beginning on page 16. Our Nominating/Governance and Compliance Committee’s responsibilities are stated more fully in its charter that is posted on our corporate website at ir.mannatech.com. For additional information on nominating nominees to the Board see “Shareholder Procedures for Nominating Board Members or Introducing Proposals,” beginning on page 6 of this proxy statement.

4.
Associate Compliance Subcommittee. Our Associate Compliance Subcommittee is a subcommittee of the Nominating/Governance and Compliance Committee. It was formed in May 2015 and consists of Messrs. Schrier and Toth and is chaired by Dr. Ferrell. The Associate Compliance Subcommittee assists and supports the Nominating/Governance and Compliance Committee with its mandate from the Board pertaining to the oversight of management’s responsibilities regarding the Company’s compliance with legal and regulatory requirements related to the marketing, distribution, and sale of the Company’s products by the Company’s independent associates. The Associate Compliance Subcommittee’s responsibilities are stated more fully in its charter that is posted on our corporate website at ir.mannatech.com.

5.
Science and Marketing Committee. Our Science and Marketing Committee was formed in June 2003 and consists of Messrs. Gilbert, Schrier, Robbins, Jobe, Toth, and Dr. Ferrell. The Board elected Mr. Schrier as Chairman of the Science and Marketing Committee. Our Science and Marketing Committee is primarily responsible for overseeing all aspects of our product development and setting the overall direction of our product research and development and the marketing of our innovative products. The committee also oversees management’s implementation and maintenance of the Company’s Global Scientific Advisory Board to aid the Company in driving the development of innovative products for its global markets. The Science and Marketing Committee’s responsibilities are stated more fully in its charter that is posted on our corporate website at ir.mannatech.com.

Shareholder Communication with Our Board of Directors

We request that any shareholders interested in communicating directly with individual directors or with our entire Board submit such correspondence in writing. To submit written correspondence to the Board, fax such correspondence to (972) 471-1571, or send by email to BoardofDirectors@mannatech.com, or mail to Mannatech, Incorporated, Attention Corporate Secretary, “For Mannatech’s Board of Directors,” 600 S. Royal Lane, Suite 200, Coppell, Texas 75019. Upon receipt, a copy of such correspondence will be given to J. Stanley Fredrick, our Chairman of the Board. All correspondence to specific Board members will be delivered directly to the individual Board member. A voice message can be left for the Board at (972) 471-6512. Our Executive Officers and designated officials may be given access to such shareholder communications with the Board, except in instances in which the charters of our committees require anonymity.

Code of Ethics

In order to help promote the highest levels of business ethics, the Board adopted a Code of Ethics for our executive officers and directors in 2003. The Code of Ethics was amended in April 2006 and is published on our corporate website at ir.mannatech.com. Any change in or waiver from and the grounds for such change in or waiver from our Code of Ethics shall be promptly disclosed by publishing such change or waiver on our corporate website at ir.mannatech.com. Our Code of Ethics applies to all of our executive officers and directors. Our Code of Ethics was designed to ensure that our business is conducted in a consistent legal and ethical manner and sets forth guidelines for all areas of professional conduct, including conflicts of interest, employment policies, protection of confidential information, and fiduciary duties.

Compensation of Directors

We compensate our non-employee directors for serving and participating on the Board, for chairing committees, and for attending Board and Board committee meetings. Our Nominating/Governance and Compliance Committee reviews the compensation of our non-employee directors and recommends to the Compensation and Stock Option Plan Committee any changes to director compensation that the Nominating/Governance and Compliance Committee deems appropriate. Our Compensation and Stock Option Plan Committee then reviews such recommendations and after due deliberation and consideration approves any such changes it deems appropriate and recommends them to the Board. The Board then reviews such recommendations and after due deliberation and consideration approves any such changes it deems appropriate. Non-employee director fees during 2016 were as follows:

	Board Member	Audit Committee	Compensation and Stock Option Plan Committee	Nominating/ Governance and Compliance Committee	Associate Compliance Sub-Committee	Science and Marketing Committee
Chairman fee(1)	$372,910	$20,000	$18,000	$12,500	$5,000	$7,500
Vice Chairman fee(1)	$100,000	$—	$—	$—	$—	$—
Independent director retainer(1)	$70,000	$—	$—	$—	$—	$—

Telephonic meeting fee	$500	$500	$500	$500	$500	$500
Re-elected Board members(2)	$—	$—	$—	$—	$—	$—

(1)	The Chairman fee, Vice Chairman fee, and director retainer are paid monthly during the calendar year.

(2)
Each non-employee director re-elected to the Board by our shareholders was granted 5,000 stock options. The stock options are priced on the date of grant and expire in ten years. One-third of the stock options vest on the date of grant, another one-third of the stock options vest on the first anniversary date of grant, and the remaining one-third of the stock options vest on the second anniversary of the date of grant.

All directors are reimbursed for any reasonable out-of-pocket travel expenses in connection with their travel to and attendance at any of the Board’s meetings or committee meetings.

For fiscal year 2016, the annual retainer for independent directors was $70,000. Directors received a $500 fee for attending telephonic board and committee meetings. The Directors did not receive any fees for attending in-person board or committee meetings. The Board added an equity component to the compensation package at the November 2015 Board meeting whereby in addition to the retainer and fees, the Directors would receive $35,000 in a restricted stock grant, with 1/3 vesting immediately, 1/3 after one year, and 1/3 after two years. However, at the December 2016 Board meeting, the Board approved accelerating the vesting schedule of the equity award so that the last two years of the award vested as of the closing stock price on December 7, 2016.

For fiscal year 2017, the annual retainer for independent Directors remains at $70,000 and the telephonic Board and telephonic committee meeting fees and chairman, vice chairman, and committee chairman fees will remain at the 2016 levels. The equity component remains at $35,000; however, at its December 2016 meeting, the Board approved changing the equity component from a restricted grant to immediate vesting each year beginning on the first trading day of January for the respective year. For January 2017, the grant immediately vested on January 3, 2017.

2016 Director Compensation Table

The table below summarizes the compensation paid during 2016 to our non-employee directors. Our non-employee directors do not receive non-equity incentive plan compensation, or nonqualified deferred compensation.

Director	Fees Earned or Paid in Cash (1)	Stock Awards(2)	Option Awards		All Other Compensation		Total
J. Stanley Fredrick	$356,034	$34,999	$60,900	(3)	$10,865	(5)	$462,798
Gerald E. Gilbert	$85,500	$34,999	$—		$—		$120,499
Larry A. Jobe	$93,000	$34,999	$—		$—		$127,999
Kevin Robbins	$—	$—	$38,900	(4)	$—		$38,900
Marlin Ray Robbins	$80,000	$34,999	$—		$2,662,388	(6)	$2,777,387
Eric W. Schrier	$80,500	$34,999	$60,900	(3)	$—		$176,399
Linda K. Ferrell, Ph.D.	$76,000	$34,999	$—		$—		$110,999
Robert A. Toth	$191,000	$34,999	$—		$12,191	(5)	$238,190

(1)
The amounts reported in this column represent the aggregate dollar amount of annual retainer fees, committee and/or chairmanship fees, and meeting fees, as described in the table above. The Chairman fee is 372,910, and Mr. Fredrick reimburses the company $16,876 for his health insurance.

(2)
As part of the equity component to the Director compensation package approved at the November 2015 Board meeting, each Director received a restricted grant of 1,844 shares of stock. The grant was effective on January 4, 2016 and the price per share was $18.98. One-third of the grant vested immediately with an additional 1/3 vesting on the first anniversary and the remaining 1/3 vesting on the second anniversary. On December 7, 2016, the Board modified the vesting period for the grant so that the final two years would vest immediately on December 7, 2016.

(3)
The amounts reported in this column represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 “Stock Compensation”. Messrs. J. Stanley Fredrick and Eric Schrier were awarded stock options in connection with their re-election to the Board at the 2016 Annual Shareholders’ Meeting. They each received a grant of 5,000 stock options with an exercise price of $21.18 pursuant to our policy that each non-employee director re-elected to the Board by our shareholders is granted 5,000 stock options. For the aforementioned grants, one-third of the stock options vest on the date of grant, another one-third of the stock options vest on the first anniversary date of the grant, and the remaining one-third of the stock options vest on the second anniversary of the date of grant. The stock options are priced on the date of grant. See table below titled “Directors’ Stock Options Outstanding” for aggregate options outstanding at year-end.

(4)
The amounts reported in this column represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 “Stock Compensation”. Kevin Robbins, son of Marlin Ray Robbins, was elected to the Board on December 7, 2016. He was awarded 5,000 options on December 7, 2016 with 1/3 vesting immediately, 1/3 on the first-year anniversary, and 1/3 on the second-year anniversary. The exercise price on December 7, 2016 was $17.28 per share. Mr. K. Robbins holds positions in our associate global downline network marketing system and we paid him approximately $159,000 in connection therewith.

(5)	Included in other compensation is our payment for Mr. Fredrick’s travel of $9,070 and other miscellaneous expenses of $1,795 and Mr. Toth's travel of $11,864 and other miscellaneous expenses of $327.

(6)
Mr. M. Robbins holds positions in our associate global downline network marketing system and we paid him commissions of approximately $2.7 million in connection therewith. Mr. Robbins resigned from the Board in November 2016. Although Mr. Robbins resigned in November, the Board approved the immediate vesting of the final two years of his 2016 equity award on December 7, 2016.

Directors’ Stock Options Outstanding

The table below summarizes the outstanding stock options of our non-employee directors as of December 31, 2016:

Director	Grant Date	Aggregate Number of Shares Underlying Outstanding Stock Options	Exercise Price Per Share	Grant Date Fair Value of Option Awards	Calculated Fair Value Price Per Share	Fair Value of Option Awards Recognized in 2016(a)
J. Stanley Fredrick	June 10, 2010	6,976	$23.70	$82,317	$11.80	$—
	February 21, 2013	5,000	$5.72	$17,850	$3.57	$847
	June 5, 2013	5,000	$9.89	$30,350	$6.07	$—
	February 20, 2014	8,000	$19.60	$97,660	$12.21	$4,548
	June 22, 2016	5,000	$21.18	$63,205	$12.64	$32,151
		29,976		$291,382		$37,546

Linda K. Ferrell, Ph.D.	April 1, 2015	5,000	$18.55	$55,421	$11.08	$23,160
		5,000		$55,421		$23,160

Gerald E. Gilbert	November 20, 2008	1,000	$25.00	$10,300	$10.30	$—
	June 10, 2009	5,000	$30.00	$72,000	$14.40	$—
	August 16, 2010	2,315	$24.60	$32,421	$14.00	$—
	May 30, 2012	1,667	$5.19	$16,050	$3.21	$—
	February 21, 2013	3,333	$5.72	$17,850	$3.57	$847
	February 20, 2014	5,000	$19.60	$61,037	$12.21	$2,843
	May 28, 2015	5,000	$20.95	$62,740	$12.55	$20,947
		23,315		$272,398		$24,637

Larry A. Jobe	November 20, 2008	1,000	$25.00	$10,300	$10.30	$—
	June 10, 2009	5,000	$30.00	$72,000	$14.40	$—
	August 16, 2010	1,410	$24.60	$19,740	$14.00	$—
	February 21, 2013	—	$5.72	$17,850	$3.57	$847
	February 20, 2014	5,000	$19.60	$61,037	$12.21	$2,843
	May 28, 2015	5,000	$20.95	$62,740	$12.55	$20,947
		17,410		$243,667		$24,637

Kevin Robbins	December 7, 2016	5,000	$17.28	$52,019	$10.40	$18,480
		5,000		$52,019		$18,480

Marlin Ray Robbins(b)	November 20, 2008	1,000	$25.00	$10,300	$10.30	$—
	June 10, 2009	5,000	$30.00	$72,000	$14.40	$—
	May 30, 2012	5,000	$5.19	$16,050	$3.21	$—
	February 21, 2013	5,000	$5.72	$17,850	$3.57	$847
	February 20, 2014	5,000	$19.60	$61,037	$12.21	$2,843
	May 28, 2015	5,000	$20.95	$62,740	$12.55	$29,427
		26,000		$239,977		$33,117

Eric W. Schrier	October 29, 2014	5,000	$14.19	$42,545	$8.51	$11,741
	June 22, 2016	5,000	$21.18	$63,205	$12.64	$32,151
		10,000		$105,750		$43,892

Robert A. Toth	August 16, 2010	2,410	$24.60	$33,751	$14.00	$—
	June 9, 2011	13,157	$11.40	$84,211	$6.40	$—
	February 21, 2013	5,000	$5.72	$17,850	$3.57	$847
	February 20, 2014	5,000	$19.60	$61,037	$12.21	$2,843
	May 28, 2014	5,000	$14.68	$45,092	$9.02	$6,119
		30,567		$241,941		$9,809

(a)
Represents the calculated stock-based compensation expense recognized in our consolidated financial statements for the fair value of the option awards in accordance with FASB ASC Topic 718 “Stock Compensation”. Assumptions made in the calculation of these amounts are included in Note 11 to our audited financial statements for the fiscal year ended December 31, 2016, included in our Annual Report on Form 10-K filed with the SEC on March 14, 2017.

(b)
On November 10, 2016, Mr. Robbins resigned from his position as a member of the Company's Board of Directors. Mr. Robbins is an active associate with 22 years of field experience and will remain active in field sales activities.

Directors’ Stock Ownership Guidelines

We encourage our non-employee directors to own shares of our common stock equal to three times the value of a director’s annual board retainer in order to demonstrate to our shareholders and the investment community that our directors are personally committed to our success. However, we do not have a formal policy requiring our directors to own any specific number of shares.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of March 31, 2017, concerning beneficial ownership of shares of our common stock by (a) each person known by us to beneficially own 5% or more of our outstanding shares of common stock, (b) each of our directors and “Named Executive Officers,” and (c) all of our current directors and executive officers as a group.

Name	Number of Outstanding Shares		Number of Shares Underlying Options (1)	Total Number of Outstanding Shares and Shares Underlying Options (1) (2)	% of Class Outstanding(1)
Beneficial Owners of 5% or More
Tyler Rameson(3)	239,398		—	239,398	8.8%
Michael Challen(4)	190,057		—	190,057	7.0%
Renaissance Technologies LLC / Renaissance Technologies Holdings Corporation(5)	199,260		—	199,260	7.4%
Directors and Named Executive Officers
J. Stanley Fredrick(6)	319,974	(7)	26,642	346,616	12.8%
Robert A. Toth	57,568		30,567	88,135	3.3%
Larry A. Jobe	55,000		15,743	70,743	2.6%
Gerald E. Gilbert	15,568		21,648	37,216	1.4%
Eric W. Schrier	3,568		6,666	10,234	0.4%
Linda K. Ferrell, Ph.D.	3,568		3,333	6,901	0.3%
Kevin A. Robbins	5,324		1,666	6,990	0.3%
Alfredo (Al) Bala	10,030		6,667	16,697	0.6%
Joel R. Bikman	1,900		5,333	7,233	0.3%
Yong Jae (Patrick) Park	—		3,000	3,000	0.1%
All 15 executive officers and directors as a group	473,530		151,932	625,462	23.1%

(1)
Shares of our common stock subject to stock options, warrants, or any other convertible security currently exercisable or convertible, or exercisable or convertible within 60 days of March 31, 2017, are deemed outstanding for computing the percentage of the person or entity holding such securities, but are not outstanding for computing the percentage of any other person or entity.

(2)
The information contained in this table with respect to beneficial ownership reflects “beneficial ownership” as defined in Rule 13d-3 under the Exchange Act. All information with respect to the beneficial ownership of any shareholder has been furnished by such shareholder and, except as otherwise indicated or pursuant to community property laws, each shareholder has sole voting and investment power with respect to shares listed as beneficially owned by such shareholder.

(3)
The information regarding the beneficial ownership of Tyler Rameson is based on the Schedule 13G filed with the SEC by Mr. Rameson on January 10, 2017, in which Mr. Rameson indicated he had sole power to vote and dispose of all such shares. The address for Mr. Rameson is 1805 Jelinda Drive, Santa Barbara, CA 93101.

(4)
The information regarding the beneficial ownership of Michael Challen is based on the Schedule 13G/A filed with the SEC by Mr. Challen on January 30, 2017, in which Mr. Challen indicated he had sole power to vote and dispose of all such shares. The address for Mr. Challen is 2786 Puesta Del Sol, Santa Barbara, CA 93105.

(5)
The information regarding the beneficial ownership of Renaissance Technologies LLC/Renaissance Technologies Holdings Corporation is based on the Schedule 13G/A filed with the SEC by Renaissance Technologies LLC/Renaissance Technologies Holdings Corporation on February 14, 2017, in which each of Renaissance Technologies LLC and Renaissance Technologies Holdings Corporation indicated it had sole power to dispose of 198,655 of such shares, sole power to vote 195,160 of such shares and shared power to dispose of 605 of such shares. The address for Renaissance Technologies LLC/Renaissance Technologies Holdings Corporation is 800 Third Avenue, New York, NY 10022.

(6)	Mr. Fredrick beneficially owns more than 5% of our common stock. Mr. Fredrick maintains offices at 600 S. Royal Lane, Suite 200, Coppell, Texas 75019.

(7)
The number of shares owned by Mr. Fredrick includes 194,974 shares of our common stock directly held by Mr. Fredrick and 125,000 shares of our common stock held through JSF Resources LTD Partnership. JSF Resources LTD is a limited partnership that is owned by FSJ Secure Trust, of which Mr. Fredrick is the sole beneficiary. Mr. Fredrick pledged 40,000 shares he holds individually as collateral for a loan.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers, and persons who own more than 10% of our common stock to file initial reports of ownership and reports of changes in their beneficial ownership of our common stock with the SEC. Such persons are required by the SEC regulations to furnish us with copies of all Section 16(a) reports they file.

Based solely upon a review of such reports or written representations furnished to us that no other reports were required, we believe that during the year ended December 31, 2016, except as noted below, all of our executive officers and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements. Further, based solely on a review of such reports or written representations furnished to us, during the fiscal year ended December 31, 2016, each of Linda K. Ferrell, Ph.D., Larry A. Jobe, Robert A. Toth, Gerald E. Gilbert, J. Stanley Fredrick, Eric W. Schrier and Marlin Ray Robbins filed a late Form 4 related to a grant of restricted stock on January 4, 2016. For fiscal year ended December 31, 2016, Erin K. Barta and Landen Fredrick filed a late Form 3 related to being designated a Section 16 officer in February 2016.

EXECUTIVE COMPENSATION

This executive compensation discussion describes our compensation program for the year ended December 31, 2016 for our Named Executive Officers listed below, which we refer to collectively as our “Named Executive Officers”.

•	Alfredo (Al) Bala – CEO and President

•	Yong Jae (Patrick) Park – Regional President Asia

•	Joel Bikman – Senior Vice President of Sales and Marketing

Alfredo (Al) Bala is a Named Executive Officer based on his position, while the other individuals listed above were Named Executive Officers based on compensation earned in 2016.

We compensate our executive officers through our executive compensation program that is designed to maintain a fair, equitable, and competitive compensation package that allows the Company to attract and retain top executive talent. Based on recommendations made by our Compensation and Stock Option Plan Committee, the Board approves all compensation related to our executive officers, including our Named Executive Officers. The Compensation and Stock Option Plan Committee annually reviews each executive officer’s responsibilities and performance. In general, our executive compensation program for executive officers, including our Named Executive Officers, consists of payment of an annual base salary; participation in our Management Non-Equity Incentive Bonus Plan; stock option awards; and certain other benefits and perquisites.

Summary Compensation Table (2015 & 2016)

The following table summarizes the total compensation awarded to our Named Executive Officers for the fiscal years ended December 31, 2015 and 2016:

Name & Principal Position	Year	Salary(1)	Bonus		Option Award(2)	Non-Equity Incentive Plan Compensation(3)		All Other Compensation(4)	Total

Alfredo (Al) Bala CEO and President	2016	$400,000	$—		$—	$—		$26,398	$426,398
	2015	$350,308	$—		$—	$181,000		$15,964	$547,272

Yong Jae (Patrick) Park (5) Regional President Asia	2016	$297,039	$—		$—	$—		$46,058	$343,097
	2015	$280,665	$165,614	(6)	$—	$27,294	(7)	$24,362	$497,935

Joel Bikman Senior Vice President of Sales and Marketing	2016	$295,000	$—		$—	$—		$26,149	$321,149
	2015	$281,923	$—		$53,024	$113,000		$14,820	$462,767

(1)
The amounts reported in this column represent the total amount paid to the executive during the year as a result of the executive’s annual base salary and the number of payroll periods in the respective year.

(2)
The amounts reported in this column represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 “Stock Compensation” for option awards granted in 2015. Assumptions made in the calculation of these amounts are included in Note 11 to our audited financial statements for the fiscal year ended December 31, 2016, included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 14, 2017.

(3)	The amounts reported in this column represent non-equity incentive plan compensation paid in March 2016 under our Management Non-Equity Incentive Bonus Plan with respect to 2015 performance.

(4)
The amounts reported in this column include, among other items, an automobile allowance or automobile lease payments, matching contributions to our 401(k) plan, automobile insurance coverage, and statutory pension and insurance paid on behalf of each Named Executive Officer, and are detailed in the “All Other Compensation” table included below.

(5)
Mr. Park’s compensation is denominated in Korean Won except for the Non-Equity Incentive Plan Compensation, which is denominated in United States Dollars. The Company has converted the compensation denominated in Korean Won to United States Dollars using the average daily exchange rate for the period from January 1 through December 31 of the respective year. Using this methodology, the conversion rate for 2016 is 1,162.79 Korean Won per United States Dollar and the conversion rate for 2015 is 1,068.89 Korean Won per United States Dollar.

(6)	The Board of Directors awarded Mr. Park a discretionary bonus of ₩195,000,000 in 2015, which was paid in March 2016.

(7)	Pursuant to the 2015 non-equity incentive plan approved by the Compensation and Stock Option Plan Committee for Mr. Park, he earned ₩32,016,400 (or $27,294).

All Other Compensation Table (2015 and 2016)

The amounts included in the “All Other Compensation” column of the Summary Compensation Table above are broken down as follows:

		Automobile Lease Payments	Company Matching 401(k) Contribution	Life Insurance	Statutory Pension and Insurance(1)	Total All Other Compensation
Name	Yr.	($)	($)	($)	($)	($)

Alfredo (Al) Bala	2016	12,000	12,592	1,806	—	26,398
	2015	12,000	2,550	1,414	—	15,964

Yong Jae (Patrick) Park	2016	23,646	—	845	21,566	46,057
	2015	24,362	—	—	—	24,362

Joel Bikman	2016	12,000	13,855	294	—	26,149
	2015	12,000	2,550	270	—	14,820

(1)The amounts reported in this column reflect Korean statutory pension and insurance for Mr. Park.

Executive Employment Agreements

We enter into employment agreements with certain executive officers, including our Named Executive Officers. Pursuant to the terms of the employment agreements, some of our executive officers are entitled to severance in certain events of early termination. These provisions are described in the section titled “Potential Payments Upon Termination or Change in Control” appearing later in this Proxy Statement. In the employment agreements, we have agreed to pay relocation expenses for newly hired executives, provide a leased vehicle or pay a monthly automobile allowance, and allow our executives to participate in our Management Non-Equity Incentive Bonus Plan and in all of our other employee benefit plans. In addition, the employment agreements contain covenants regarding (i) confidentiality and non-disparagement that apply to the executive both during and after employment and (ii) non-competition and non-solicitation that apply to the executive during employment and for one year after termination. The following is a description of the other material terms of the employment agreements with our Named Executive Officers as of December 31, 2016:

Named Executive Officer	Position	Effective Date of Agreement	Expiration Date		2015 Annual Base Salary		2016 Annual Base Salary		2017 Annual Base Salary
Alfredo (Al) Bala	CEO	October 2007	August 2017	(1)	$324,000		$400,000		$400,000
Yong Jae (Patrick) Park	Regional President Asia	October 2009	September 2017	(2)	$285,000	(3)	$313,500	(3)	$283,800	(3)

(1)	The employment agreement for Mr. Bala had an initial term of two years with automatic renewals for successive one-year periods unless terminated pursuant to the terms of the contract.

(2)	The employment agreement for Mr. Park had an initial term of one year with automatic renewals for successive one-year periods unless terminated pursuant to the terms of the contract.

(3)
Mr. Park’s annual base salary was ₩300,000,000 for 2015, ₩330,000,000 for 2016, and ₩330,000,000 for 2017 converted to United States Dollars using an exchange rate of ₩1,053 per $1 for 2015, ₩1,053 per $1 for 2016 and ₩1,163 per $1 for 2017.

In his role as Executive Vice President, Sales & Marketing, we entered into a two-year employment agreement, with automatic renewals for successive one-year periods, with Mr. Bala in October 2007. Pursuant to the terms of the employment agreement, we agreed to pay Mr. Bala an annual base salary of $275,000. In accordance with the terms of the employment agreement allowing increases to base salary, the Board and the Compensation and Stock Option Plan Committee review Mr. Bala’s base salary annually in accordance with their annual review of salaries for our Named Executive Officers and make any adjustments they deem appropriate. In 2008, we increased Mr. Bala’s annual base salary to $290,000. Effective for 2012, we increased Mr. Bala’s annual base salary to $300,000 in connection with his promotion to Executive Vice President, Sales & Marketing. In February 2014, we increased Mr. Bala’s annual base salary to $324,000 in connection with his performance evaluation and to align with the compensation levels of our competitors. In May 2014, he was named President, and in August 2015, he was promoted to CEO. His annual base salary was increased to $400,000 as of August 2015.

In October 2009, we entered into a one-year employment agreement, with automatic renewals for successive one-year periods, with Mr. Park, our Regional President Asia. Pursuant to the terms of the employment agreement, we agreed to pay Mr. Park an annual base salary of approximately $117,000 (₩123,000,000 at ₩1,052.88 per $1). In accordance with the terms of the employment agreement allowing increases to base salary, the Board and the Compensation and Stock Option Plan Committee review Mr. Park’s base salary annually in accordance with their annual review of salaries and make any adjustments they deem appropriate. In 2011, we increased Mr. Park’s annual base salary to approximately $139,000 (₩146,324,375 using aforementioned exchange rate). Effective for 2012, we increased Mr. Park’s annual base salary to approximately $175,000 (₩184,500,000 using aforementioned exchange rate). Effective for 2013, we increased Mr. Park’s annual base salary to approximately $227,000 (₩238,978,500 using aforementioned exchange rate). In November 2013, we increased Mr. Park’s annual base salary to approximately $247,000 (₩260,486,560 using aforementioned exchange rate). In November 2014, we increased Mr. Park’s annual base salary to approximately $285,000 (₩300,000,000 using aforementioned exchange rate) in connection with his performance evaluation and to align with the compensation levels of our competitors. In 2016, Mr. Park’s annual base salary was increased to (₩330,000,000).

2016 Grants of Plan Based Awards

There were no grants of Plan Based Awards to our Named Executive Officers in 2016.

Equity Compensation Plan Information

We use stock option plans to encourage investment by our officers, employees, and non-employee directors in shares of our common stock so they will have an increased vested interest in and greater concern for Mannatech’s welfare.

The Board and a majority of our shareholders approved the Mannatech, Incorporated 2008 Stock Incentive Plan in February 2008 and in 2012 and 2014 amended the plan to increase the number of shares of common stock subject to the plan (as amended, the “2008 Plan”). Our 2008 Plan enables us to attract and retain employees, consultants and directors who will contribute to our long-term success and aligns the interests of those individuals with the interests of our shareholders. Awards of stock options, including incentive and non-statutory stock options, and restricted stock may be issued under our 2008 Plan. The Compensation and Stock Option Plan Committee administers the 2008 Plan. The 2008 Plan is our only equity compensation plan in effect as of December 31, 2016.

There are 330,000 shares of our common stock currently reserved for issuance under our 2008 Plan, which does not include certain shares available for issuance under our predecessor stock plan. In the event of certain changes to our common stock, including due to a merger, consolidation, reorganization, reincorporation, stock dividend, non-cash dividend, stock split, liquidation, combination, stock exchange, or change in corporate structure, we may adjust the number of shares subject to our 2008 Plan and to any outstanding awards.

Generally, the exercise price with respect to stock options granted pursuant to our 2008 Plan cannot be less than 100% of the fair market value per share of our common stock on the date of grant. Unless the Compensation and Stock Option Plan Committee specifies otherwise, in general, stock options vest annually over a two- or three- year period and have a ten-year term.

Participants in our 2008 Plan may pay the exercise price for stock options in cash, shares of common stock, via a broker-assisted cashless exercise method or in any other form of legal consideration that the Compensation and Stock Option Plan Committee approves.

Our 2008 Plan also permits awards of restricted shares of our common stock, or restricted stock, and the Compensation and Stock Option Plan Committee determines the vesting schedule for such restricted stock.

If we undergo a change in control or certain other significant corporate transactions, our 2008 Plan provides that we may assume, continue, substitute for, or cancel any outstanding awards. For purposes of our 2008 Plan, a “change in control” generally means (i) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of our assets to a third-party, (ii) the replacement of the majority of the incumbent members of the Board, (iii) the adoption of a plan relating to our liquidation or dissolution, or (iv) the consummation of any transaction (including a merger or consolidation) that results in a third-party becoming the beneficial owner of more than 50% of our voting power.

In the event that any award under our 2008 Plan is determined to be nonqualified deferred compensation subject to Section 409A of the Code, the award will have to comply with certain technical tax limitations with respect to when awards may be exercised or paid for.

Our 2008 Plan will terminate automatically on February 20, 2018, unless the Board terminates it sooner. The Board may amend our 2008 Plan at any time but to the extent shareholder approval is necessary pursuant to the 2008 Plan or marketplace rules of NASDAQ, an amendment may not become effective until we obtain shareholder approval. If the shareholders approve the 2017 Plan, no further awards will be granted thereafter under the 2008 Plan.

The following table provides information as of April 21, 2017 about our common stock that may be issued upon the exercise of stock options under the 2008 Plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (a)	Weighted-average exercise price of outstanding options, warrants, and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plan approved by shareholders	242,441	$17.11	68,326
Equity compensation plans not approved by shareholders	—	—	—
Total	242,441		68,326

Non-Equity Incentive Plan

We award annual cash bonuses under our Management Non-Equity Incentive Bonus Plan for achievement of specified performance objectives within a specific performance period, which is typically one year or less. We make awards from an established incentive pool. The Compensation and Stock Option Plan Committee determines the total size of our incentive pool by taking into account our financial performance. We believe this pool-based bonus system helps foster teamwork and ensures that all executives work collectively to improve our performance.

2016 Non-Equity Incentive Plan

For 2016, the Board has approved two bonus opportunities for our Named Executive Officers, regional presidents and other senior executives designated by the Compensation and Stock Option Plan Committee under our Management Non-Equity Incentive Bonus Plan. The common measurement for both bonus opportunities is based on Operating Profit, as determined by generally accepted accounting principles (“GAAP”).

Our Named Executive Officers and other senior management designated by the Compensation and Stock Option Plan Committee were eligible for a bonus if the Company achieved Operating Profit targets as of the end of fiscal year 2016. To achieve a bonus opportunity, the actual Operating Profit for fiscal year 2016 must have been equal to or greater than the Operating Profit targets as set forth below. The maximum potential bonus that senior executives, Messrs. Bala, Bikman, L. Fredrick, Johnson, Park, and Simons, are entitled to receive under this bonus opportunity is 100% of their respective base salaries. The maximum potential bonus for other executives is either 12.50% or 25% depending on the actual Operating Profit target achieved. Bonuses are earned and payable after the Audit Committee has accepted the financial statements for full-year 2016.

The following table represents the 2016 Operating Profit targets and bonus opportunities:
2016 Operating Profit Targets – Annual Bonus

	1st Target	2nd Target	3rd Target	4th Target
Operating Profit Target (1)	$12.5 million	$13.5 million	$16.0 million	$18.0 million
Senior Executive Bonus Opportunity (2)	25%	50%	75%	100%
Executive Bonus Opportunity (3)	12.50%	25%	—%	—%
(1) After accrual of Annual Bonus Opportunity
(2) Messrs. Bala, Bikman, L. Fredrick, Johnson, Park, and Simons are eligible for the Senior Executive tier of the 2016 Mannatech Management Bonus Plan.
(3) This bonus tier is reserved for other members of senior management as designated by the Compensation and Stock Option Plan Committee.
For the year ending December 31, 2016, the Company earned $0.7 million in operating income, and the 1st Operating Profit target was not achieved.

401(k) Plan

On May 9, 1997, we adopted a 401(k) Pre-tax Savings Plan (the “401(k) Plan”). All full time employees, including our Named Executive Officers, who have completed three months of service and are at least 21 years of age are eligible to participate in our 401(k) Plan. During 2016, employees were allowed to contribute to our 401(k) Plan up to the maximum annual limit of their current annual compensation, as statutorily prescribed. The 401(k) plan permits matching employer contributions in the amount of $0.50 for each $1.00 contributed by a participating employee up to a maximum of 6% of the participant’s annual salary. The 401(k) Plan also allows us to make discretionary profit-sharing contributions each year based upon our profit. Employee contributions and our matching contributions are paid to a corporate trustee and are invested as directed by the participant. Our contributions to our 401(k) Plan vest over five years or earlier if the participant retires at age 65, becomes disabled, or dies. Payments to participants may be made in the case of financial hardship, and distributions may be made in a lump sum. Our 401(k) Plan is intended to qualify under Section 401(a) of the Code, so that contributions made by employees or by us to our 401(k) Plan, and income earned on these contributions, are not taxable to our employees until withdrawn from the 401(k) Plan.

2016 Outstanding Equity Awards at Fiscal Year End Table

The following table sets forth certain information about outstanding equity awards held by our Named Executive Officers at December 31, 2016:

	Option Awards					Stock Awards
Named Executive Officer	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($/Sh)	Option Expiration Date	Number of shares or units of stock that have not vested (#)	Market value of shares of units of stock that have not vested ($)

Alfredo (Al) Bala
February 21, 2013	1,667	—	—	$5.72	February 21, 2023	—	—
February 20, 2014	3,333	1,667	—	$19.60	February 20, 2024	—	—
August 26, 2015(1)	—	—	—	$—	—	7,500	$127,125
	5,000	1,667

Joel R. Bikman
April 28, 2014	3,333	1,667	—	$17.10	April 28, 2024	—	—
August 26, 2015	2,000	4,000	—	$16.95	August 26, 2025	—	—
	5,333	5,667

Yong Jae (Patrick) Park
October 28, 2014	3,000	1,500	—	$14.33	October 28, 2024	—	—
	3,000	1,500

(1)
On August 26, 2015, the Board granted Mr. Bala 10,000 shares at $16.95 per share of restricted stock that vests as follows: 2,500 on August 26, 2016, 2,500 on August 26, 2017, 2,500 on August 26, 2018, and 2,500 on August 26, 2019

Retirement Benefits and Non-Qualified Deferred Compensation

Our Named Executive Officers do not participate in any retirement plans, pension plans (other than the 401(k) Plan) or non-qualified deferred compensation plans.

Option Exercises and Stock Vested

No stock options were exercised and no restricted stock units vested for any Named Executive Officers during 2016.

Potential Payments Upon Termination or Change in Control

Mr. Bala and Mr. Park are the only Named Executive Officers who have employment agreements with the Company. Each employment agreement provides for certain payments and benefits in the event of early termination. However, none of these employment agreements requires payment upon a change in control of the Company. The 2008 Plan does, however, provide for accelerated vesting of options in the event of a change in control or other event for which the Board determines such accelerated vesting would be equitable under the circumstances. In addition, the 2008 Plan provides that upon termination of employment for cause, all outstanding options, whether vested or unvested, will immediately be forfeited. If employment is terminated for any other reason, the executive officer may, for a limited time period, exercise those options that were exercisable immediately prior to his or her termination of employment. For purposes of the 2008 Plan, the term “cause” will be the same as defined in an executive’s employment agreement and absent such agreement, the term “cause” means (i) the commission of a felony or crime involving moral turpitude or other act of willful malfeasance or material fiduciary breach, (ii) conduct tending to bring the Company into substantial public disgrace, or disrepute, (iii) gross negligence or willful misconduct with respect to the Company or (iv) a material violation of state or federal securities laws. Under the 2008 Plan, a “change of control” means (a) the sale of substantially all of the properties or assets of the Company, (b) a change in the Board resulting in the current directors (along with any directors nominated for election or appointed by at least 2/3 vote of the directors) ceasing to comprise at least a majority of the Board, (c) the liquidation or dissolution of the Company, or (d) the acquisition of beneficial ownership of more than 50% of the voting power of the Company. The following discussion summarizes our payment obligations to our Named Executive Officers upon termination or change in control (as defined under “Equity Compensation Plan Information” above) assuming such termination or change in control occurred on December 31, 2016:

Alfredo (Al) Bala – President:

Under the terms of his employment agreement, if Mr. Bala resigns for good reason or we terminate Mr. Bala without cause or due to disability, he will continue to receive his base salary through the end of the agreement term or for a period of twelve months from his last day of employment, whichever is longer. Notwithstanding the statement above, if Mr. Bala’s employment is terminated for cause, if he resigns without good reason, or is terminated due to his death, he is entitled to (i) any remaining base salary earned and not yet paid through the termination date; (ii) any annual bonus, or portion thereof, that is earned through the termination date; (iii) all reimbursable expenses due but not yet paid through the termination date; and (iv) all earned or vested benefits (or an amount equivalent to the value of such benefits) payable under our benefit plans or arrangements through the termination date. Under the agreement, a termination for “cause” means (A) we have determined that Mr. Bala has neglected, failed, or refused to render the services or to perform any other of his duties or obligations under the agreement, (B) Mr. Bala’s violation of any provision or obligation under the agreement, (C) Mr. Bala’s indictment for, or plea of no contest with respect to, any crime that adversely affects the utility of his services to us, or (D) any other act or omission of Mr. Bala involving fraud, theft, dishonesty, disloyalty, or illegality that harms or embarrasses us. The agreement defines a resignation for “good reason” as (W) any denial of compensation due and owing to Mr. Bala under the agreement, (X) any requirement that Mr. Bala be based anywhere other than Dallas County, Texas, except for travel incident to our business, (Y) our demotion of Mr. Bala in title or pay, or our removal of a material portion of Mr. Bala’s significant duties or responsibilities without Mr. Bala’s consent, or (Z) our material breach of the agreement. For purposes of the agreement, the term “disability” means Mr. Bala becomes incapacitated by accident, sickness, or other circumstances that, in the reasonable judgment of the Board renders or is expected to render Mr. Bala mentally or physically incapable of performing the essential duties and services required of him under the agreement, with or without reasonable accommodation, for a period of at least 90 consecutive calendar days. As of December 31, 2016, Mr. Bala’s annual base salary was $400,000. Mr. Bala’s employment agreement will renew automatically for a one year period on September 30 of each year unless terminated pursuant to its terms.

The following table shows the potential payments upon termination of Mr. Bala’s employment under the circumstances described above or the occurrence of a change in control assuming such termination or change in control occurred on December 31, 2016.

Termination Event	Cash Severance	Acceleration of Equity Awards		Total Termination Payments
Termination With Cause	$—	$—		$—
Termination Without Cause	$400,000	$—		$400,000
Resignation for Good Reason	$400,000	$—		$400,000
Resignation without Good Reason	$—	$—		$—
Disability	$400,000	$—		$400,000
Death	$—	$—		$—
Non-Renewal of his Employment Agreement	$—	$—		$—
Change in Control	$—	$33,840	(1)	$33,840

(1)	Amount reflects 1,667 unvested stock options calculated using the difference between the exercise price of the options and the closing price of our common stock of $20.30 on December 30, 2016.

Yong Jae (Patrick) Park – Regional President Asia:

Under the terms of his employment agreement with Mannatech Korea, Ltd., a subsidiary of the Company, Mr. Park shall receive an end of service payment, regardless of the reason for termination of employment, which will accrue at the rate of forty-five days base salary for each consecutive year of service. Either party may terminate the agreement at any time by giving thirty days advance notice to the other party. The Company may terminate the agreement without notice if Mr. Park materially breaches his duties as set forth in the agreement or in the Company’s regulations or, in the absence of such breach, if the Company pays Mr. Park thirty days base salary in lieu of such advance notice. As of December 31, 2016, Mr. Park’s annual base salary was 330,000,000 KRW. Mr. Park’s employment agreement will renew automatically for a one-year period on September 30 of each year unless terminated pursuant to its terms.

The following table shows the potential payments upon termination of Mr. Park’s employment under the circumstances described above or the occurrence of a change in control assuming such termination or change in control occurred on December 31, 2016.

Termination Event	Cash Severance (1)	Acceleration of Equity Awards		Total Termination Payments
Termination With Cause	$244,923	$—		$244,923
Termination Without Cause	$244,923	$—		$244,923
Resignation for Good Reason	$244,923	$—		$244,923
Resignation without Good Reason	$244,923	$—		$244,923
Non-Renewal of his Employment Agreement	$244,923	$—		$244,923
Change in Control	$—	$30,450	(2)	$30,450

(1)	All amounts translated from ₩330,000,000 using a 2016 exchange rate of ₩1,163 per $1.

(2)	Amount reflects 1,500 unvested stock options calculated using the difference between the exercise price of the options and the closing price of our common stock of $20.30 on December 30, 2016.

Named Executive Officers Stock Ownership Guidelines

We do not have stock ownership guidelines for our Named Executive Officers.

$1 Million Pay Deductibility Cap

Under Section 162(m) of the Code (as interpreted by IRS Notice 2007- 49), public companies are precluded from receiving a tax deduction on compensation paid to their chief executive officer and the three most highly compensated officers of the company (other than the chief executive officer and the chief financial officer) if such officer’s compensation exceeds $1 million, unless the compensation is excluded from the $1 million limit as a result of being classified as performance-based compensation. Currently, our executive officers’ cash compensation levels have not exceeded the $1 million limit, and our stock option grants qualify as performance-based compensation under Section 162(m). Nonetheless, we annually review all of our executive officers’ compensation in an effort to comply with Section 162(m).

Compensation and Stock Option Plan Committee Interlocks and Insider Participation

Messrs. Jobe, Gilbert, Schrier, and Toth served during 2016 and currently serve on our Compensation and Stock Option Plan Committee. None of these individuals is or has been an officer or employee of ours. None of our executive officers is a member of any other company’s board of directors, or serves as a member of any other company’s compensation committee that has or has had one or more executive officers serving as a member of the Board or our Compensation and Stock Option Plan Committee.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Transactions involving M5M Foundation

For the year ended December 31, 2016, the Company made cash donations of $0.6 million to the M5M Foundation, a 501(c)(3) charitable organization that works to combat the epidemic of childhood malnutrition on a global scale. For the year ended December 31, 2015, the Company made cash donations of $0.9 million to the M5M Foundation. Several of the Company’s directors and officers and their family members serve on the board of the M5M Foundation, including:

•	Alfredo Bala, the Company’s CEO and President;

•	Christopher Simons, the Company’s Regional President EMEA/Australia/North America;

•	Landen Fredrick, the Company’s Senior Vice President, Global Operations and the son of J. Stanley Fredrick, the Company’s Chairman of the Board and a major shareholder; and

•	Lorrie Fry, the daughter of Larry Jobe, a member of our Board.

Transactions involving J. Stanley Fredrick

For the years ended December 31, 2016 and 2015, we paid employment compensation of approximately $293,500 and $251,000, respectively, in salary, bonus, auto allowance, and other compensation to Landen Fredrick, son of J. Stanley Fredrick, the Company’s Chairman of the Board and a major shareholder. From January 1 through March 31, 2017, we paid employment compensation of approximately $68,900 in salary, bonus, auto allowance, and other compensation to Landen Fredrick. In addition, Landen Fredrick participated in the employee health care benefit plans available to all employees of the Company. Landen Fredrick has served as Senior Vice President of Global Operations since August of 2016. Prior to that, Mr. Fredrick served as Senior Vice President, Supply Chain and IT since August of 2015, Vice President, Global Operations since May of 2013, as Vice President, North American Sales and Operations since January of 2011, as Vice President, North American Sales since February of 2010 and as Senior Director of Tools and Training since his hire in May of 2006. Landen Fredrick also serves on the Board of the M5M Foundation.

Transactions involving Marlin Ray Robbins

Mr. Marlin Ray Robbins was a member of the Company’s Board of Directors until his resignation from the Board on November 10, 2016. He is the father of Mr. Kevin Robbins, current member of the Company's Board of Directors. He is also a major shareholder. Mr. Robbins holds multiple positions in the Company’s associate global downline network marketing system. In addition, several of Mr. Robbins’ family members are independent associates. The Company pays commissions and incentives to its independent associates and during 2016 and 2015, the Company paid aggregate commissions and incentives to Mr. Robbins and his family of approximately $2.9 million and $3.2 million, respectively. During the first quarter of 2017, the Company paid aggregate commissions and incentives to Mr. Robbins and his family of $0.6 million. The aggregate amount of commissions and incentives paid to Mr. Robbins was approximately $2.7 million and $2.9 million in 2016 and 2015, respectively. The aggregate amount of commission and incentives paid to family members was approximately $0.2 million and $0.3 million in 2016 and 2015, respectively, of which $0.2 million was paid each year to his son, Kevin Robbins, and less than $0.1 million was paid each year to his daughter, Marla Finley, and daughter-in-law, Demra Robbins, who both share an account. For the first quarter 2017, the aggregate amount of commission and incentives paid to Mr. Robbins was approximately $0.6 million, and commissions and incentives paid to his family members were less than $0.1 million. All commissions and incentives paid to Mr. Robbins and his family members are in accordance with the Company’s global associate career and compensation plan. The Company has also contracted with a software development firm owned by Ryan Robbins, the son of Mr. Ray Robbins. The value of services performed during each of 2016 and 2015 by Mr. Ryan Robbins was less than $0.1 million.

Transactions involving Kevin Robbins

Mr. Kevin Robbins was elected to the Board on December 7, 2016. As noted above, Mr. K. Robbins is the son of Mr. Ray Robbins. The aggregate amount of commission and incentives paid to Mr. K. Robbins was approximately $0.2 million in each of 2016 and 2015, For the first quarter 2017, the aggregate amount of commission and incentives paid to Mr. K. Robbins was less than $0.1 million, and he was paid $13,500 for consulting services related to our associate commission plan. Dawn Robbins, the wife of Mr. K. Robbins, is not an independent associate with the Company; however, she does have a member account. Members do not participate in the commission plan and do not earn commissions or incentives under the

Company’s global associate career and compensation plan. As noted above, Mr. K. Robbins’ sister, Marla Finley, and sister-in-law, Demra Robbins, share an account and are also independent associates earning commissions under the plan. Additionally and as noted above, the Company contracted with a software development firm owned by Ryan Robbins, Mr. K. Robbins’ brother. The value of the services performed during each of 2016 and 2015 by Mr. Ryan Robbins was less than $0.1 million.

Transactions involving Alfredo (Al) Bala

Johanna Bala, the wife of Alfredo (Al) Bala, the Company’s CEO and President, is an independent associate who earns commissions and incentives in accordance with the Company’s global associate career and compensation plan. The aggregate amount of commission and incentives paid to Johanna Bala was approximately $0.1 million and $0.2 million in 2016 and 2015, respectively. During the first quarter of 2017, the aggregate amount of commissions and incentives paid to Johanna Bala was less than $0.1 million.

Review and Approval of Related Party Transactions

Our Audit Committee reviews all relationships and transactions, including relationships and transactions with our directors, director nominees, executive officers and their immediate family members, as well as holders known by us to own more than 5% of any class of our voting securities and their family members, who have a direct or indirect material interest. Although the Board does not have a formal policy with respect to related party transactions, in approving or rejecting such proposed transactions, our Audit Committee considers the nature of the related party transaction, the amount and material terms of the transaction, whether the transaction is on terms no less favorable to Mannatech than terms generally available in a similar transaction with an unaffiliated third party, whether the transaction would impair the judgment of a director or executive officer to act in the best interest of Mannatech, and other facts and circumstances available and deemed relevant to our Audit Committee.

REPORT OF THE AUDIT COMMITTEE

Our purpose is to assist the Board in overseeing its financial reporting, internal controls, and audit functions. Larry A. Jobe has been the Audit Committee’s Chairman since February 2007 and is designated by the Board as the financial expert of our Audit Committee. Other members include Messrs. Gerald E. Gilbert, Eric W. Schrier and Robert A. Toth. The Board has determined that each of the Audit Committee’s members meet the independence and financial literacy requirements for purposes of serving on such committee under applicable rules of NASDAQ and the SEC. We operate under a written charter adopted by the Board. We review and address the adequacy of our charter on an annual basis. See our Fifth Amended and Restated Charter of the Audit Committee, which is posted on the Company’s corporate website at ir.mannatech.com.

We are responsible for reviewing the Company’s consolidated financial statements, its systems of internal controls, and internal control over financial reporting. The Company’s independent registered public accounting firm is responsible for auditing our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”). Our activities are in no way designed to supersede or alter our responsibilities or the responsibilities of the Company’s independent registered public accounting firm. We assist the Board in fulfilling its responsibilities for oversight of the quality and integrity of the Company’s accounting, auditing, and reporting practices, and such other duties as directed by the Board. Our role does not provide any special assurances with regard to the Company’s consolidated financial statements, nor does it involve a professional evaluation of the quality of audits performed by the Company’s independent registered public accounting firm. We strengthened our ability to assist the Board of Directors, and formed a subcommittee called the Disclosure Committee. The Disclosure Committee is comprised of high level employees and officers who report to us and the Company’s Chief Executive Officer and Chief Financial Officer. The Disclosure Committee is responsible for reviewing all of the Company’s filings with the SEC. We have furnished the Board with the following report:

We have reviewed and discussed with the Company’s management their consolidated audited financial statements as of and for the year ended December 31, 2016, and the certification process required by the Sarbanes-Oxley Act of 2002. The Company has represented to us that its consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. We have also discussed the following with BDO USA, LLP, the Company’s independent registered public accounting firm: (i) the auditor’s responsibilities, (ii) any significant issues arising during the audit, and (iii) other matters required to be discussed by Auditing Standard No. 16, “Communications with Audit Committees.” We received the written disclosures from BDO USA, LLP required by Rule 3520 of the PCAOB. We have discussed with the Company’s independent registered public accounting firm the accounting firm’s independence from Company management. In addition, we have discussed the adequacy of the Company’s internal control over financial reporting with the Company’s independent registered public accounting firm and its management.

Based on the review and discussions referred to above, we recommended to the Board and the Board subsequently approved, that the Company’s year-end audited consolidated financial statements be included in the Company’s 2016 Annual Report on its Form 10-K for the year ended December 31, 2016 for filing with the SEC.

The Audit Committee

Larry A. Jobe, Chairman
Gerald E. Gilbert
Eric W. Schrier
Robert A. Toth

OTHER MATTERS

The Board does not know of any other matters that are to be presented for action at the 2017 Annual Shareholders’ Meeting. However, if any other matters properly come before us at the 2017 Annual Shareholders’ Meeting or any adjournments or postponements thereof, it is intended that the enclosed proxy will be voted in accordance with the judgment of the persons voting the proxy.

ADDITIONAL INFORMATION AVAILABLE

ACCOMPANYING THIS PROXY STATEMENT IS A COPY OF OUR 2016 ANNUAL SHAREHOLDERS’ REPORT, WHICH INCLUDES CERTAIN INFORMATION THAT WAS CONTAINED IN OUR ANNUAL REPORT ON FORM 10-K. OUR ANNUAL SHAREHOLDERS’ REPORT AND FORM 10-K CAN BE VIEWED ON OUR CORPORATE WEBSITE AT WWW.MANNATECH.COM OR UPON WRITTEN REQUEST BY ANY SHAREHOLDER.

FORWARD-LOOKING STATEMENTS

Certain disclosures and analysis in this proxy statement may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain events, risks, and uncertainties that may be outside our control. Forward-looking statements generally can be identified by use of phrases or terminology such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” or “continue” or the negative of such terms and other comparable terminology. Similarly, descriptions of our objectives, strategies, plans, goals, targets, or other statements other than statements of historical fact contained herein are also considered forward-looking statements. All of these statements are based on assumptions that are subject to change and other risks. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to have been correct. Certain risks and uncertainties inherent in our business are set forth in our filings with the SEC. Estimates of future financial or operating performance provided by us are based on existing market conditions and information available at this time. Actual financial and operating performance may be higher or lower. Future performance is dependent upon many factors, including the success of our international operations, our ability to attract and retain associates, changes in laws and governmental regulations and changes in market conditions. All subsequent written and oral forward-looking statements attributable to us or to individuals acting on our behalf are expressly qualified in their entirety by this paragraph.

By order of our Board of Directors,

J. Stanley Fredrick
Chairman of the Board of Directors

Dated: April 21, 2017

Appendix A
MANNATECH, INCORPORATED
FREQUENTLY ASKED QUESTIONS
Our Board of Directors (the “Board”) urges all shareholders to read all of the information included in the proxy materials provided to them. As a courtesy, the Board is providing each shareholder with the following list of frequently asked questions in hopes of eliminating some of the more commonly asked questions and keeping our shareholders informed of the various policies and procedures that must be followed for the 2017 Annual Shareholders’ Meeting.

1.	Why did I receive a Notice of Internet Availability of Proxy Materials this year instead of a paper copy of the proxy materials?
Pursuant to rules promulgated by the SEC, we are providing access to our proxy materials over the Internet. As a result, we are mailing to many of our shareholders a Notice of Internet Availability of Proxy Materials instead of a paper copy of our proxy materials. The notice contains instructions on how to access our proxy materials over the Internet, as well as instructions on how to request a paper copy of our proxy materials by mail.

2.	Why didn’t I receive a Notice of Internet Availability of Proxy Materials?
We are providing some of our shareholders, including those who have previously requested to receive paper copies of the proxy materials, with paper copies of the proxy materials instead of the Notice of Internet Availability of Proxy Materials. In addition, we are providing the Notice of Internet Availability of Proxy Materials by e-mail to those shareholders who have previously elected delivery of the proxy materials electronically. Those shareholders should have received an e-mail containing a link to the website where materials are available.
If you received a paper copy of the proxy materials, you may elect to receive future proxy materials electronically by following the instructions on your proxy card or voting instruction form. Choosing to receive your future proxy materials by e-mail will help us conserve natural resources and reduce the costs of printing and distributing our proxy materials.

3.	How can I access the proxy materials over the Internet?
Your Notice of Internet Availability of Proxy Materials or proxy card will contain instructions on how to view our proxy materials for the 2017 Annual Shareholders’ Meeting on the Internet. Our proxy materials are also available on our company website at ir.mannatech.com.

4.	What is the difference between a proxy-voting card and a ballot?
A proxy-voting card is mailed to a shareholder. The proxy-voting card gives specific instructions on how to cast a vote prior to our 2017 Annual Shareholders’ Meeting by mail, telephone, or the Internet. The instructions on the proxy-voting card are different depending on whether the shareholder owns shares directly or through a broker. Shareholders should read and follow all of the instructions in their packets to ensure their votes are counted. Ballots will be handed out at the 2017 Annual Shareholders’ Meeting to shareholders of record who own shares on the close of business on April 13, 2017 and to beneficial owners who own shares on the close of business on April 13, 2017that have obtained a legal proxy from their broker of record.

5.	What shares owned by a shareholder can be voted either by proxy or at the 2017Annual Shareholders’ Meeting?
All shares owned directly by a shareholder of record or indirectly as a beneficial owner as of the record date, April 13, 2017, may be voted by the shareholder prior to the meeting by telephone or through the Internet, or by returning a proxy card, without having to attend the shareholder meeting in person. At the 2017 Annual Shareholders’ Meeting, shares may be voted using a ballot by (i) shareholders of record who are verified with a valid form of identification and (ii) beneficial owners who are verified with a power of attorney from the broker of record giving them authority to vote at the meeting. If a shareholder does not have this information from his or her broker, our Inspector of Elections will not be able to count such shareholder’s vote because the broker may have already cast a vote on such shareholder’s behalf. We strongly recommend that a shareholder read the instructions on the Notice of Internet Availability of Proxy Materials or on the proxy-voting card received by the shareholder or provided by the shareholder’s broker prior to the 2017 Annual Shareholders’ Meeting to understand how to cast a vote at the meeting. A shareholder’s broker can usually mail or fax a shareholder any necessary paperwork prior to the meeting.

6.	What is the difference between direct ownership and beneficial ownership?
A shareholder has DIRECT OWNERSHIP over its shares if such shareholder is a holder of record of our common stock, meaning the shareholder either holds stock certificates in the shareholder’s own name or holds book-entry shares registered in the shareholder’s own name. This is evidenced by the shareholder’s receipt of all mailings directly from either our transfer agent, Computershare, or us. A shareholder has BENEFICIAL OWNERSHIP over its shares if such shareholder has delivered its stock certificates to a broker or purchased shares through a broker and receives all of our mailings either from a broker or through a solicitor, which is usually Broadridge Financial Solutions, Inc. As a beneficial owner, the shareholder still owns the shares, but our transfer agent does not have individual shareholders’ names from the brokers. The only information our transfer agent has is the aggregate total number of shares each broker of record holds on behalf of its clients.

7.	How is voting different for direct holders versus beneficial owners?
Our transfer agent has the names of the shareholders who directly hold shares of our common stock, but it does not have any detailed information (such as the individual names or number of shares held) concerning shareholders who own shares through brokers. Only the individual brokers have the detailed information about each shareholder’s beneficial ownership. Each brokerage group is responsible for reporting its clients’ votes to our transfer agent and for providing all mailings to our shareholders who own stock through their brokerage firm. Each brokerage group also has its own set of instructions on how to cast a vote with such brokerage firm.

8.	What does it mean if I received more than one set of materials?
This means your shares are registered with different names. For example, you may own some shares directly as a “holder of record” and other shares through a broker in “street name,” or you may own shares through more than one broker. In these situations, you may receive multiple sets of proxy materials. It is necessary for you either to attend in person (please note, however, that if a broker or other nominee holds your shares of record and you wish to vote at the meeting, you must obtain from that registered holder a proxy card issued in your name), follow the instructions to vote your shares by telephone or through the Internet provided in the Notice of Internet Availability of Proxy Materials or return a signed, dated and marked proxy card if you received a paper copy of the proxy card. If you vote by mail, make sure you return each proxy card in the return envelope that accompanied that proxy card.

9.	Can I change my proxy vote?
Both direct shareholders and beneficial shareholders can revoke a proxy-vote prior to commencement of the 2017 Annual Shareholders’ Meeting. Attendance at the 2017 Annual Shareholders’ Meeting will not in itself constitute a revocation of a shareholder’s proxy-vote. Generally, shareholders may revoke their proxy-vote by submitting a new proxy-vote with a later date or by voting in person at our 2017Annual Shareholders’ Meeting. Shareholders should call the telephone number listed within the shareholder information packets to obtain specific instructions on how to revoke their proxy-vote. Specific instructions on how to revoke a proxy-vote may be different depending on whether a shareholder is a direct shareholder of record or a beneficial shareholder.
Each set of instructions should include the shareholder’s account number and the solicitor’s telephone number and email address. Our Inspector of Elections will only count the verified proxy-votes received from each shareholder and brokerage firm with the latest date. Each share of our common stock represents one vote. Shareholders should call the telephone number provided to them in their shareholder information packets if they are unsure or have any questions. Telephone numbers may be different depending on whether a shareholder is a direct shareholder of record or a beneficial shareholder. The telephone numbers may also be different if a shareholder holds shares at different brokerage firms.

10.	How can I attend the 2017 Annual Shareholders’ Meeting?
The 2017 Annual Shareholders’ Meeting will be held on June 8, 2017 at 9:00 a.m., Central Daylight Time, at the Grapevine Convention Center in Grapevine, Texas. Shareholders will be admitted upon check-in. No cameras or recording equipment will be permitted in the meeting room.

11.	Where can I find the voting results of the 2017 Annual Shareholders’ Meeting?
We will announce preliminary voting results of the 2017 Annual Shareholders’ Meeting in a press release issued on or about June 8, 2017 and will publish final voting results on Form 8-K, which is expected to be filed with the Securities and Exchange Commission (“SEC”) on or before June 8, 2017.

12.	Can I have someone else cast a vote for me at the 2017 Annual Shareholders’ Meeting?
In order to have someone else cast your vote at the meeting, you must provide the person with whom you would like to cast your vote a power of attorney form. This person is called a shareholder designee (“designee”). A valid power of attorney form must be notarized and contain the following:

•	the date;

•	the full name of the designee;

•	the number of shares you hold and to be voted by the designee;

•	the nature and extent of the authority granted to the designee;

•	the expiration date that terminates the designee’s rights to cast your vote on your behalf; and

•	your signature.

The original power of attorney form must be attached to the ballot that is turned in at the meeting by the designee. If you are a beneficial owner, you must also provide the proper documentation from your broker of record to the designee, which would allow you to vote and attend the meeting. The designee should then attach all of the original form(s) to the ballot to be turned in at the 2017Annual Shareholders’ Meeting.

The designee must complete a separate ballot and attach the original power of attorney form and/or the proper documentation from the broker (only if the shares are held through a broker) and must sign each ballot as your designee.

13.	How can I vote against some or all of the nominees for the Board?
To vote against some or all of our Board nominees, you should check the “WITHHOLD ALL” or the “FOR ALL EXCEPT” boxes next to the name of each of the applicable nominees on the proxy-voting card or ballot.

14.	How can I write-in a nominee for the Board?
You CANNOT write-in additional Board nominees on your proxy-voting card when voting by mail, telephone, or the Internet. You may ONLY write-in the names of additional nominees for whom you wish to vote in person on the ballot at the 2017 Annual Shareholders’ Meeting.
To write-in a nominee on the ballot at the 2017Annual Shareholders’ Meeting, you should check the “WITHHOLD ALL” or “FOR ALL EXCEPT” box and identify the nominees for which you desire to vote against. You should then write-in your nominee(s) in the blank provided. You may only write-in as many nominees as you voted against. For example, if there were a total of two nominees listed on the ballot and you withheld a vote for one of the two nominees, one additional nominee may be written in.

15.	How can I recommend that a person be listed on the ballot as a nominee for the Board?
Shareholder recommendations for nominee(s) for the Board should have been submitted to our General Counsel by December 31, 2016, in order for the Board to have considered such persons for nomination at the 2017Annual Shareholders’ Meeting. Nominee recommendations should include a candidate’s name, age, biographical information, and qualifications. Upon receipt, our General Counsel forwards the list of nominees to our Nominating/Governance and Compliance Committee. Our Nominating/Governance and Compliance Committee reviews all of the nominees and recommends a list of nominees to the Board. The Board then votes on the nominees. Only the nominees approved by the Board will be listed on our ballot, proxy-voting card, and in our proxy statement on Schedule 14A. To submit recommendations for a nominee to the Board at the 2018 Annual Shareholder Meeting, a shareholder should submit in writing the nominees information to our General Counsel by December 31, 2017. The nomination should be either faxed to (972) 471-1571 or mailed to our General Counsel at Mannatech, Incorporated, 600 S. Royal Lane, Suite 200, Coppell, Texas 75019.

16.	How are the votes counted?
Our Inspector of Elections will be responsible for tabulating all of the votes for the 2017 Annual Shareholders’ Meeting. The presence, in person or by proxy-vote, of the holders of at least a majority of shares of our common stock outstanding, as of the record date, is necessary to have a quorum for the 2017 Annual Shareholders’ Meeting. “ABSTAIN” votes and “broker non-votes” will be counted as present for purposes of determining a quorum. A “broker non-vote” occurs when brokers holding shares in “street name” have not received voting instructions from the beneficial owner and either chooses not to vote those shares on a routine matter at the 2017 Annual Shareholders’ Meeting or is not permitted to vote those shares on a non-routine matter.
In tabulating the votes, if a proxy-vote or ballot is signed by the shareholder but submitted without providing specific voting instructions, the shareholder’s vote will be counted as a vote “FOR” each of the proposals. If your shares are held in “street name” and you do not provide specific voting instructions to your broker, then your shares will not be included in the vote for Proposal 1 (Election of Directors), Proposal 3 (“Say-on-Pay” Advisory Vote) or Proposal 4 (2017 Stock Incentive Plan), but will be voted at the discretion of your broker with respect to Proposal 2 (Ratification of Auditors).
For Proposal 1 (Election of Directors) — If a quorum is obtained, our Class III directors will be elected by a plurality of the shares represented, in person or by proxy, at the 2017 Annual Shareholders’ Meeting and entitled to vote. This means that the two nominees receiving the highest number of affirmative votes at the meeting will be elected as our two Class III directors. Votes marked “FOR ALL” will be counted in favor of all nominees. Votes marked “WITHHOLD ALL” will be counted against all nominees. To specify differently, a shareholder must check the “FOR ALL EXCEPT” box and then write the names of the nominees for whom the shareholder wishes to vote against. Votes marked “WITHHOLD ALL” have no effect on the vote since a plurality of the votes is required for the election of each nominee. Shareholders may not abstain from voting with respect to the election of directors.

A shareholder cannot write-in the names of additional nominees when voting by proxy. However, at the meeting, shareholders of record will be allowed to write-in additional names of nominee(s) on the ballot. To write-in a nominee on the ballot, the shareholder will need to check the “WITHHOLD ALL” or “FOR ALL EXCEPT” box and identify each of the nominees for which the shareholder does not wish to vote in the space provided. The shareholder will then be allowed to write-in only as many nominees as the shareholder has withheld votes from. For example, if there are a total of two nominees listed on the ballot and the shareholder wishes to withhold its vote for one of the two nominees, the shareholder should list the name of the one nominee for whom the vote is withheld and write-in up to one additional name for nominees to the Board.

For Proposal 2 (Ratification of Auditors) — If a quorum is obtained, and a majority of the shares represented, in person or by proxy, at the 2017 Annual Shareholders’ Meeting and entitled to vote, are in favor of Proposal 2, the ratification of the appointment of our independent registered public accounting firm for the year ended December 31, 2017, will be approved. Votes marked “FOR” Proposal 2 will be counted in favor of the ratification of the appointment of our independent registered public accounting firm for the year ended December 31, 2017. An abstention from voting on Proposal 2 will not be voted on that item, although it will be counted for purposes of determining the number of shares represented and entitled to vote. Accordingly, an “ABSTENTION” will have the same effect as a vote “AGAINST” Proposal 2.

For Proposal 3 (“Say-on-Pay”Advisory Vote) — If a quorum is obtained, and a majority of shares represented, in person or by proxy, at the 2017 Annual Shareholders’ Meeting and entitled to vote, are in favor of Proposal 3 the current executive compensation program will be approved by shareholders on an advisory basis. Votes marked “FOR” Proposal 3 will be counted in favor of the current executive compensation program. An abstention from voting on Proposal 3 will not be voted on that item, although it will be counted for purposes of determining the number of shares represented and entitled to vote. Accordingly, an “ABSTENTION” will have the same effect as a vote “AGAINST” Proposal 3. “Broker non-votes” are not considered shares entitled to vote for purposes of Proposal 3 and thus will have no effect on the outcome of the approval, on an advisory basis, of our executive compensation program.

For Proposal 4 (2017 Stock Incentive Plan) - If a quorum is obtained, and a majority of the shares represented, in person or by proxy, at the 2017 Annual Shareholders’ Meeting and entitled to vote, are in favor of Proposal 4 (2017 Stock Incentive Plan), our 2017 Stock Incentive Plan will be approved. Votes marked “FOR” Proposal 4 (2017 Stock Incentive Plan) will be counted in favor of the 2017 Stock Incentive Plan.  An abstention from voting on Proposal 4 will not be voted on that proposal, although it will be counted for purposes of determining the number of shares represented and entitled to vote. Accordingly, an “ABSTENTION” will have the same effect as a vote “AGAINST” Proposal 4. “Broker non-votes” are not considered shares entitled to vote for purposes of Proposal 4 and thus will have no effect on the outcome of the approval of the 2017 Stock Incentive Plan.

17.    What should I do if I never received my proxy materials or if the proxy materials have been lost?
You should contact your broker’s customer service department. The broker should verify that you were a shareholder on the close of business on April 13, 2017 and give you specific instructions on how to obtain new proxy materials and cast a vote. Anyone can view our 2017 proxy statement by logging onto our corporate website, ir.mannatech.com

Appendix B

Mannatech, Incorporated
2017 STOCK INCENTIVE PLAN

TABLE OF CONTENTS

		Page
1.	Purpose	1
2.	Definitions	2
3.	Administration	7
4.	Shares Subject to the Plan	9
5.	Eligibility	10
6.	Stock Options	11
7.	Restricted Awards	14
8.	Performance Awards	15
9.	Stock Appreciation Rights	18
10	Treatment of Awards on Termination of Continuous Service	20
11	Covenants of the Company	21
12	Company Use of Proceeds from Shares	21
13	Adjustments for Changes in Stock	21
14	Shareholder Approval	22
15	Amendment of the Plan and Awards	23
16	General Provisions	24
17	Market Standoff	29
18	Effective Date and Term of Plan	29
19	Choice of Law	29
20	Limitation on Liability	29
21	Execution	30

Mannatech, Incorporated
2017 Stock Incentive Plan
1.Purpose. The purpose of the Mannatech, Incorporated 2017 Stock Incentive Plan is to promote the success and enhance the value of the Company and its Affiliates by linking the personal interests of Employees, Directors and Consultants of the Company and its Affiliates to those of Company shareholders and by providing such individuals with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract and retain the services of the types of Employees, Directors and Consultants who will contribute to the Company’s long range success. The Plan is intended to be an “employee benefit plan” as such term is defined under Rule 405 of the Securities Act.

2.	Definitions.

(a)“Administrator” means the Board or the Committee appointed by the Board in accordance with Section 3(e).

(b)“Affiliate” means any parent or direct or indirect subsidiary of the Company, whether now or hereafter existing.

(c)“Award” means any Option, Restricted Award, Performance Award or SAR granted under the Plan.

(d)“Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Award. Each Award Agreement will be subject to the terms and conditions of the Plan and need not be identical.

(e)“Board” means the Board of Directors of the Company.

(f)“Cause” means (i) with respect to any Participant who is a party to a Service Agreement which provides for a definition of Cause, as defined therein; and (ii) with respect to any other Participant, (1) the commission of, or plea of guilty or no contest to, a felony or a crime involving moral turpitude or the commission of any other act involving willful malfeasance or material fiduciary breach with respect to the Company or an Affiliate, (2) conduct tending to bring the Company into substantial public disgrace, or disrepute, (3) gross negligence or willful misconduct with respect to the Company or an Affiliate or (4) material violation of state or federal securities laws. The Administrator, in its absolute discretion, will determine the effect of all matters and questions relating to whether a Participant has been discharged for Cause.

(g)“Change in Control” means, unless an applicable Award Agreement or Service Agreement states otherwise or contains a different definition, the first to occur of the following events:

(i)The direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation) to any Person, in one or a series of related transactions occurring within a 12-month period, of assets of the Company having a total gross fair market value of 40% or more of the total gross fair market value of all of the Company’s assets immediately before such transaction or series of transactions;

(ii)The following individuals cease for any reason to constitute a majority of the number of Directors then serving: individuals who, on the Effective Date, constitute the Board and any new Director (other than a Director whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of Directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any Person other than the Board) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds of the Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which that individual is named as a nominee for Director without objection to the nomination) who either were Directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended;

(iii)The approval by the Company’s shareholders of a plan of complete liquidation or dissolution of the Company.

(iv)Any Person (other than (1) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Affiliate or (2) any Person that is beneficially owned by the shareholders of the Company in substantially the same proportion as their beneficial ownership of Company securities immediately before the acquisition) acquires “beneficial ownership” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities, or in the case of a merger or consolidation in which the Surviving Entity becomes a subsidiary of another entity, the then outstanding securities of such parent entity; or

Notwithstanding the foregoing, a transaction will not be a Change in Control if (1) its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the Persons who held the Company’s securities immediately before the transaction; (2) it constitutes a public offering that results in any security of the Company being listed (or approved for listing), or designated (or approved for designation) as a security, on any Established Securities Market; (3) it results solely from a change in ownership of an existing shareholder.
(h)“Change in Control Value” means, (i) in the event of a Change in Control described in Section 2(g)(ii) or (iii), the Fair Market Value; and (ii) in the event of any other Change in Control or other transaction described under Section 13(c), the price per Share paid or payable to the Company’s shareholders in such transaction.

(i)“Code” means the Internal Revenue Code of 1986, as amended.

(j)“Committee” means a committee of one or more members of the Board appointed by the Board to administer the Plan in accordance with Section 3(e).

(k)“Common Stock” means the Company’s common stock, par value $0.0001 per Share.

(l)“Company” means Mannatech, Incorporated, a Texas corporation.

(m)“Consultant” means any natural person who provides bona fide consulting or advisory services to the Company or an Affiliate under a written agreement, which services are not in connection with the offer or sale of securities in a capital raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

(n)“Continuous Service” means the uninterrupted service of a Participant with the Company or an Affiliate as an Employee, Director or Consultant. A Participant’s Continuous Service will not be deemed interrupted or terminated merely because of a change in the capacity in which the Participant renders service, such as a change in status from Employee to Consultant or Director, or a change in the entity for which the Participant renders service, such as from the Company to an Affiliate, so long as there is no interruption or termination of the Participant’s service. The Administrator or its delegate, in its sole discretion, may determine whether Continuous Service will be considered interrupted in the case of any approved leave of absence, including sick leave, military leave or any other personal or family leave of absence.

(o)“Covered Employee” means a “covered employee” as defined in Code Section 162(m)(3), as modified by regulations and interpretive guidance issued thereunder.

(p)“Date of Grant” means the first date on which all necessary corporate action has been taken by the Administrator to approve the grant of an Award to a Participant as provided under the Plan, provided the key terms and conditions of the Award are communicated to the Participant within a reasonable period thereafter; or such later date as is designated by the Administrator and specified in the Award Agreement. In any situation where the terms of the Award are subject to negotiation with the Participant, the Date of Grant will not be earlier than the date the key terms and conditions of the Award are communicated to the Participant.

(q)“Detrimental Activity” means any of the following: (i) disclosure of the Company’s confidential information to any Person outside the Company, without prior written authorization from the Company or in conflict with the interests of the Company, whether the confidential information was acquired or disclosed by the Participant during or after service to the Company; (ii) failure or refusal to disclose promptly or assign to the Company all right, title, and interest in any invention, work product or idea, patentable or not, made or conceived by the Participant during service with the Company, relating in any manner to the interests of the Company or, the failure or refusal to do anything reasonably necessary to enable the

Company to secure a patent where appropriate in the United States and in other countries; (iii) activity that is discovered to be grounds for or results in termination of the Participant’s Continuous Service for Cause; (iv) violation or breach of a non-disclosure, confidentiality, intellectual property, privacy, exclusivity or other restrictive covenant in any, Award Agreement, Service Agreement or other agreement between the Participant and the Company; (v) any direct or indirect attempt to induce any Employee of the Company to be employed or perform services or acts in conflict with the interests of the Company; (vi) any direct or indirect attempt, in conflict with the interests of the Company, to solicit the trade or business of any current or prospective customer, client, supplier or partner of the Company; (vii) the conviction of, or guilty plea entered by, the Participant for any felony or a crime involving moral turpitude whether or not connected with the Company; or (viii) the commission of any other act involving willful malfeasance or material fiduciary breach with respect to the Company. All references to “the Company” in this definition refer to the Company and any Affiliate.

(r)“Director” means a member of the Board.

(s)“Disability” means (i) with respect to any Participant who is a party to a Service Agreement that provides for a definition of Disability, as defined therein; and (ii) with respect to any other Participant, the Participant’s inability to substantially perform his or her duties to the Company or any Affiliate by reason of a medically determinable physical or mental impairment that is expected to last for a period of six months or longer or to result in death. Notwithstanding the foregoing, for purposes of determining the term of an Incentive Stock Option under Section 10(b)(iii), “Disability” means permanent and total disability as defined in Code Section 22(e)(3). The Administrator will determine whether an individual is Disabled under procedures established by the Administrator. Other than for determinations of Disability for purposes of the term of an Incentive Stock Option under Section 10(b)(iii), the Administrator may rely on any determination that a Participant is disabled for purposes of benefits under any long-term disability plan maintained by the Company or any Affiliate in which a Participant participates.

(t)“Effective Date” means April 17, 2017, the date of the Plan’s adoption by the Board.

(u)“Eligible Director” means a person who is both a “non-employee director” as defined in Rule 16b-3(b)(3) under the Exchange Act and an “outside director” as defined in Treasury Regulation section 1.162-27(e)(3).

(v)“Employee” means a common law or statutory employee of the Company or an Affiliate. Mere service as a Director or payment of a Director’s fee by the Company or an Affiliate is not sufficient by itself to constitute being an Employee.

(w)“Established Securities Market” means a national securities exchange that is registered under Section 6 of the Exchange Act, a foreign national securities exchange that is officially recognized, sanctioned or supervised by governmental authority or any over-the-counter market that is reflected by the existence of an interdealer quotation system.

(x)“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(y)“Exercise Price” means the price per Share at which the holder of an Option may buy an underlying Share on exercise of the Option.

(z)“Fair Market Value” means, as of the date of any valuation event, the value per Share determined using a presumptively reasonable valuation method under Treasury Regulation section 1.409A-1(b)(5)(iv), as follows:

(i)On any date on which the Common Stock is readily tradable on an Established Securities Market, if the Common Stock is admitted to trading on an exchange or market for which closing prices are reported on any date, Fair Market Value may be determined based on (1) the last sale before or the first sale after the Date of Grant of an Award or any other valuation event; (2) the closing price on the last trading day before the Date of Grant of an Award or any other valuation event; (3) the closing price on the Date of Grant or any other valuation event; or (4) an average selling price during a specified period that is within 30 days before or 30 days after the Date of Grant of an Award, on condition that the commitment to grant an Award based on an average selling price during a specified period must be irrevocable before the beginning of the specified period, and the valuation method must be used consistently for grants of Awards under the Plan and substantially similar programs.

(ii)If the Common Stock is readily tradable on an Established Securities Market but closing prices are not reported, Fair Market Value may be determined based on (1) the average of the highest bid and lowest asked prices of the Common Stock reported on the last trading day before the Date of Grant of an Award or any other valuation event or on the Date of Grant of an Award or any other valuation event; or (2) an average of the highest bid and lowest asked prices during a specified period that is within 30 days before or 30 days after the Date of Grant of an Award, on condition that the commitment to grant an Award based on an average selling price during a specified period must be irrevocable before the beginning of the specified period, and the valuation method must be used consistently for grants of Awards under the same and substantially similar programs.

(iii)At any time the Common Stock is not readily tradable on an Established Securities Market, the Administrator will determine the Fair Market Value through the reasonable application of a reasonable valuation method based on the facts and circumstances as of the valuation date, including, at the election of the Administrator, by an independent appraisal that meets the requirements of Code Section 401(a)(28)(C) and the regulations issued thereunder as of a date that is no more than 12 months before the relevant transaction to which the valuation is applied (for example, an Option’s Date of Grant), and that determination will be conclusive and binding on all Persons.

(aa)“Incentive Stock Option” means an Option intended to qualify as an incentive stock option under Section 422 of the Code and the regulations issued thereunder.

(ab)“Nonqualified Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(ac)“Officer” means an individual who is an officer of the Company as defined in Rule 16a-1(f) under the Exchange Act.

(ad)“Option” means an Incentive Stock Option or a Nonqualified Stock Option granted under the Plan.

(ae)“Participant” means an individual to whom an Award is granted under the Plan or, if applicable, such other Person who holds an outstanding Award.

(af)“Performance Award” means an Award granted under Section 8.

(ag)“Performance Stock” means Restricted Stock granted under a Performance Award.

(ah)“Performance Stock Unit” means a Restricted Stock Unit granted under a Performance Award.

(ai)“Permitted Transferee” means a Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law (including adoptive relationships), any individual sharing the Participant’s household (other than a tenant or employee), a trust in which these individuals (or the Participant) have more than 50% of the beneficial interest, a foundation in which these individuals (or the Participant) control the management of assets, any other entity in which these individuals (or the Participant) own more than 50% of the voting interests, or such other transferee as may be permitted by the Administrator in its sole discretion.

(aj)“Person” means an individual, partnership, limited liability company, corporation, association, joint stock company, trust, joint venture, labor organization, unincorporated organization, governmental entity or political subdivision thereof or any other entity, and includes a syndicate or group as those terms are used in Section 13(d)(3) or 14(d)(2) of the Exchange Act.

(ak)“Plan” means this Mannatech, Incorporated 2017 Stock Incentive Plan, as amended from time to time.

(al)“Restricted Award” means an Award of Restricted Stock or Restricted Stock Units granted under Section 7.

(am)“Restricted Period” has the meaning set forth in Section 7.

(an)“Restricted Stock” means Shares granted under an Award that are subject to certain restrictions and risk of forfeiture.

(ao)“Restricted Stock Unit” means a hypothetical unit granted under an Award evidencing the right to receive one Share or an equivalent value in cash equal to the Fair Market Value (as determined by the Administrator) in the future, which right is subject to certain restrictions and risk of forfeiture.

(ap)“SAR” or “Stock Appreciation Right” means the right under an Award to receive an amount equal to the difference between the Fair Market Value as of the date of exercise and the Strike Price, multiplied by the number of Shares for which the Award is exercised, all as determined under Section 9.

(aq)“Securities Act” means the Securities Act of 1933, as amended.

(ar)“Service Agreement” means a written employment agreement, consulting or other service agreement or an employment policy manual, the terms of which have been approved by the Administrator, applicable to a Participant’s employment or service with the Company or an Affiliate.

(as)“Share” means one share of Common Stock.

(at)“Strike Price” means the base value per Share of a SAR, as determined by the Administrator and as set forth in the Award Agreement.

(au)“Surviving Entity” means the Company, if immediately following any merger, consolidation or similar transaction, the holders of outstanding voting securities of the Company immediately before the merger or consolidation own equity securities possessing more than 50% of the voting power of the entity existing following the merger, consolidation or similar transaction. In all other cases, the other entity to the transaction and not the Company will be the Surviving Entity. In making the determination of ownership by the shareholders of an entity immediately after the merger, consolidation or similar transaction, equity securities that the shareholders owned immediately before the merger, consolidation or similar transaction as shareholders of another party to the transaction will be disregarded. Further, outstanding voting securities of an entity will be calculated by assuming the conversion of all equity securities convertible (immediately or at some future time whether or not contingent on the satisfaction of performance goals) into securities entitled to vote.

3.Administration

(a)Administration by Board. The Board will administer the Plan unless and until the Board delegates administration to a Committee, as provided in Section 3(e).

(b)Authority of Administrator. The Administrator will have the power and authority to select Participants and grant Awards under the terms of the Plan.

(c)Specific Authority. In particular, the Administrator will have the authority to (i) construe and interpret the Plan and apply its provisions; (ii) promulgate, amend, and rescind rules and regulations relating to the administration of the Plan; (iii) authorize any Person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan; (iv) delegate its authority to one or more Officers of the Company with respect to Awards that do not involve any individual who is subject to Section 16 of the Exchange Act or who is a Covered Employee or is reasonably anticipated to become a Covered Employee during the term of an Award, which delegation will be by a resolution that specifies the total number of Shares that may be subject to Awards by the Officer and the Officer may not make an Award to himself or herself; (v) determine when Awards are to be granted under the Plan; (vi) select, subject to the limitations set forth in the Plan, those Participants to whom Awards will be granted; (vii) determine the number of Shares to be made subject to each Award; (viii) determine whether each Option is to be an Incentive Stock Option or a Nonqualified Stock Option; (ix) prescribe the terms and conditions of each Award, including, without limitation, the Strike Price or Exercise Price and medium of payment, vesting provisions, and to specify the provisions of the Award Agreement relating to the grant or sale; (x) subject to the restrictions applicable under Sections 8(c) and 15, amend any outstanding Awards, including for the purpose of modifying the purchase price, Exercise Price or Strike Price or the term of any outstanding Award; (xi) determine the duration and purpose of leaves of absences that may be granted to a Participant without constituting termination of their Continuous Service for purposes of the Plan, which periods will be no shorter than the periods generally applicable to Employees under the

Company’s employment policies or as required under applicable law; (xii) make decisions with respect to outstanding Awards that may become necessary on a Change in Control or an event that triggers capital adjustments; and (xiii) exercise discretion to make any and all other determinations that it may determine to be necessary or advisable for administration of the Plan.

(d)Decisions Final. All decisions made by the Administrator under the provisions of the Plan will be final and binding on the Company and the Participants, unless a decision is determined by a court having jurisdiction to be arbitrary and capricious.

(e)Committee.

(i)In General. The Board may delegate administration of the Plan to a Committee or Committees of one or more members of the Board, and the term “Committee” applies to any Person or Persons to whom that authority has been delegated. If administration is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in the Plan to the Administrator will thereafter be to the Committee or subcommittee), subject, however, to such resolutions, consistent with the provisions of the Plan, as the Board may adopt. The Board may abolish the Committee at any time and re-vest in the Board the administration of the Plan. The members of the Committee will be appointed by and serve at the pleasure of the Board. The Board may increase or decrease the size of the Committee, add additional members to, remove members (with or without Cause) from, appoint new members in substitution therefor, and fill vacancies, however caused, in the Committee. The Committee will act by a vote of the majority of its members or, in the case of a Committee comprised of only two members, the unanimous consent of its members, whether present or not, or by the written consent of the majority of its members and will keep minutes of all of its meetings. Subject to the limitations prescribed by the Plan and the Board, the Committee may establish and follow such rules and regulations for the conduct of its business as it may determine to be advisable.

(ii)Committee Composition when Registration is Required. Whenever any class of the Company’s common equity securities is required to be registered under Section 12 of the Exchange Act, in the discretion of the Board, a Committee may consist solely of two or more Eligible Directors. The Board has sole discretion to determine whether it intends to comply with the exemption requirements of either Rule 16b-3 under the Exchange Act or Code Section 162(m). However, if the Board intends to satisfy such exemption requirements, with respect to Awards to any Participant who is a Covered Employee or is reasonably anticipated to become a Covered Employee during the term of the Award, or to any Officer or Director, the Committee will at all times consist solely of two or more Eligible Directors. Within the scope of that authority, the Board or the Committee may (1) delegate to a committee of one or more members of the Board who are not “outside directors” within the meaning of Code Section 162(m) the authority to grant Awards to eligible individuals who are not Covered Employees and not expected to be Covered Employees at the time of recognition of income resulting from the Award or with respect to whom the Company does not wish to comply with Code Section 162(m), or (2) delegate to a committee of one or more members of the Board who are not “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act the authority to grant Awards to eligible individuals who are not Officers, Directors, “beneficial owners” (as defined in Rule 16a‑1(a)(1) under the Exchange Act) of more than 10% of any class of equity securities of the Company registered under Section 12 of the Exchange Act or otherwise subject to Section 16 of the Exchange Act. Nothing in this Section 3(e) is intended to create an inference that an Award granted other than by a committee of the Board consisting at all times solely of two or more Eligible Directors is not validly granted under the Plan.

(f)Indemnification. In addition to such other rights of indemnification as they may have as Directors or members of the Committee, and to the extent allowed by applicable law, the Company will indemnify the Administrator against the reasonable expenses, including attorney’s fees, actually incurred in connection with any action, suit or proceeding or in connection with any appeal thereof, to which the Administrator may be party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted under the Plan, and against all amounts paid by the Administrator in settlement thereof (subject, however, to the Company’s approval of the settlement, which approval the Company will not unreasonably withhold) or paid by the Administrator in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it is adjudged in the action, suit or proceeding that the Administrator did not act in good faith and in a manner that the Person reasonably believed to be in the best interests of the Company, and in the case of a criminal proceeding, had no reason to believe that the conduct complained of was lawful. Notwithstanding the foregoing, it is a condition precedent to the Company’s obligations in this Section 3(f) that within 60 days after institution of any such action, suit or proceeding, the Administrator or Committee member offer the Company in writing the opportunity at its own expense to handle and defend the action, suit or proceeding.

4.Shares Subject to the Plan

(a)Share Reserve. Subject to adjustment under Section 13(a), the maximum aggregate number of Shares that may be issued on exercise of all Awards under the Plan is 250,000 Shares, all of which may be used for any Awards. This limitation consists of the sum of (i) 68,326 Shares available for issuance under the Mannatech, Incorporated 2008 Stock Incentive Plan as of the date of the shareholders’ approval of the Plan, and (ii) an additional 181,674 Shares to be approved by the Company’s shareholders. No awards may be granted under the 2008 Stock Incentive Plan on or after the date of the shareholders’ approval of the Plan.

(b)Return of Shares to the Share Reserve. If any Option or SAR for any reason is forfeited, cancelled, expires or otherwise terminates, in whole or in part, the unexercised Shares left under the Option or SAR will revert to and again become available for issuance under the Plan. Notwithstanding anything in the Plan to the contrary, Shares used to pay the required Exercise Price or tax obligations or Shares not issued in connection with settlement of an Option or SAR or that are used or withheld to satisfy tax obligations of the Participant, will not be available again for other Awards under the Plan. Awards or portions thereof that are settled in cash and not in Shares will be counted against the foregoing maximum Share limitations. Notwithstanding anything in this Section 4 to the contrary and subject to adjustment under Section 13(a), the maximum number of Shares that may be issued on the exercise of Incentive Stock Options will equal the aggregate number of Shares stated in Section 4(a) plus, to the extent permitted under Section 422 of the Code and the Treasury regulations thereunder, any Shares that become available for issuance under the Plan under this Section 4(b).

(c)Source of Shares. Shares issued under an Award may consist of authorized and unissued Shares, Shares held by the Company as treasury shares or Shares purchased on the open market, and may be subject to restrictions deemed appropriate by the Administrator.

5.Eligibility

(a)For Awards other than Options and SARs. Restricted Awards and Performance Awards may be granted to any Employee, Director or Consultant of the Company or any Affiliate.

(b)For Nonqualified Stock Options and SARs. Nonqualified Stock Options and SARs may be granted to any Employee, Director or Consultant of the Company or of a direct or indirect majority-owned subsidiary of the Company with respect to which the Company, on the Date of Grant, is an “eligible issuer” under Treasury Regulation section 1.409A-1(b)(5)(iii)(E)(1).

(c)For Incentive Stock Options. Incentive Stock Options may be granted only to an Employee of the Company or a corporation that, on the Date of Grant, is a “parent corporation” or “subsidiary corporation” of the Company, as those terms are defined in Code Sections 424(e) and 424(f), respectively.

(d)Code Section 162(m) Limitation. Subject to capitalization adjustment under Section 13(a), no individual Employee may be granted Options, SARs or Performance Awards covering, individually or in combination, more than 50,000 Shares in the aggregate during any fiscal year.

(e)Director Awards.

(i)If the Board or the compensation committee of the Board separately has adopted or in the future adopts a compensation policy covering some or all non-employee Directors that provides for a predetermined formula grant that specifies the type of Award, the timing of the Date of Grant and the number of Shares to be awarded under the terms of the Plan, that formula grant will be incorporated herein by reference and will be administered as if provided under the terms of the Plan without any requirement that the Administrator separately take action to determine the terms of those Awards.

(ii)Subject to capitalization adjustment under Section 13(a), the aggregate dollar value of Awards (calculated as the Date of Grant fair value of such Awards for financial reporting purposes) and cash compensation granted under this Plan or otherwise during any calendar year to any non-employee Director will not exceed $500,000, rounded up to the nearest full Share.

6.Stock Options. Each Option will be in such form and will contain such terms and conditions as the Administrator deems appropriate. All Options will be separately designated Incentive Stock Options or Nonqualified Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for Shares purchased on exercise of each type of Option. Notwithstanding the foregoing, the Company will have no liability to any Participant or any other Person if an Option designated as an Incentive Stock Option fails to qualify as an Incentive Stock Option at any time. The provisions of separate Options need not be identical, but each Option will include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

(a)Term and Expiration. The term during which an Option is exercisable will be that period determined by the Administrator as set forth in the applicable Option Agreement, provided that no Option may be exercisable later than 10 years after the Date of Grant.

(b)Exercise Price. The Exercise Price for each Option will be equal to or greater than the Fair Market Value on the Date of Grant; provided that an Option granted under an assumption or substitution for another stock option in a manner satisfying the provisions of Section 424(a) of the Code, as if the Option was a statutory stock option, may be granted with an Exercise Price lower than the Fair Market Value on the Date of Grant. No dividends or dividend equivalents will be paid on any outstanding Option.

(c)Term and Exercise Price of Incentive Stock Options Granted to Ten Percent Shareholders. Notwithstanding the foregoing, no Incentive Stock Option granted to an Employee who owns (or is deemed to own under Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or of any “parent corporation” or “subsidiary corporation” of the Company, as those terms are defined in Code Sections 424(e) and 424(f), respectively, may be exercisable later than five years after the Date of Grant or have an exercise price that is less than 110% of the Fair Market Value on the Date of Grant.

(d)Repricing Prohibited. Except as otherwise provided in Section 13, without the prior approval of the Company’s shareholders: (i) the Exercise Price of an Option may not be directly or indirectly reduced; (ii) an Option may not be cancelled in exchange for cash, an Option or SAR with an Exercise Price or Strike Price that is less than the Exercise Price of the original Option, any other Award or otherwise; and (iii) the Company may not purchase an Option for value from a Participant if the current Fair Market Value of the Shares underlying the Option is lower than the Option’s Exercise Price.

(e)Consideration. The Exercise Price for Shares purchased under an Option will be paid in cash or by certified or bank check at the time the Option is exercised, or, to the extent permitted by applicable laws and regulations, in the Administrator’s sole discretion and on such terms as the Administrator approves: (i) by delivery (by actual delivery or by attestation) to the Company of previously-acquired Shares, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the aggregate Exercise Price due for the number of Shares being purchased; (ii) if the Common Stock is readily tradable on an Established Securities Market, by a copy of instructions directing a broker to sell Shares for which the Option is exercised and to remit to the Company the aggregate Exercise Price due for the number of Shares being purchased; (iii) by directing the Company to withhold from transfer the number of Shares that otherwise would have been delivered by the Company on exercise of the Option having a Fair Market Value equal to all or part of the aggregate Exercise Price due on exercise (provided that to the extent such direction would result in the Company withholding fractional Shares, the number of Shares to be withheld will be rounded down to the nearest whole and the Participant must pay the remainder of the Exercise Price in cash or by certified or bank check), in which case the Option will be surrendered and cancelled with respect to the Shares retained as well as the Shares delivered; or (iv) in any other form of legal consideration that may be acceptable to the Administrator, including without limitation with a full-recourse promissory note, subject to any requirements of applicable law that the par value of Shares, if newly issued, be paid in cash or cash equivalents.

The interest rate payable under the terms of a promissory note will not be less than the minimum rate (if any) required to avoid the imputation of additional interest under the Code. Subject to the foregoing, the Administrator (in its sole discretion) will specify the term, interest rate, amortization requirements (if any) and other provisions of the note. Unless the Administrator determines otherwise, the holder will be required to pledge to the Company Shares having an aggregate Fair Market Value equal to or greater than the principal amount of the loan as security for payment of the unpaid balance of the loan, which pledge must be evidenced by a pledge agreement, the terms of which the Administrator will determine, in its discretion; except that each loan must comply with all applicable laws, regulations and rules of the Board of Governors of the Federal Reserve System and any other governmental agency having jurisdiction. Unless the Administrator determines otherwise, the purchase price of Shares acquired under an Option that is paid by delivery (or attestation) to the Company of other Shares acquired, directly or indirectly, from the Company, will be paid only by Shares that satisfy any requirements necessary to avoid liability award accounting treatment.

Notwithstanding the foregoing, at any time that the Company is an “issuer” as defined in Section 2 of the Sarbanes-Oxley Act of 2002, no Director or executive officer (or equivalent thereof) of the Company or its Affiliates will be permitted to pay any part of the Exercise Price with a promissory note or in any other form that could be deemed a prohibited personal loan under Section 13(k) of the Exchange Act. Unless otherwise provided in the terms of an Award Agreement, payment of the Exercise Price by a Participant who is an Officer, a Director or otherwise subject to Section 16 of the Exchange Act, by delivery or attestation to the Company of other Shares acquired, directly or indirectly, from the Company is subject to pre-approval by the Administrator, in its sole discretion. The Administrator will document any such pre-approval in a manner that complies with the specificity requirements of Rule 16b‑3 under the Exchange Act.

(f)Vesting. The Option may, but need not, vest and thereby become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Administrator determines to be appropriate. The vesting provisions of individual Options may vary. The Administrator may, but will not be required to, provide that no Option may be exercised for a fraction of a Share. The Administrator may, but will not be required to, provide for an acceleration of vesting and exercisability in the terms of the Award Agreement for any Option on the occurrence of the death or Disability of a Participant or the occurrence of a Change in Control that does not provide for the continuation, assumption or substitution of the Option by the Surviving Entity.

(g)Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value of Shares on the Date of Grant with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and any “parent corporation” or “subsidiary corporation” of the Company, as those terms are defined in Code Sections 424(e) and 424(f), respectively) exceeds $100,000, the Options or portions thereof which exceed that limit (according to the order in which they were granted) will be treated as Nonqualified Stock Options.

(h)Early Exercise. The Option may, but need not, include a provision whereby the Participant may elect at any time before the Participant’s Continuous Service terminates to exercise the Option as to any part or all of the Shares subject to the Option before the full vesting of the Option. In that case, the Shares acquired on exercise will be subject to the vesting schedule that otherwise would apply to determine the exercisability of the Option. Any unvested Shares so purchased may be subject to any other restriction the Administrator determines to be appropriate.

(i)Employee Transfer, Approved Leave of Absence. For purposes of Incentive Stock Options, no termination of employment by an Employee will be deemed to result from either (i) a transfer to the employment of the Company from a “parent corporation” or “subsidiary corporation” of the Company, as those terms are defined in Code Sections 424(e) and 424(f), respectively, from the Company to a parent corporation or subsidiary corporation or from one parent corporation or subsidiary corporation to another; or (ii) an approved leave of absence for military service or sickness or for any other purpose approved by the Company, if the period of leave does not exceed three months or, if longer, the Employee’s right to re-employment is guaranteed either by a statute or by contract.

(j)Disqualifying Dispositions. Each Participant awarded an Incentive Stock Option will be required to immediately notify the Company in writing as to the occurrence of a disqualifying disposition of any Shares acquired by exercise of the Incentive Stock Option, and the price realized on the disqualifying disposition of those Shares. A “disqualifying disposition” is any disposition (including, without limitation, any sale or transfer) before the later of (i) two years after the Date of Grant of the Incentive Stock Option or (ii) one year after the issuance of the Shares acquired by exercise of the Incentive Stock Option. The Company may, if determined by the Administrator and in accordance with procedures established by the Administrator, retain possession of any Shares acquired by exercise of an Incentive Stock Option as agent for the applicable Participant until the end of the period described in the preceding sentence.

7.Restricted Awards. A Restricted Award is an Award of Restricted Stock or Restricted Stock Units, which provides that, except as otherwise provided in Section 16(d)(i) with respect to Permitted Transferees, the Restricted Award may not be sold, assigned, transferred or otherwise disposed of, pledged or otherwise encumbered for the period (the “Restricted Period”) determined by the Administrator. Each Restricted Award will be in such form and will contain such terms, conditions, and Restricted Periods as the Administrator determines to be appropriate, including the treatment of dividends or dividend equivalents, as the case may be. The Administrator in its discretion may provide for the acceleration of the end of the Restricted

Period in the terms of any Restricted Award upon the death or Disability of a Participant or in the event of a Change in Control that does not provide for the continuation, assumption or substitution of the Award by the Surviving Entity. The terms and conditions of the Restricted Award may change from time to time, and the terms and conditions of separate Restricted Awards need not be identical, but each Restricted Award must include (through incorporation of provisions hereof by reference in the Award Agreement or otherwise) the substance of each of the following provisions:

(a)Payment for Restricted Awards. The purchase price of Shares acquired under a Restricted Award, if any, will be determined by the Administrator, and may be stated as cash, property or services rendered or to be rendered to the Company for its benefit or an Affiliate or for its benefit. Shares acquired in connection with a Restricted Award may be issued for such consideration, having a value not less than the par value thereof, as may be determined by the Administrator. Required consideration for Shares acquired in connection with a Restricted Award may be paid: (i) in cash at the time of purchase; or (ii) in any other form of legal consideration that may be acceptable to the Administrator in its discretion including, without limitation, a recourse promissory note, property or services that the Administrator determines have a value at least equal to the purchase price of the Restricted Award. Notwithstanding the foregoing, at any time that the Company is an “issuer” as defined in Section 2 of the Sarbanes-Oxley Act of 2002, no Director or executive officer (or equivalent thereof) of the Company or an Affiliate will be permitted to pay any portion of the purchase price for Shares acquired under a Restricted Award with a promissory note or in any other form that could be deemed prohibited personal loan under Section 13(k) of the Exchange Act.

(b)Vesting. The Restricted Award, and any Shares acquired thereunder, will be subject to a Restricted Period that specifies a right of repurchase in favor of the Company, or forfeiture where the consideration was in the form of services, in accordance with a vesting schedule to be determined by the Administrator.

(c)Lapse of Restrictions. Subject to the Participant’s Continuous Service, on the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Administrator (including, without limitation, the Participant’s satisfaction of applicable tax withholding obligations attributable to the Award), the restrictions applicable to the Restricted Award will lapse and the number of Shares with respect to which the restrictions have lapsed will be issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), free of any restrictions except those that may be imposed by law, the terms of the Plan or the terms of a Restricted Award, to the Participant or the Participant’s beneficiary or estate, as the case may be, unless the Restricted Award is subject to a deferral condition that complies with Section 409A of the Code and the regulations thereunder as may be allowed or required by the Administrator in its sole discretion. The Company will not be required to deliver any fractional Share but will pay, in lieu thereof, the Fair Market Value of the fractional Share in cash to the Participant or the Participant’s beneficiary or estate, as the case may be. With respect only to Restricted Stock Units, unless otherwise subject to a deferral condition that complies with Section 409A of the Code, the Shares (or cash, as applicable) will be issued and the Participant will be entitled to the beneficial ownership rights of the Shares not later than (i) the date that is 2½ months after the end of the Participant’s taxable year (or the end of the Company’s taxable year, if later) for which the Restricted Period ends and the Restricted Stock Unit is no longer subject to a substantial risk of forfeiture, or (ii) such earlier date as may be necessary to avoid application of Section 409A of the Code to the Award.

(d)Shareholder Rights. Unless otherwise provided by the Administrator in an Award Agreement, the holder of Shares of Restricted Stock will be entitled to vote such Shares. Dividends, if any, paid on Shares of Restricted Stock will be held in escrow, without interest, until such time as the restrictions lapse on the related Shares of Restricted Stock. Dividends for Shares of Restricted Stock that are forfeited will also be forfeited to the Company.
(e)Dividends on Restricted Stock Units. In the case of Restricted Stock Units, the Participant will not be entitled to receive dividends or dividend equivalents unless the Award Agreement specifically provides for such dividends or dividend equivalents.

(f)Delivery of Restricted Stock. Shares of Restricted Stock will be delivered to the Participant at the Date of Grant either by book-entry registration or by delivering to the Participant, or a custodian or escrow agent (including, without limitation, the Company or one or more of its Employees) designated by the Administrator, a stock certificate or certificates registered in the name of the Participant. If physical certificates representing Shares of the Restricted Stock are registered in the name of the Participant, such certificates must bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Shares.

8.Performance Awards. A Performance Award is an Award that will vest only on the attainment of specified performance goals, and may consist of Performance Stock or Performance Stock Units. The Administrator may make Performance Awards independent of or in connection with the granting of any other Award under the Plan. A Performance Award may be granted under the Plan to any Participant, including a Participant who qualifies for awards under other performance plans of the Company. The Administrator in its sole discretion will determine whether and to whom Performance Awards will be made, the performance goals applicable under each Performance Award, the period or periods during which performance is to be measured, and all other limitations and conditions applicable to Performance Awards. The Administrator, in its discretion, may rely on the performance goals and other standards applicable to other performance plans of the Company in setting the standards for Performance Awards under the Plan.

(a)Performance Goals.

(i)A performance goal will be based on a pre-established objective formula or standard that specifies the manner of determining the number of Shares under the Performance Award that will be granted or will vest if the performance goal is attained. The Administrator will determine the performance goal before the time that 25% of the service period has elapsed, but not later than 90 days after the commencement of the service period to which the performance goal relates.

(ii)Performance goals may be based on one or more of the following business criteria, which may be applied to a Participant, a business unit or the Company and its Affiliates:
(1)[revenue (net or gross);
(2)revenue growth;
(3)sales (net or gross), including growth in sales measured by product line, territory, facility, customer or customers or other category;
(4)earnings (net or gross), including earnings before all or any of interest expense, taxes, depreciation and amortization (“EBIT,” “EBITA,” or “EBITDA”), earnings per share or earnings from continuous operations;
(5)profits, including profits before or after taxes or other expenses or adjustments, maintenance or improvement of profit margins, or profitability of an identifiable business unit, product line or facility;
(6)operating income, including operating income per share, pre-tax or after-tax income, net cash provided by operating activities, funds from operations or funds from operations per share;
(7)operating expenses;
(8)cash flow, including cash available for distribution, cash available for distribution per share, improvement in cash-flow (before or after tax) or free cash flow;
(9)working capital and components thereof, including improvement in capital structure;
(10)credit rating, independent industry rating or assessments;
(11)stock price or share price performance, return on shareholders’ equity or average shareholders’ equity or total shareholders’ return;
(12)return on assets, return on capital, return on invested capital, changes in net assets, enterprise value or economic value added, net worth, or return on investment before or after the cost of capital;
(13)costs, improvement in the attainment of expense levels, expense management, capital expenditures, and levels of expense, cost or liability by category, operating unit, facility or any other delineation;
(14)implementation or completion of critical projects; or
(15)strategic plan development and implementation, closing of corporate transactions.] TBD. Mannatech to confirm, revise or add business criteria as needed or desired.

(iii)A performance goal may be measured over a performance period on a periodic, annual, cumulative or average basis and may be established on a corporate-wide basis or with respect to one or more operating units, divisions, subsidiaries, acquired businesses, minority investments, facilities, partnerships or joint ventures. More than one performance goal may be incorporated in a performance objective, in which case achievement with respect to each performance goal may be assessed individually or in combination with each other. The Administrator may, in connection with the establishment of performance goals for a performance period, establish a matrix setting forth the relationship between performance on two or more performance goals and the amount of the Performance Award payable for that performance period. The level or levels of performance specified with respect to a performance goal may be established in absolute terms, as objectives relative to performance in prior periods, as an objective compared to the performance of one or more comparable companies or an index covering multiple companies on a per Share basis, against the performance of the Company as a whole or against particular entities, segments, operating units or products of the Company, on a pre-tax or after-tax basis, in tandem with any other performance goal, or otherwise as the Administrator may determine. The Administrator may, in connection with the establishment of performance goals for a performance period, specify one or more adjustments to any of the business criteria specified in Section 8(a)(ii).

(iv)Performance goals will be objective and will otherwise meet the requirements of Section 162(m) of the Code. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants. A Performance Award to a Participant who is a Covered Employee or is reasonably anticipated to become a Covered Employee during the term of the Performance Award will (unless the Administrator determines otherwise) provide that if the Participant’s Continuous Service ceases before the end of the performance period for any reason, the Performance Award will be payable only if the applicable performance objectives are achieved and to the extent, if any, determined by the Administrator. These objective performance goals are not required to be based on increases in a specific business criterion, but may be based on maintaining the status quo or limiting economic losses. With respect to any Participant who is not a Covered Employee or expected to become a Covered Employee during the term of the Performance Award, the Administrator may establish additional objective or subjective performance goals.

(v)The Administrator may provide in any Performance Award that any evaluation of performance may include or exclude the effect, if any, on reported financial results of any of the following events that occurs during a performance period: (1) asset write-downs, (2) litigation or claim judgments or settlements, (3) changes in tax laws, accounting principles or other laws or provisions, (4) reorganization or restructuring programs, including share repurchasing programs, (5) acquisitions or divestitures, (6) foreign currency exchange translations gains and losses, (7) revenue or earnings attributable to minority ownership in another entity or (8) gains and losses that are treated as extraordinary items under Accounting Standards Codification Topic 225. To the extent such inclusions or exclusions affect a Performance Award to a Participant who is a Covered Employee or is reasonably anticipated to become a Covered Employee during the term of the Performance Award, they will be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

(b)Satisfaction of Performance Goals. A Participant will be entitled to receive Shares (as evidenced either by a stock certificate or by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) or cash under a Performance Award only on satisfaction of all conditions specified in the written instrument evidencing the Performance Award (or in a performance plan adopted by the Administrator), including, without limitation, the Participant’s satisfaction of applicable tax withholding obligations attributable to the Performance Award. With respect only to a Performance Stock Unit Award, a stock certificate or cash, as applicable, will be issued and delivered, and the Participant will be entitled to the beneficial ownership rights of the Shares (if any), not later than (i) the date that is 2½ months after the end of the Participant’s taxable year (or the end of the Company’s taxable year, if later) for which the Administrator certifies that the Performance Stock Unit Award conditions have been satisfied and the Performance Stock Unit Award is no longer subject to a substantial risk of forfeiture, and (ii) such earlier date as may be necessary to avoid application of Section 409A of the Code to the Performance Stock Unit Award.

(c)Acceleration, Waiver, Etc. With respect solely to a Participant who is not (and is not expected to become during the term of the Performance Award) a Covered Employee, at any time before the Participant’s termination of Continuous Service, the Administrator may in its sole discretion, and subject to Section 15, amend or modify any or all of the goals, restrictions or conditions imposed under a Performance Award. For any Participant who is, or is expected to become during the term of a Performance Award, a Covered Employee, no amendment or waiver of the performance goal will be permitted and no cash payment to be made in respect of a Performance Award may be accelerated unless the performance goal has been attained and the amount of the payment is discounted to reasonably reflect the time value of money. Notwithstanding the foregoing, the Administrator in its discretion may provide for an acceleration of vesting in the terms of any Performance Award upon the death or Disability of a Participant or in the event of a Change in Control that does not provide for the continuation, assumption or substitution of the Award by the Surviving Entity.

(d)Certification. Following the completion of each performance period, the Administrator will certify in writing, in accordance with the requirements of Section 162(m) of the Code, whether the performance objectives and other material terms of a Performance Award have been achieved or met. Unless the Administrator determines otherwise, Performance Awards will not be settled until the Administrator has made the certification specified under this Section 8(d).]

9.Stock Appreciation Rights.

(a)Grant Requirements. A SAR may be granted only if it does not provide for the deferral of compensation within the meaning of Section 409A of the Code. A SAR does not provide for a deferral of compensation if: (i) the Strike Price may never be less than the Fair Market Value on the Date of Grant, (ii) the compensation payable under the SAR can never be greater than the difference between the Fair Market Value on the date of exercise and the Strike Price, (iii) the number of Shares subject to the SAR is fixed on the Date of Grant, and (iv) the SAR does not include any feature for the deferral of compensation other than the deferral of recognition of income until the exercise of the right. No dividends or dividend equivalents may be paid on any outstanding SAR.

(b)Strike Price. The Administrator will determine the Strike Price of a SAR, which in the case of a SAR granted independent of any Option, will not be less than the Fair Market Value on the Date of Grant. The Strike Price of a SAR granted in tandem with an Option will be the Exercise Price of the related Option. A SAR granted in tandem with an Option will be exercisable only to the same extent as the related Option, provided that by its terms, such SAR will be exercisable only when the Fair Market Value exceeds the Strike Price of the SAR.

(c)Repricing Prohibited. Except as otherwise provided in Section 13, without the prior approval of the Company’s shareholders: (i) the Strike Price of a SAR may not be directly or indirectly reduced; (ii) a SAR may not be cancelled in exchange for cash, an Option or SAR with an Exercise Price or Strike Price that is less than the Strike Price of the original SAR, any other Award or otherwise; and (iii) the Company may not purchase a SAR for value from a Participant if the current Fair Market Value is less than the SAR’s Strike Price.

(d)Vesting. The SAR will be subject to a Restricted Period that specifies a forfeiture in accordance with a vesting schedule to be determined by the Administrator. The Administrator in its discretion may provide for an acceleration of vesting in the terms of any SAR upon the death or Disability of a Participant or in the event of a Change in Control that does not provide for the continuation, assumption or substitution of the Award by the Surviving Entity. The Administrator may not grant a SAR that is, in whole or in part, vested on the Date of Grant and not subject to a Restricted Period.

(e)Exercise and Settlement. On delivery to the Administrator of a written request to exercise a SAR, the holder will be entitled to receive from the Company, an amount equal to the product of (i) the excess of the Fair Market Value on the date of exercise over the Strike Price specified in the Award Agreement, multiplied by (ii) the number of Shares for which the SAR is being exercised. Settlement with respect to the exercise of a SAR will be on the date of exercise and may be made in the form of Shares valued at Fair Market Value on the date of exercise (with or without restrictions as to substantial risk of forfeiture and transferability, as determined by the Administrator in its sole discretion), cash or a combination of Shares and cash, as determined by the Administrator in its sole discretion.

(f)Reduction in the Underlying Option Shares. On the exercise of a SAR granted in tandem with an Option, the number of Shares for which the related Option is exercisable will be reduced by the number of Shares for which the SAR has been exercised. The number of Shares for which a tandem SAR is exercisable will be reduced on any exercise of any related Option by the number of Shares for which the Option has been exercised.

(g)Written Request. Unless otherwise determined by the Administrator in its sole discretion, SARs will be settled in Shares. If permitted in the Award Agreement, a Participant may request that any exercise of a SAR be settled for cash, but a Participant will not have any right to demand a cash settlement. A request for a cash settlement may be made only by a written request filed with the Corporate Secretary of the Company during the period beginning on the third business day following the date of release for publication by the Company of quarterly or annual summary statements of earnings and ending on the twelfth business day following that date. Within 30 days of the receipt by the Company of a written request to receive cash in full or partial settlement of a SAR or to exercise the SAR for cash, the Administrator will, in its sole discretion, either consent to or disapprove, in whole or in part, the written request. A written request to receive cash in full or partial settlement of a SAR or to exercise a SAR for cash may provide that, if the Administrator disapproves the written request, the written request will be treated as an exercise of the SAR for Shares.

(h)Disapproval by Administrator. If the Administrator disapproves in whole or in part any request by a Participant to receive cash in full or partial settlement of a SAR or to exercise such Award for cash, the disapproval will not affect the Participant’s right to exercise the SAR at a later date, to the extent that it would be otherwise exercisable, or to request a cash form of payment at a later date, in each case subject to the approval of the Administrator. Additionally, the disapproval will not affect the Participant’s right to exercise any related Option.

10.Treatment of Awards on Termination of Continuous Service.

(a)Unvested Awards Generally. Unless otherwise provided in an Award Agreement or Service Agreement, if a Participant’s Continuous Service terminates for any reason, the Participant will forfeit the unvested portion of any Award acquired in consideration of services, all unvested Shares held by the Participant as of the date of termination under the terms of any Award will be forfeited or, if applicable, may be repurchased by the Company at the lesser of the purchase price paid by the Participant or the current Fair Market Value, and the Participant will have no rights with respect to any Award or Shares so forfeited or repurchased.

(b)Options and SARs.

(i)Other than for Cause, death or Disability. Unless otherwise provided in an Award Agreement or Service Agreement, if a Participant’s Continuous Service is terminated for any reason other than due to the Participant’s death or Disability or by the Company for Cause, the Participant may exercise his or her Option or SAR (to the extent vested and exercisable as of the date of termination) during the period ending on the earlier of (1) the date that is three months after the termination of the Participant’s Continuous Service or (2) the expiration of the original term of the Award as set forth in the Award Agreement. Any unexercised Option or SAR held by the Participant will automatically terminate at the close of business on the last day of such period and will thereafter not be exercisable.

(ii)For Cause. If the Participant’s Continuous Service is terminated by the Company or an Affiliate for Cause, all outstanding Options and SARs (whether or not vested) will be forfeited and expire as of the beginning of business on the date of termination.

(iii)Participant Death or Disability. Unless otherwise provided in an Award Agreement or Service Agreement, if a Participant’s Continuous Service is terminated as a result of the Participant’s death or Disability, the Participant’s Option or SAR may be exercised (to the extent the Option or SAR was vested and exercisable as of the date of termination) by the Participant or the Participant’s estate, designated beneficiary or such other Person who acquired the right to exercise the Option or SAR by bequest or inheritance, but only during the period ending on the earlier of the date that is 12 months following the date of termination or the expiration of the original term of the Option or SAR as set forth in the Award Agreement. Any unexercised Option or SAR held by the Participant or such other Person will terminate at the end of such period.

(iv)Extension of Option or SAR Termination Date. An Award Agreement may provide that if the exercise of an Option or SAR following the termination of the Participant’s Continuous Service for any reason (other than on the Participant’s death or Disability or termination by the Company for Cause) would violate any applicable federal, state or local law, the Option or SAR will terminate only on the earlier of the expiration of the original term of the Award or the date that is 30 days after the exercise of the Option or SAR would no longer violate any applicable federal, state or local law.

11.Covenants of the Company.

(a)Availability of Shares. During the terms of the Awards, the Company will keep available at all times the number of Shares required to satisfy the Awards.

(b)Securities Law Compliance. Each Award Agreement will provide that no Shares may be purchased or sold thereunder unless and until any then applicable requirements of state, federal or applicable foreign laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel. The Company will use reasonable efforts to seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Awards and to issue and sell Shares on exercise of Awards; however, this undertaking will not require the Company to register under the Securities Act the Plan, any Award or any Shares issued or issuable under any Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company determines to be necessary for the lawful issuance and sale of Shares under the Plan, the Company will be relieved from any liability for failure to issue and sell Shares on exercise of any Awards unless and until that authority is obtained.

12.Company Use of Proceeds from Shares.

Proceeds from the sale of Shares under the Plan will be general funds of the Company.

13.	Adjustments for Changes in Stock.

(a)Capitalization Adjustments. If any change is made in the Common Stock without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of Shares, exchange of Shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), then (i) the aggregate number of Shares or class of securities that may be purchased under Awards granted hereunder, (ii) the aggregate number of Shares or class of securities that may be purchased under Incentive Stock Options granted hereunder, (iii) the number or class of securities covered by outstanding Awards, (iv) the maximum number of Shares with respect to which Options, SARs and Performance Awards may be granted to any single Employee during any calendar year, and (v) the Exercise Price of any Option and the Strike Price of any SAR in effect before the change will be proportionately adjusted by the Administrator to reflect any increase or decrease in the number of issued Shares or change in the Fair Market Value resulting from the transaction; provided, that any fractional Shares resulting from the adjustment will be eliminated by a cash payment. The Administrator will make these adjustments in a manner that will provide an appropriate adjustment that neither increases nor decreases the value of the Award as in effect immediately before the corporate change, and its determination will be final, binding and conclusive. The conversion of any securities of the Company that are by their terms convertible will not be treated as a transaction “without receipt of consideration” by the Company.

(b)Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, then, subject to Section 13(c), all outstanding Awards will terminate immediately before the dissolution or liquidation.

(c)Change in Control - Asset Sale, Merger, Consolidation or Reverse Merger. Unless otherwise provided in an Award Agreement or Service Agreement and to the extent permitted by applicable law, in the event of a Change in Control, a dissolution or liquidation of the Company, an exchange of securities or any corporate separation or division, including, but not limited to, a split-up, a split-off or a spin-off or a sale, in one or a series of related transactions, of all or substantially all of the assets of the Company, a merger or consolidation in which the Company is not the Surviving Entity, or a reverse merger in which the Company is the Surviving Entity but the Shares outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then the Company, to the extent permitted by applicable law, but otherwise in the sole discretion of the Administrator, may provide for: (i) the continuation of outstanding Awards by the Company (if the Company is the Surviving Entity); (ii) the assumption of the Plan and the outstanding Awards by the Surviving Entity or its parent; (iii) the substitution by the Surviving Entity or its parent of awards with substantially the same terms (including an award to acquire the same consideration paid to the shareholders in the transaction described in this Section 13(c)) for the outstanding Awards and, if appropriate, subject to the equitable adjustment provisions of Section 13(a); (iv) the cancellation of the outstanding Awards in consideration for a payment (in the form of securities, cash or such other consideration and under the same terms and conditions as is paid to the shareholders in the transaction) equal in value to the Change in Control Value of vested Awards, or in the case of an outstanding Option or SAR, the difference between the Change in Control Value and the Exercise Price or Strike Price for all Shares subject to exercise (i.e., to the extent vested) under the Option or SAR (subject in each case to withholding as required by applicable law); or (v) the cancellation of the outstanding Awards without payment of any consideration. If the Awards would be canceled without consideration for vested Options or SARs, the Participant will have the right, exercisable during the 10-day period ending on the later of the fifth day before the merger or consolidation or 10 days after the Administrator provides the Participant a notice of cancellation, to exercise the Option or SAR in whole or in part without regard to any installment exercise provisions in the applicable Award Agreement.

14.Shareholder Approval.

The Plan will become effective only if, within 12 months from the date the Plan is adopted by the Board, the Plan is approved by the affirmative vote of the Company’s shareholders in accordance with the applicable provisions of the Certificate of Incorporation and Bylaws of the Company and applicable state law. The Board may, in its sole discretion, submit any other amendment to the Plan for shareholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

15.	Amendment of the Plan and Awards.

(a)Plan Amendment. The Board at any time may amend or terminate the Plan. However, except as provided in Section 13(a) relating to adjustments on changes in the Common Stock, no amendment will be effective unless approved by the shareholders of the Company to the extent shareholder approval is necessary to satisfy any applicable law or any securities exchange listing requirements. At the time of any amendment, the Board will determine, on advice from counsel, whether the amendment will be contingent on shareholder approval.

(b)Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect the Board determines necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations issued thereunder relating to Incentive Stock Options or to the nonqualified deferred compensation provisions of Section 409A of the Code and to bring the Plan and Awards granted hereunder into compliance therewith. Notwithstanding the foregoing, neither the Board nor the Company nor any Affiliate will have any liability to any Participant or any other Person as to (i) any tax consequences expected, but not realized, by a Participant or any other Person due to the receipt, exercise or settlement of any Award granted hereunder; or (ii) the failure of any Award to comply with Section 409A of the Code.

(c)Award Amendment. The Administrator at any time may amend the terms of any one or more Awards. Except as otherwise permitted under Section 13, unless shareholder approval is obtained: (i) no amendment or modification may reduce the Exercise Price of any Option or the Strike Price of any SAR; (ii) the Administrator may not cancel any outstanding Option or SAR and replace it with a new Option or SAR, another Award or cash, if doing so would be considered a “repricing” for purposes of the shareholder approval rules of the applicable securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted; and (iii) the Administrator may not take any other action that is considered a repricing for purposes of the shareholder approval rules of the applicable securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted.

(d)No Impairment of Rights. No amendment of the Plan or an Award may impair rights or increase a Participant’s obligations under any Award granted before the amendment unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing. For the avoidance of doubt, a cancellation of an Award where the Participant receives a payment equal in value to the Fair Market Value or the Change in Control Value of the vested Award or, in the case of a vested Option or SAR, the difference between the Fair Market Value or the Change in Control Value of the Shares subject to the Award and the Exercise Price or Strike Price, is not an impairment of the Participant’s rights or increase in the Participant’s obligations that requires consent of the Participant.

(e)Acceleration of Exercisability and Vesting. The Administrator will have the power to accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest solely upon the death or Disability of the Participant or in the event of a Change in Control that does not provide for the continuation, assumption or substitution of the Award by the Surviving Entity, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest.

16.General Provisions.

(a)Shareholder Rights. Except as provided in Section 13(a) of the Plan or as otherwise provided in an Award Agreement, no Participant will be considered the holder of, or to have any of the rights of a holder with respect to, any Shares subject to an Award unless and until the Participant has satisfied all requirements for exercise, payment or delivery of the Award, as applicable, under its terms, and no adjustment will be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions of other rights for which the record date is before the date of issue of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).

(b)Participation not a Guarantee of Service Right. Nothing in the Plan or any instrument executed or Award granted pursuant thereto will confer on any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or will affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without Cause; (ii) the service of a Consultant under the terms of the Consultant’s agreement with the Company or an Affiliate; or (iii) the service of a Director under the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(c)Effect of Plan. Neither the adoption of the Plan nor any action of the Board or the Administrator may be deemed to give any Employee, Director or Consultant any right to be granted an Award or any other rights, except as may be evidenced by an Award Agreement or a Service Agreement, or any amendment thereto, duly authorized by the Administrator and executed on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth in such Award Agreement or Service Agreement. The existence of the Plan and the Awards granted hereunder do not affect in any way the right of the Board or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, or shares of preferred stock ahead of or affecting the Common Stock or the rights thereof, the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.

(d)Limits on Transfer. Each Award will be exercisable during the Participant’s lifetime only by the Participant, or, if permissible under applicable law, by the Participant’s legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance will be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary will not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(i)Notwithstanding the foregoing, the Administrator may, in its sole discretion, permit a Participant to transfer an Award (other than an Incentive Stock Option) by gift or domestic relations order, without consideration, to a Permitted Transferee, subject to such rules as the Administrator may adopt consistent with any applicable Award Agreement to preserve the purposes of the Plan, on condition that the Participant first gives the Administrator advance written notice describing the terms and conditions of the proposed transfer and the Administrator notifies the Participant in writing that the transfer would comply with the requirements of the Plan. If the Award Agreement does not provide for transferability, then the Award will be transferable and exercisable only as provided in the preceding Section 16(d).

(ii)The terms of an Award transferred in accordance with Section 16(d)(i) will apply to the Permitted Transferee, and any reference to a Participant in the Plan or in the Award Agreement will refer to the Permitted Transferee, except that (1) the Permitted Transferee will not be entitled to transfer the Award other than by will or the laws of descent and distribution, (2) the Permitted Transferee is not entitled to exercise a transferred Option unless there is in effect a registration statement on an appropriate form covering the Shares to be acquired by the exercise of the Option if the Administrator determines, consistent with the Award Agreement, that a registration statement is necessary or appropriate, (3) neither the Administrator nor the Company is required to provide any notice to a Permitted Transferee, whether or not notice is or would otherwise have been required to be given to the Participant, and (4) the consequences of the termination of the Participant’s Continuous Service under the Plan and the Award Agreement will continue to be applied with respect to the Participant, including, without limitation, that an Option will be exercisable by the Permitted Transferee only to the extent, and for such period, specified in the Plan and the Award Agreement.

(e)Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Shares under any Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Shares subject to the Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Shares. The foregoing requirements, and any assurances given under those requirements, will be inoperative if (x) the issuance of the Shares on the exercise or acquisition of Shares under the Award has been registered under a then currently effective registration statement under the Securities Act; or (y) as to any particular requirement, a determination is made by counsel for the Company that that requirement need not be met in the circumstances under the then applicable securities laws. The Company may, on advice of counsel to the Company, place legends on stock certificates, if any, issued under the Plan as that counsel considers necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Shares.

(f)Withholding Obligations. To the extent provided by the terms of an Award Agreement and subject to the discretion of the Administrator, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Shares under an Award by any one or combination of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company): (i)  cash payment; (ii) authorizing the Company to withhold a number of Shares from the Shares otherwise issuable to the Participant as a result of the exercise or acquisition of Shares under the Award, the Fair Market Value of which does not exceed either the maximum statutory tax rates in the Participant’s applicable jurisdictions or the amount of tax required to be withheld by law, and in which case the Award will be surrendered and cancelled with respect to the number of Shares retained by the Company (provided that to the extent such direction would result in the Company withholding fractional Shares, the number of Shares to be withheld will be rounded down to the nearest whole and the Participant must pay the remainder of the Exercise Price in cash or by certified or bank check); (iii) delivering to the Company previously owned and unencumbered Shares; or (iv) by execution of a recourse promissory note by a Participant. Notwithstanding the foregoing, at any time that the Company is an “issuer” as defined in Section 2 of the Sarbanes-Oxley Act of 2002, no Director or executive officer (or equivalent thereof) of the Company or an Affiliate will be permitted to pay any portion of the tax withholding with respect to any Award with a promissory note or in any other form that could be deemed prohibited personal loan under Section 13(k) of the Exchange Act. Unless otherwise provided in the terms of an Award Agreement, payment of the tax withholding by a Participant who is an Officer, a Director or otherwise subject to Section 16 of the Exchange Act, by delivering previously owned and unencumbered Shares or in the form of Share withholding is subject to pre-approval by the Administrator, in its sole discretion. The Administrator will document any pre-approval in the case of a Participant who is an Officer or Director in a manner that complies with the specificity requirements of Rule 16b-3 under the Exchange Act, including the name of the Participant involved in the transaction, the nature of the transaction, the number of Shares to be acquired or disposed of by the Participant and the material terms of the Award involved in the transaction.

(g)Other Compensation Arrangements. Nothing contained in the Plan will prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if shareholder approval is required; and those arrangements may be either generally applicable or applicable only in specific cases.

(h)Recapitalizations. Each Award Agreement will contain provisions required to reflect the provisions of Section 13(a).

(i)Delivery. Subject to Section 16(j), on exercise of a right granted under an Award under the Plan, the Company will issue Shares or pay any amounts due within a reasonable period thereafter. Subject to any statutory or regulatory obligations the Company may otherwise have, for purposes of the Plan, 30 days will be considered a reasonable period.
(j)Government and Other Regulations.

(i)The Company’s obligation to settle Awards in Shares or other consideration is subject to all applicable laws, rules and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company will be under no obligation to offer to sell or to sell, and is prohibited from offering to sell or selling, any Shares under an Award unless the Shares have been properly registered for sale under the Securities Act or unless the Company has received an opinion of counsel, satisfactory to the Company, that the Shares may be offered or sold without registration pursuant to an available exemption therefrom and the terms and conditions of that exemption and of all applicable state securities laws have been fully complied with. The Company will be under no obligation to register for sale under the Securities Act any of the Shares to be offered or sold under the Plan. The Administrator is authorized to provide that all certificates or book entries for Shares or other securities of the Company or any Affiliate delivered under the Plan will be subject to such stop transfer orders and other restrictions as the Administrator may consider advisable under the Plan, the applicable Award Agreement, the federal securities laws, or the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or inter-dealer quotation system on which the Shares or other securities are then listed or quoted and any other applicable federal, state, local or non-U.S. laws. Notwithstanding any provision in the Plan to the contrary, the Administrator reserves the right to add any additional terms or provisions to any Award granted under the Plan that it in its sole discretion considers necessary or advisable in order that the Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.

(ii)The Administrator may cancel an Award or any portion thereof if it determines, in its sole discretion, that legal or contractual restrictions, blockage or other market considerations would make the Company’s acquisition of Shares from the public markets, the Company’s issuance of Shares to the Participant, the Participant’s acquisition of Shares from the Company or the Participant’s sale of Shares to the public markets, illegal, impracticable or inadvisable. If the Administrator determines to cancel all or any portion of an Award in accordance with the foregoing, the Company will pay to the Participant an amount equal to the excess of (1) the aggregate Fair Market Value of the Shares subject to the Award or portion thereof canceled (determined as of the applicable exercise date, or the date that the Shares would have been vested or delivered, as applicable), over (2) the aggregate Exercise Price or Strike Price (in the case of an Option or SAR, respectively) or any amount payable as a condition of delivery of Shares (in the case of any other Award). The amount payable will be delivered to the Participant as soon as practicable following the cancellation of the Award or portion thereof.

(k)Clawback or Recoupment. Notwithstanding any provision in this Plan or any Award Agreement or Service Agreement to the contrary, Awards granted hereunder will be subject, to the extent applicable, (i) to any clawback policy adopted by the Company, and (ii) to the Dodd-Frank Wall Street Reform and Consumer Protection Act and the Sarbanes-Oxley Act of 2002, each as amended, and rules, regulations and binding, published guidance thereunder. If the Company would not be eligible for continued listing, if applicable, under Section 10D(a) of the Exchange Act unless it adopted policies consistent with Section 10D(b) of the Exchange Act, then, in accordance with those policies that are so required, any incentive-based compensation payable to a Participant under this Plan will be subject to clawback in the circumstances, to the extent, and in the manner, required by Section 10D(b)(2) of the Exchange Act, as interpreted by rules of the Securities Exchange Commission. By accepting an Award under this Plan, the Participant consents to any clawback described under this Section 16(k).

(l)Reliance on Reports. Each member of the Administrator and each member of the Board will be fully justified in acting or failing to act, as the case may be, and will not be liable for having so acted or failed to act in good faith, in reliance on any report made by the independent public accountant of the Company and its Affiliates or any other information furnished in connection with the Plan by any agent of the Company or the Administrator or the Board, other than himself.

(m)Foreign Participants. Without amending the Plan, the Administrator may grant Awards to eligible individuals who are foreign nationals on such terms and conditions different from those specified in the Plan as may, in the judgment of the Administrator, be necessary or desirable to foster and promote achievement of the purposes of the Plan and, in furtherance of such purposes, the Administrator may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with the provisions of laws and regulations in other countries or jurisdictions in which the Company or its Affiliates operate.

(n)Other Provisions. The Award Agreements authorized under the Plan may contain such other provisions not inconsistent with the Plan, including, without limitation, restrictions on the exercise of the Awards, as the Administrator may consider advisable.

(o)Cancellation and Rescission of Awards for Detrimental Activity.
(i)On exercise, payment or delivery under an Award, the Administrator will require a Participant to certify in a manner acceptable to the Company that the Participant has not engaged in any Detrimental Activity.

(ii)Unless the Award Agreement specifies otherwise, the Administrator will cancel, rescind, suspend, withhold or otherwise limit or restrict any unexpired, unpaid or deferred Awards at any time if the Participant engages in any Detrimental Activity.

(iii)If a Participant engages in Detrimental Activity after any exercise, payment or delivery under an Award, during any period for which any restrictive covenant prohibiting the activity is applicable to the Participant, that exercise, payment or delivery will be rescinded within one year thereafter. In the event of any such rescission, the Participant will be required to pay to the Company the amount of any gain realized or payment received as a result of the exercise, payment or delivery, in such manner and on such terms and conditions as may be required by the Company. The Company will be entitled to set-off against the amount of that gain any amount owed to the Participant by the Company.

(p)Unfunded Plan. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any cash payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award gives any such Participant any rights that are greater than those of a general creditor of the Company.

17.Market Standoff. Each Award Agreement will provide that, in connection with any underwritten public offering by the Company of its equity securities, the Participant agrees not to sell, make any short sale of, loan, hypothecate, pledge, grant any option for the repurchase of, transfer the economic consequences of ownership or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to any Shares without the prior written consent of the Company or its underwriters, for the period from and after the effective date of the registration statement as may be requested by the Company or the underwriters (the “Market Standoff”). In order to enforce the Market Standoff, the Company may impose stop-transfer instructions with respect to the Shares acquired under the Plan until the end of the applicable standoff period. If there is any change in the number of outstanding Shares by reason of a stock split, reverse stock split, stock dividend, recapitalization, combination, reclassification, dissolution or liquidation of the Company, any corporate separation or division (including, but not limited to, a split-up, a split-off or a spin-off), a merger or consolidation; a reverse merger or similar transaction, then any new, substituted or additional securities that are by reason of the transaction distributed with respect to any Shares subject to the Market Standoff or into which the Shares thereby become convertible, will immediately be subject to the Market Standoff.

18.	Effective Date and Term of Plan.

(a)Effective Date. The Plan is effective as of the Effective Date, subject to the approval of the Plan by the shareholders of the Company, which approval must be within 12 months before or after the date the Plan is adopted by the Board.

(b)Plan Termination or Suspension. Unless otherwise terminated as provided herein, the Plan will continue in effect until, and automatically terminate on, the day before the 10th anniversary of the Effective Date or, if the shareholders approve an amendment to the Plan that increases the number of Shares available under the Plan, the day before the 10th anniversary of the date of such shareholder approval. No Award may be granted under the Plan after that date, but Awards theretofore granted may extend beyond that date and will continue to be governed by the terms and conditions of the Plan. The Board may suspend or terminate the Plan at any earlier date under Section 15. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

19.Choice of Law. The laws of the State of Texas will govern all questions concerning the construction, validity and interpretation of the Plan, without regard to that state’s conflict of law rules.

20.Limitation on Liability. The Company and any Affiliate that is in existence or that hereafter comes into existence will have no liability to any Participant or to any other Person as to (a) the non-issuance or sale of Shares due to the Company’s inability to obtain from any regulatory body having jurisdiction the authority considered by the Company’s counsel necessary for the lawful issuance and sale of any Shares hereunder; (b) any tax consequences expected, but not realized, by a Participant or any other Person due to the receipt, exercise or settlement of any Award granted hereunder; or (c) the failure of any Award that is determined to be “nonqualified deferred compensation” to comply with Section 409A of the Code and the regulations thereunder.

21.Execution. To record the adoption of the Plan by the Board, the Company has caused its authorized officer to execute the Plan as of the date specified below.

Signature page follows

IN WITNESS WHEREOF, on authorization of the Board, the undersigned has executed the Mannatech, Incorporated 2017 Stock Incentive Plan, on _____________, 2017.
MANNATECH, INCORPORATED

By:
[Name and Title]

Mannatech

600 S. ROYAL LANE
SUITE 200
COPPELL, TX 75019

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01 Robert A. Toth   02 Linda K. Ferrell, Ph.D

The Board of Directors recommends you vote FOR proposals 2., 3. and 4..

	For	Against	Abstain
2. To ratify the appointment of BDO USA, LLP as our independent registered public accounting firm, for the year ending December 31, 2017.	☐	☐	☐
3. To approve on an advisory basis executive compensation ("Say-on-Pay").	☐	☐	☐
4. To approve our 2017 Stock Incentive Plan.	☐	☐	☐

NOTE: The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned Shareholder(s). If no direction is made, this proxy will be voted FOR proposals 1, 2, 3 and 4. If any other matters properly come before the meeting, or if cumulative voting is required, the person named in this proxy will vote in his discretion.

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]   Date

Signature (Joint Owners)   Date

0000329155_1 R1.0.1.15

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement, Annual Report is/are available at www.proxyvote.com

MANNATECH, INCORPORATED

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF SHAREHOLDERS

June 8, 2017

The shareholder(s) hereby appoint(s) Gerald E. Gilbert as proxy, with the power to appoint his substitute, and hereby authorize(s) him to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Mannatech, Incorporated that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 a.m., Central Daylight Time, on Thursday, June 8, 2017, at the Grapevine Convention Center, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2, 3 AND 4.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

(Continued and to be signed on reverse side)

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